CONFIDENTIAL TREATMENT REQUESTED. Portions of this document have been redacted and have been separately filed with the Commission. The redacted portions are marked with “[* * *]” in this document.

PREPAID CARD MARKETING AND TECHNOLOGY DEVELOPMENT AGREEMENT

This Prepaid Card Marketing and Technology Development Agreement (this “Agreement”) is dated as of July 11, 2016 (“Effective Date”), and is by and between Central Bank of Kansas City, a Missouri-chartered bank (“CBKC”), and Cachet Financial Solutions, Incorporated, a Minnesota corporation (“Marketer”). CBKC and Marketer are each individually a “Party” and collectively are the “Parties.”

RECITALS

(a) The Parties entered into a Service Provider Agreement on September 24, 2015, and intend for this Agreement to replace and supersede the Service Provider Agreement in its entirety as of the Effective Date.

(b) CBKC is a member of certain Networks (as defined below) and is in the business, among other things, of issuing Cards (as defined below). CBKC desires to retain Marketer, and Marketer desires, to provide certain marketing, sales, technology development and other services described in this Agreement to CBKC.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION I. DEFINITIONS

Section 1.1. Definitions.

In addition to capitalized terms defined elsewhere in this Agreement, except as otherwise specifically indicated, the following capitalized terms used in this Agreement shall have the meanings set forth as follows and are equally applicable to both the singular and plural forms of the terms defined:

“ACH” means the Automated Clearing House (ACH) network for the electronic funds transfer system governed by the NACHA operating rules.

“Active Card” shall mean, as determined at any particular time, a Card that that has been utilized for a Permissible Transaction by the Cardholder during the current and prior statement cycles or prior sixty (60) calendar days, whichever is longer.

“Affiliate” means, with respect to any Party, a Person Controlling, Controlled by or under common Control with such Party.

“Applicable Law” means, collectively, all federal, state or other governmental statutes, codes, ordinances, laws, regulations, rules, guidance, written directives, orders and decrees applicable to the Cards, any Program, a Party, Processor, Network, or a Mission Critical Third Party.

“Application Processing Services” means those Persons and systems utilized to obtain, retain, validate, and transmit Cardholder Data submitted by prospective Cardholders in order to consider the Cardholder for a Card, return a decision with respect to an application for a Card, create the Card Account at the Processor, and trigger the delivery of the Card, as further described in Section 3.5.

“Ancillary Products” shall mean products and services marketed or otherwise made available to Cardholders in connection with, as a condition of, or as a result of their Card relationship that, as determined by CBKC,: (i) are marketed or otherwise constitute a reward, bonus, discount, or insurance; (ii) involve any type of credit product or overdraft protection; (iii) involve assessment of a fee or cost to the Cardholder other than a Card Fee; or (iii) are not essential to the Program or otherwise required for the Card to conform to the Cardholder Agreement or the Program Schedule. Without limiting the foregoing, Ancillary Products do not include membership or affiliation in any organization or group for whom the Program is designed.

“Bank Processing Agreement” means the agreement between CBKC and Processor setting forth CBKC’s rights, obligations, and authority with respect to the Transaction Processing Services.

“BIN” means “Bank Identification Number” and refers to the portion of each PAN assigned by the applicable Network that identifies the Program and CBKC as the issuer.

“BSA” means, collectively, the Bank Secrecy Act of 1970, as amended from time to time, and any other Applicable Law relating to anti-money laundering.

“Business Day” means a day on which CBKC’s main office is open to the public for carrying on substantially all of its business functions but shall not include Saturdays, Sundays or legal holidays observed by CBKC.

“Card” means a prepaid or stored value card, virtual card, account access device or number containing a PAN issued by CBKC pursuant to this Agreement, used for the purchase of goods and services by accessing the available balance in a Card Account through a Network.

“Card Account” means the account associated with a Card owned and issued by CBKC and includes the record of debits and credits with respect to Transactions.

“Card Fees” mean all fees owed by Cardholder and debited against the balance of a Card, including as applicable, dormancy fees and fees for replacing a lost, stolen or damaged Card, as approved by CBKC in accordance with Section 2.4 and set forth in the Card Fee Schedule for each Program.

“Card Fee Schedule” means any written or electronic document setting forth or itemizing any Card Fees applicable to a Program.

“Card Limits” means those Program Parameters involving any and all restrictions, rules, or limits established by CBKC relating to the number or dollar amount of types, amounts, frequency, and location of Transactions or such other restrictions, rules, or limits established for a Program in order to comply with CBKC’s obligations under the Rules or Applicable Law or to mitigate risk.

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“Card Packet” means the Card and all CBKC-required or approved Program Materials enclosed with, accompanying, or attached to the Card.

“Cardholder” means each Person issued or authorized to use a Card or have access to a Card Account.

“Cardholder Agreement” means the agreement between CBKC and a Cardholder governing the terms and use of a Card, including the Card Fee Schedule.

“Cardholder Complaint” means any written or verbal notification received by CBKC, Marketer or a Mission Critical Third Party from or on behalf of a Cardholder expressing concerns, dissatisfaction, alleged violations of Applicable Law relating to any Program, Card Account or Card, or the use thereof, but does not include a Cardholder Dispute.

“Cardholder Data” means any data or information of any Cardholder or prospective Cardholder that is provided to or obtained by any Party in connection with a Program pursuant to the performance of its obligations under this Agreement or otherwise, including but not limited to, all lists of Cardholders, former Cardholders, and all information relating to and identified with such Cardholders, including, but not limited to Transaction and Card Account balance data, and “non–public personal information” as defined by GLBA and its implementing regulations, as amended, including but not limited to postal and e–mail addresses and associated data (including any personally identifiable information, personal account information, financial information, account numbers, personal identification numbers and other related information, social security numbers, or other non–public business or personal or financial information) provided by the Cardholders to any Party, including “tax return information” as defined by Section 7216 of the Code and its implementing regulations.

“Cardholder Dispute” means any notice from a Cardholder regarding an unauthorized transfer involving a Card or Card Account, including but not limited to those subject to the Electronic Funds Transfer Act and Regulation E.

“CBKC Net Revenue Share” has the meaning defined in Section 9.1.

“CBKC Policy Documents” mean, with respect to any Program, CBKC’s policies, procedures and guidelines designed to ensure compliance with Applicable Law, as provided to Marketer from time to time (including, but not limited to, the CBKC Prepaid Policy, Compliance Policy, Third Party Risk Management Policy, BSA/AML Policy, and Marketing Policy).

“CBKC Program Disclosures” mean the Cardholder Agreement, Card Fee Schedule, CBKC’s Privacy Policy, and any other disclosures CBKC is required by Applicable Law to disclose to Cardholders in connection with the Program(s).

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“Change in Control” of a person shall be deemed to occur if: (1) any “person” (as such term is defined in Section 3.9 and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such person representing 51% or more of the combined voting power of such person’s then outstanding securities (“Voting Securities”), except that this subsection (1) shall not apply to an acquisition of such Voting Securities by (a) such person or any of its subsidiaries, (b) a trustee or any fiduciary holding securities under an employee benefit plan of such person or any of its subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation or entity owned, directly or indirectly, by stockholders of such person in substantially the same proportions as their ownership of such person; or (2) during any period of not more than two years, individuals who constitute the Board of Directors of such person as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with such person to effect a transaction described in clause (1) or (3) of this sentence) whose election by the Board or nomination for election by such person’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose elections or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (3) the shareholders of such person approve a merger, consolidation or share exchange of or by such person with any other corporation or entity, other than a merger, consolidation or share exchange which would result in the Voting Securities of such person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of such person or such surviving entity outstanding immediately after such merger, consolidation or share exchange, or (4) the shareholders of such person approve a plan of complete liquidation of such person or any agreement for the sale or disposition by such person of all or substantially all of such person’s assets.

“CIP” means the customer identification program developed by CBKC, as amended from time to time, pursuant to which the identities of applicants for a Card are verified.

“Claim” means any and all threats, actions, demands, investigations, proceedings, claims, counterclaims, defenses, or allegations (whether formal or informal, individual or in a representative capacity) made by or on behalf of any Person, including the other Party, any consumer, Cardholder, Regulatory Authority, Network and any attorney general, district attorney or other law enforcement authority, that would not have arisen but for the Program. The term includes disputes based upon contract, tort, consumer rights, fraud and other intentional torts, constitution, statute, regulation, ordinance, common law and equity (including any claim for injunctive or declaratory relief) and includes disputes based on alleged violations of any Applicable Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compliance Training” means the compliance training required of Marketer and its employees and Marketer’s Distributors, Mission Critical Third Parties and their employees by CBKC from time to time regarding BSA, data security, identity theft prevention, suspicious activity monitoring, and such other functions related to the Programs as CBKC may require from time to time as communicated by CBKC to Marketer.

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“Confidential Information” means all internal business practices, software, information contained on networks, LANs, computers or other magnetic or optical media, devices, concepts, prototypes, inventions (some of which may be patentable), patent applications, designs, know-how, plans for development of new technology, procedures, informational plans, strategies, business and financial records, including but not limited to information concerning providers, reimbursements, rates, products, pricing, the identity of a Party’s clients, any and all data identifying a Party’s clients either individually or as a group, including but not limited to, a Party’s methods of doing business, and financial information regarding a Party’s client contracts, both detailed information and the basic nature of the information, and contracts or business methods, in any form whatsoever, and that is marked “confidential,” or, whether or not marked, that a reasonable person would understand to be confidential given the circumstances of the disclosure. For avoidance of doubt, the Parties acknowledge and agree that Cardholder Data is the Confidential Information of CBKC.

“Control” means owning, directly or indirectly, 51% or more of the combined Voting Securities of such entity or having the power to direct the decisions of such entity.

“Customer Service” means staff or technology available to Cardholders in order to ask questions about their Card or the Program, review Transactions, submit a Cardholder Complaint or Cardholder Dispute, close a Card Account, or perform certain Transactions authorized by the Bank pursuant to this Agreement.

“Disclosing Party” means a Party disclosing its Confidential Information to the other Party.

“Distribution Agreement” means the written agreement among Marketer, CBKC and a Distributor setting forth the terms required pursuant to this Agreement, a template of which is attached hereto as Exhibit F.

“Distributor” means any Person that has executed a Distribution Agreement to market, facilitate applications for, or distribute Cards under a Program. Each Distributor is a Mission Critical Third Party.

“Distributor Portal” shall have the meaning as set forth in Exhibit F.

“Float” means amounts owed to CBKC by Load Networks and any Distributors for settlement of Loads taken from Cardholders when the Card Account is credited prior to good funds received by CBKC.

“GLBA” means Title V of the Gramm-Leach Bliley Act, P.L.106-102, its implementing regulations and the standards for safeguarding customer information promulgated by a Regulatory Authority having jurisdiction over a Party or a Program.

“Grantor” shall have the meaning as set forth in Section 5.7.

“Government Screening List” means, collectively, the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons, any lists received by Bank from FinCEN pursuant to Section 314(a) of the USA PATRIOT Act, and any other lists or databases Bank is required to screen against under Applicable Law as a condition of opening or maintaining a Card Account.

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“Graphic Standards” means all standards, policies, and other requirements adopted by the Network, Marketer, and CBKC from time to time with respect to use of their respective Marks.

“Incident” means any violation of Applicable Law, including fraud or attempted fraud, unauthorized access to or attempted unauthorized access to CBKC’s unencrypted Confidential Information or unencrypted Cardholder Data maintained by Marketer, Processor or any other Mission Critical Third Party, including but not limited to circumstances described in Section 3.18, error or disruption in the provision of Application Processing Services, or failure to meet any SLA in this Agreement. An Incident will not include the unauthorized disclosure of encrypted CBKC Confidential Information or Cardholder Data so long as such encryption is based on the then current Advanced Encryption Standard (AES) and the key or credentials to encrypt such Confidential Information or Cardholder Data was not otherwise compromised.

“Interchange” means revenue received from Networks associated with use of the Card for Transactions.

“Intellectual Property” means all inventions, trade secrets, processes, business models, methods of doing business, know-how, works of authorship, copy, artwork, designs, software, code, and other material, and all patents, Marks, copyrights, trade secrets, moral rights, and other intellectual property and proprietary rights therein owned or otherwise controlled by a Party.

“Load” or “Loading” means any crediting of the Card Account in any manner approved as a Permissible Transaction by CBKC that has or would have the effect of increasing the available Card Account balance.

“Losses” means any and all actual losses, assessments, damages, indemnities, liabilities, obligations, deficiencies, adjustments, judgments, settlements, dispositions, awards, offsets, penalties, fines and interest, and reasonable attorneys’, accountants’ and experts’ fees and expenses, including any such fees and expenses incurred in any investigations, proceedings, counterclaims, defenses or appeals that could reasonably result in incurring or avoiding any Losses.

“Marketer Net Revenue Share” has the meaning defined in Section 9.1

“Marketing Campaigns” means all marketing means, methods, tactics, and processes intended to generate interest in the Cards by targeting consumers using specific advertising mediums, such as Internet marketing, lead generation, search engine optimization, blogging, tweeting, e-mailing, texting, direct mail marketing, telemarketing, cross-selling, radio or television commercial airtime, print advertising, billboard advertising, or other recognized methods of selling goods or services or acquiring sales leads.

“Marketer Expense Reimbursements” means the expenses and assessments owed by Marketer to CBKC as listed in Exhibit E, and excluding, for purposes of clarity, any operational costs not listed in Exhibit E.

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“Marketing Materials” means all written promotional materials, documentation, and announcements (other than CBKC Program Disclosures or the Cards) that relate to the Programs or the Cards, whether created by Marketer, a Mission Critical Third Party or another third party, including but not limited to, email solicitation messages, published advertising (such as newspaper and magazine advertisements), Internet media, Card art, Card displays, social media posts, blogs, tweets, texts, banner ads, telemarketing scripts, television or radio advertisements, brochures, postcards, signage, disclosures, frequently asked questions, interview or public speaking scripts and talking points, sales materials, and press releases intended for public dissemination or to promote, advertise and/or market the Programs and all features or products offered in connection with the Programs.

“Marks” means the names, symbols, trade names, trademarks, trade dress, service marks and logos of a Person.

“Mission Critical Third Party” means any third party that Marketer engages to perform any of the functions or responsibilities of Marketer under this Agreement that is listed on Exhibit A, which such list may be amended from time to time by CBKC in its sole discretion by providing written notice to Marketer.

“Mobile Application” shall have the meaning as set forth in Exhibit F.

“NACHA” means the National Automated Clearinghouse Association.

“Net Revenue” means the Program Revenue less Program Costs as calculated pursuant to Section IX.

“Network” means any of the payment or Load networks requiring membership by CBKC and used by the Parties from time to time in accordance with this Agreement to transmit and settle Permissible Transactions, and which may include MasterCard, Visa, Discover, American Express, NYCE, STAR, PULSE, the ACH Network governed by NACHA, as well as the GreenDot, Western Union, and Ingo Money Load networks.

“PAN” means, with respect to any Card, the 16-digit number associated with or embossed or printed on the face of the Card that includes the BIN.

“Permissible Transaction” means a type of Transaction approved by CBKC to be enabled for a Program, but does not include any Prohibited Transaction.

“Person” means any natural or legal person, including any individual, corporation, partnership, limited liability company, trust or unincorporated association or other entity.

“Principal” of a Party means any officer, director, manager, general partner or any Person in any similar capacity of such Party or any owner, directly or indirectly, of more than twenty-five percent (25%) of the equity interests of such Party.

“Privacy Policy” means the privacy policy disclosure statements CBKC is required to provide to customers by Applicable Law in connection with the use of any Cardholder Data by CBKC or Marketer, any of CBKC’s or Marketer’s Affiliates or any third party engaged by Marketer or CBKC.

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“Processor” means the Person(s) approved by CBKC to provide Transaction Processing Services.

“Program” means a system of services approved by CBKC under which a Cardholder may obtain a Card designated Distributors and utilize the Card to conduct Transactions pursuant to the Cardholder Agreement. The Parties acknowledge that multiple Programs may exist under this Agreement based on meaningful differences, including but not limited to, Card terms and functionality, limitations, distribution locations, and Cardholder characteristics.

“Program Costs” means the costs listed in Exhibit E or identified as such in this Agreement.

“Program Designs” means the mutually agreed upon economic structure of the individual Programs established with Distributors as more fully described in Exhibit E.

“Program Materials” means all written and electronic materials relating to each Program, including the Program Schedule, CBKC Program Disclosures, Card Packets, all written or electronic communications to Cardholders or Card applicants, other documents containing legal or regulatory disclosures in relation to any Program, IVR and Customer Service scripts, website and mobile application screenshots detailing Transactions, policies, procedures, and user/training manuals for the operation of any Program and all features or products offered in connection with any Program and the Cards, in each case, other than Marketing Materials.

“Program Parameters” means the rules, parameters, limitations, and design specifications that impact the functionality of the Program’s Cards, designation of Prohibited Transactions, and the Card Account’s conformance to the Cardholder Agreement and Applicable Law, including but not limited to the Card Limits and those parameters identified in the Program Schedule for each Program.

“Program Revenue Account” means separate accounts established and maintained for each Party at CBKC for the purpose of receiving the Program Revenue collected by a respective Party.

“Program Revenue” means Card Fees, Interchange, and revenues actually collected by CBKC, Marketer or the Processor from Cards and any other products, features, or Ancillary Products associated with Cards or the Program, together with all fees paid by Distributors to CBKC or Marketer pursuant to the Distributor Agreements, all of which shall be deposited directly by the source into the Program Revenue Account.

“Program Schedule” means the written description of the parameters and features of each Program utilizing the template form attached hereto as Exhibit B.

“Prohibited Transaction” means any Transaction that is not a Permissible Transaction as determined by CBKC pursuant to Section 4.7.

“Receiving Party” means a Party receiving Confidential Information from the other Party.

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“Regulatory Authority” means, a governmental authority or other regulatory authority having authority to regulate and/or oversee any of the business practices of CBKC, Marketer, Processor or a Mission Critical Third Party, including, as applicable, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), the Consumer Financial Protection Bureau, the Federal Trade Commission (to the extent applicable to a Party), the Financial Crimes Enforcement Network of the United States Treasury Department (“FinCEN”), any state agency or department, or any successor bodies that regulate financial institutions and financial service organizations.

“Rules” means the by-laws and operating rules of any Network as in effect on the date hereof and as the Network may amend from time to time.

“Settle” and “Settlement” mean the movement and reconciliation of funds between CBKC, Distributors, Processor, other financial institutions and the Networks, in accordance with the Rules and to settle Transactions, balance the accounts established by CBKC for the Programs, and pay or receive fees.

“Settlement Failure” means the failure of a Network, Distributor, Processor or other Mission Critical Third Party to Settle for Transactions or any other failure of funds to be successfully credited or debited from the appropriate accounts described in Section 8.

“Term” shall mean collectively the Initial Term and any Renewal Term(s) and any wind-down period pursuant to Section XI.

“Transaction” means each debit or credit authorized under a Program and affecting the Card balance, which may be initiated using, or associated with, a Card, PAN, or CBKC’s routing number and the account number assigned to each Cardholder, issued pursuant to a Program, which may include, but not limited to, a purchase, a credit for a previous purchase, cash withdrawal, bill payment, transfer of funds to any other Person, transfer of funds to an account held by a financial institutions other than CBKC, and a Load based upon the functionality and capability approved by CBKC for a Program.

“Transaction Processing Services” means the services that are necessary to create, issue, and Load Cards, assess and collect Card Fees, post debits and credits to Card balances and maintain records of account balances, authorize and facilitate the Settlement of Transactions, provide Customer Service support to Cardholders, monitor Card activity, and escheat abandoned Card balances to the applicable state Regulatory Authorities. For avoidance of doubt, Transaction Processing Services shall not include the Application Processing Services and other services to be performed by Marketer hereunder.

“Upfront Costs” means the costs itemized in Exhibit E that will be incurred to launch the Programs.

“Vendor” means any Person other than a Mission Critical Third Party contracted with, engaged by, or otherwise performing work for Marketer in support of any Program.

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SECTION II. PRODUCT OFFERINGS; LAUNCH

Section 2.1. Programs, Generally.

This Agreement sets forth the terms and conditions governing the establishment and operation of Programs and the services to be provided by the Parties and certain Mission Critical Third Parties and Vendors in support of such Programs.

Section 2.2. Responsibilities of Parties, Generally.

(a) CBKC shall establish the Program(s) contemplated hereunder and shall retain full oversight and control of the Program(s) throughout the Term. It is expressly understood that CBKC’s approval, oversight and control of the Program(s) shall be for CBKC’s independent compliance purposes, and shall not constitute an approval or certification to Marketer for purposes of Marketer’s independent compliance obligations under this Agreement or pursuant to Applicable Law.

(b) As between the Parties, Marketer shall maintain and utilize its proprietary Distributor Portal and Mobile Application as further described in Exhibit F attached hereto, to market and sell the Program to third parties desiring to offer the Program as a Distributor, and provide certain other services in support of the Program as described herein on behalf of CBKC.

(c) Marketer may request new Programs or the distribution of Cards through new Distributors from CBKC pursuant to the terms of this Agreement, CBKC Policy Documents and any other processes and procedures provided by CBKC to Marketer. The decision to approve or deny any new Programs or Distributors shall be at CBKC’s reasonable discretion.

(d) CBKC will maintain membership in good standing with Networks approved for each Program and, where necessary, establish and maintain BINs for the Program(s) in order to facilitate the issuance of Cards and Transactions.

(e) If required by any Network or Applicable Law, CBKC will use commercially reasonable efforts to obtain any and all approvals or consents from any Network or Regulatory Authority which may be necessary to issue the Cards under each Program.

(f) CBKC will provide Marketer with any notifications from a Network or any changes in Rules to the extent such notifications or changes are not published for viewing by the general public and will have a material impact on the Program(s).

(g) CBKC will work closely with Marketer to develop and enhance the Programs to meet each Party’s strategic objectives and goals, including by reviewing, assessing and approving in its commercially reasonable discretion, any modifications proposed by Marketer.

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(h) CBKC will provide Marketer with secure access to CBKC’s online banking services so Marketer may view and download daily deposit account statements for those accounts owned by Marketer. CBKC shall also provide Marketer online view-only access to view transaction activity in connection with the Program accounts described in Section VIII.

(i) Marketer may market Cards through qualified and CBKC-approved Distributors and may engage the services of other qualified and CBKC-approved Mission Critical Third Parties and Vendors to assist Marketer in performing its obligations hereunder in accordance with the terms of this Agreement. CBKC acknowledges that the Mission Critical Third Parties and Vendors listed in Exhibit A attached hereto have been reviewed and approved by CBKC as of the Effective Date of this Agreement.

(j) Marketer acknowledges that:

(i)	CBKC shall retain sole decisional authority and control over the Programs and Cards in all material respects, and that Marketer shall not modify any aspect of any Program, Program Materials, Marketing Materials, Marketing Campaigns, without the prior written approval of CBKC, which such approval will not be unreasonably withheld or delayed.

(ii)	Marketer shall be responsible for ensuring that (a) all Program Materials, Marketing Materials, and Marketing Campaigns proposed or developed by or on behalf of Marketer comply with all Rules, CBKC Policy Documents and Applicable Law and (b) the services provided by Marketer and any of Marketer’s Distributors, Mission Critical Third Parties or Vendors in connection with the Program(s) comply with all CBKC-approved Program Schedules, Program Materials, Program Parameters, Rules, CBKC Policy Documents, and Applicable Law. The final determination of the application of each shall be the exclusive right of CBKC in its reasonable discretion.

(iii)	Distributors, other Mission Critical Third Parties and Vendors of Marketer must adhere to all Rules, CBKC Policy Documents, Applicable Law and the terms of this Agreement, as applicable, the responsibility and liability of which shall be borne by Marketer.

(iv)	CBKC shall have access to all information, documents, materials, Mission Critical Third Parties, Vendors and Marketer employees it requests with regard to any activity contemplated by this Agreement or material to the safe, sound, and compliant operation of the Program(s).

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Section 2.3. Ownership of Cards and Program Materials.

Except as otherwise expressly provided under this Agreement, the Cards, the Cardholder relationship, Cardholder Data, the Programs, and the Program Materials, shall be the exclusive property of and owned by CBKC, unless otherwise transferred to a Successor Bank upon termination of the Agreement or the applicable Program pursuant to Section XI.

Section 2.4. Program Pricing and Terms.

The terms, eligibility criteria, and fees applicable to the Programs and the Cards, including Card Fees and Program Parameters, shall be established by CBKC in its commercially reasonable discretion and set forth in a Program Schedule for each Program. Marketer and Distributors are prohibited from modifying any Card Fee or adding additional Card Fees not expressly approved by CBKC in writing and set forth in the Card Fee Schedule.

SECTION III. APPROVAL OF PROGRAMS; DUTIES OF MARKETER

Section 3.1. Consideration of New Programs and New Distributors.

(a) Marketer shall be responsible for actively seeking out new opportunities to market and distribute Cards, including new Distributors, and will devote sufficient sales and support resources throughout the Term to expand the Program(s). Marketer shall require each potential new Distributor to complete any due diligence application provided by CBKC and will present each opportunity to CBKC for consideration. CBKC may, in its reasonable discretion, opt to approve, decline or modify such proposal without limitation. Marketer shall provide to CBKC quarterly a reasonable, good faith forecast for the following two years of Marketer’s total projected sales of Cards and Load volumes and shall include in such forecast forecasted additions of new Distributors for the Program(s).

(b) In addition to the requirements set forth elsewhere in this Agreement, including, but not limited to, Section 6, Marketer shall cause all new Distributors approved by CBKC to enter into a Distribution Agreement developed by CBKC as a condition of participation in the Program. Marketer may negotiate the pricing structure with each new Distributor subject to the pricing parameters for each Program Design as described in Exhibit E attached hereto. Any compensation arrangements or incentives negotiated with a Distributor that exceed the pricing parameters described in Exhibit D shall be paid by Marketer at its sole cost and expense unless otherwise approved in writing by CBKC (“Marketer Incentives”). CBKC shall have final approval of the Distributor Agreement terms negotiated with each new Distributor, such approval not to be unreasonably withheld or delayed. Marketer acknowledges and agrees that any new Distributor that becomes a party to a Distributor Agreement with CBKC and Marketer does and shall have a direct business relationship with CBKC, which may be continued, amended, assigned or terminated by CBKC pursuant to the terms of such Distributor Agreement; provided, that, CBKC shall only terminate a relationship with a Distributor (a) if Marketer is in material breach of this Agreement, (b) if termination is required by Applicable Law or a Regulatory Authority, or (c) if CBKC determines, in CBKC’s commercially reasonable discretion, that a Distributor represents an undue financial, reputational, operational, strategic or regulatory risk to CBKC. The Parties acknowledge and agree that the terms of the Distributor Agreement shall provide that the Distributor Agreement shall automatically terminate upon expiration or termination of this Agreement. In no event shall either Party require a Distributor to continue its relationship with such Party following the termination of the Distributor Agreement and the expiration of any applicable wind-down period described in the Distributor Agreement. The Parties agree that each Distributor should be able to make its own election as to whether to continue doing business with such Party following termination of this Agreement or the Distributor Agreement.

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(c) Marketer will provide regular sales pipeline reports to CBKC detailing leads and discussions underway for potential new Distributers. At a minimum, such pipeline reports will include the leads referenced in any public statements made by Marketer that are governed by SEC rules. Marketer will further provide to CBKC copies of all materials provided as part of its sales, publicity, or investor communications pursuant to SEC rules to the extent such materials relate directly or indirectly to the Program or identify CBKC as the Card issuer and Marketer as a sales agent for CBKC. Marketer and CBKC will collaborate in good faith to establish the sales strategy and processes that will be utilized to market the Program(s) to and close sales with prospective Distributors.

(d) CBKC may, in its sole discretion, utilize Marketer to propose concepts for new Programs. Each Program proposed by Marketer shall be reviewed and assessed by CBKC, and shall be approved or declined in CBKC’s sole discretion. Each Program offered pursuant to this Agreement shall be documented by a Program Schedule, substantially similar to that found in Exhibit B, which upon execution by the Parties, shall be incorporated as an addendum to this Agreement.

(e) Approval for Marketer to market new Programs or use new Distributors shall never be implied or assumed by Marketer and will be communicated in writing by CBKC and may include certain conditions and limitations to be reasonably determined by CBKC. In no event shall CBKC’s failure to act or respond to any request by Marketer for any new Program or modification to an existing Program, Program Materials, Marketing Materials, Marketing Campaigns, or Distributor relationship be deemed an approval of such request by CBKC. CBKC may assess certain fees associated with a request for a new Program or new Distributor, with such fees to be negotiated between the Parties and agreed to in writing prior to commencement of CBKC’s review.

Section 3.2. Marketing of Programs by Marketer; Marketing Materials.

(a) Marketer at its sole cost and expense shall be responsible for the promotion and marketing of Programs to existing and prospective Distributors and existing and prospective Cardholders, either directly or through a CBKC-approved Distributor, in accordance with Applicable Law, the Rules and the CBKC Policy Documents. All Marketing Materials and Marketing Campaigns, and use of any Marks related thereto, are subject to prior approval by CBKC and Network prior to use. As between the Parties, CBKC’s review and approval of any Marketing Materials or Marketing Campaigns shall not constitute a certification or assumption of liability that such Marketing Materials or Marketing Campaigns comply with Applicable Law.

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(b) Marketer acknowledges that in addition to its obligation to market the Program and Cards in accordance with the Rules and Applicable Law, it has also received CBKC’s Marketing Policy and agrees that all marketing activities will also be conducted in accordance with the Marketing Policy, which may be updated from time to time by CBKC and provided to Marketer

(c) Marketer may develop concepts, ideas and suggestions for proposed Marketing Materials and Marketing Campaigns to present to CBKC for approval. Marketer shall propose Marketing Materials and Marketing Campaigns to CBKC for review and approval or disapproval by CBKC in accordance with this subsection prior to distribution, broadcast or other use of such Marketing Materials or Marketing Campaigns. As between the Parties, Marketer shall ensure the accuracy of all such proposed Marketing Materials and Marketing Campaigns and compliance with Graphic Standards. CBKC shall use commercially reasonable efforts to provide feedback on the Marketing Materials or Marketing Campaigns to Marketer within fourteen (14) Business Days of CBKC’s receipt of such Marketing Materials or Marketing Campaigns and to promptly obtain the Network’s approval of the Marketing Materials or Marketing Campaigns if required by the Rules, and CBKC’s approval or disapproval shall not be unreasonably withheld or delayed. Except as mutually agreed upon by the Parties as part of the wind-down plan, upon the expiration or termination of this Agreement, Marketer shall discontinue, and shall cause its Mission Critical Third Parties to discontinue, marketing the Programs.

(d) Marketer shall not market or attempt to sell any Ancillary Products to Cardholders or prospective Cardholders without CBKC’s prior written approval, such approval not to be unreasonably withheld or delayed.

Section 3.3. Cards, Cardholder Agreements and Program Materials.

(a) As between the Parties, Marketer shall be responsible for administering a system for appropriately tracking and replenishing the inventory of unsold Card Packets at Distributor locations (to the extent such Distributor is authorized by CBKC under the Distributor to maintain Card Packets). Marketer’s inventory management system will ensure: (a) an accurate inventory allocation for each location where a Distributor distributes Cards, (b) a Distributor sign-off process to require Distributors to agree in writing that all Card Packets received are in satisfactory condition and are all accounted for, (c) the timely the manufacture and ship dates for the Card Packets. The costs associated with manufacturing Cards and assembling and delivery Card Packets to Distributor locations shall be considered a Program Cost.

(b) The design of each Card and the Card Packet shall be determined by CBKC in its reasonable discretion after providing Marketer a reasonable opportunity to provide comments and suggestions with respect to the Card design and Card Packet. Marketer may from time to time propose additional Program Materials (other than CBKC Program Disclosures) for use in connection with the Program, subject to the prior written approval of CBKC, not to be unreasonably withheld or delayed. Marketer acknowledges and agrees that CBKC shall (i) be the contracting party under all Cardholder Agreements, (ii) enter into a Cardholder Agreement with each Cardholder, and (iii) be identified as the issuer of the Card in each Cardholder Agreement and all Program Materials, using such names or Marks as may be required by CBKC or Applicable Law. The relationship with each Cardholder shall be exclusively owned by CBKC.

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(c) Marketer acknowledges that the Cards are the property of CBKC, shall be subject to cancellation at any time by CBKC, in accordance with this Agreement, the Cardholder Agreement or as required by the Rules or Applicable Law, or, on a case-by-case basis, where CBKC believes a Cardholder is using the Card or Card Account to conduct any Prohibited Transaction or is otherwise violating the terms of the Cardholder Agreement or Applicable Law.

(d) Marketer acknowledges receipt and agrees to adhere to the provisions of the CBKC Policy Documents, including but not limited to CBKC’s Prepaid Card Marketing and Card Fulfillment Policy and Guidelines, Third Party Risk Management Program Policy, Prepaid Card Compliance Guidelines and Program Manual, and the Prepaid Card Program Policy, as applicable to the performance of Marketer’s obligations under this Agreement.

(e) Marketer shall be responsible, shall indemnify, subject to the provisions of SECTION XIV below, CBKC for any Losses incurred by CBKC or Claims brought against CBKC due to the manner in which Cards are sold, distributed and marketed and the delivery channels utilized by Marketer or any Distributor with respect to the Cards. Marketer warrants that the manner in which Cards are sold, distributed, or marketed and the delivery channels utilized by Marketer or any Distributor with respect to the Cards will comply with Applicable Laws and conform to the Program Materials.

Section 3.4. Modifications to Existing Programs, Existing Marketing Materials, and Existing Program Materials.

(a) Modifications Proposed by Marketer. Marketer may suggest modifications to a Program, Program Schedule, Program Materials, Marketing Materials or Marketing Campaigns, subject to the prior review and approval by CBKC. CBKC shall be under no obligation to agree to any modifications proposed by Marketer, other than such proposed modifications that are required to maintain compliance with Applicable Law and the Rules as determined by CBKC. Marketer shall be responsible for all costs associated with any such modifications proposed by Marketer and approved by CBKC.

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(b) Modifications by CBKC. CBKC may, in its commercially reasonable discretion, require changes to a Program, Program Schedule (including Program Parameters), Program Materials, Marketing Materials, and Marketing Campaigns, including a determination that certain Programs, Program Materials, Marketing Materials or Marketing Campaigns are no longer authorized, upon written or electronic notice to Marketer. CBKC shall take commercially reasonable steps to prevent undue expense for Marketer when requiring changes to any Program Materials, Marketing Materials and Marketing Campaigns developed by Marketer that are already in production. Unless otherwise mutually agreed upon by the Parties, upon Marketer’s receipt of written notice from CBKC of any such required changes, Marketer shall implement any such changes impacting Marketer or its Distributors or Mission Critical Third Parties as soon as commercially practicable but in no event later than ninety (90) Business Days from Marketer’s receipt of notice of such required change (or such shorter period required by Applicable Law or a Regulatory Authority). Marketer shall further take all actions deemed necessary by CBKC, in CBKC’s commercially reasonable discretion, taking into account any legally-binding effective date with respect to any change in Applicable Law and the legal, compliance and reputation risks to the Parties, to implement the modification in the manner and time period specified by CBKC. Marketer shall bear its own costs and expenses related to any changes reasonably requested by CBKC and any costs incurred by CBKC to implement such changes shall be deemed a Program Cost and shared by the Parties as described in SECTION IX of this Agreement.

Section 3.5. Application Processing Services.

(a) Except as otherwise provided herein, Marketer shall be responsible for Application Processing Services and may perform some or all Application Processing Services via a Distributor Portal or other technology approved by CBKC or enter into one or more agreements with Persons performing Application Processing Services (each an “Application Processor”), subject to CBKC’s prior approval, such approval not to be unreasonably withheld or delayed.

(b) Any Application Processor engaged by Marketer to perform Marketer’s Application Processing Services shall be deemed a Mission Critical Third Party of Marketer.

(c) Marketer will ensure that Application Processing Services comply with all Applicable Law, the Rules, and CBKC Policy Documents.

(d) Marketer will ensure that Application Processing Services include the following functions, at a minimum, unless otherwise approved by CBKC:

(i)	Secure collection of certain Cardholder Data required by CBKC in order to apply for a Card or perform CIP;

(ii)	Input of the data required in (i) immediately above into Distributor Portal either manually or by secure electronic means approved by CBKC.

(iii)	Secure transmission of the Cardholder Data described in subsection (d)(i) above to one or more service providers retained by CBKC to perform automated validation of the identity of the Cardholder and confirmation that the Cardholder is not listed on any Government Screening List, using rules and processes established by CBKC (“CIP Vendor”) and CBKC will be responsible for entering into a CIP Screening Agreement with CIP Vendor for providing the services described in this sub-section. To the extent a Cardholder’s identity cannot be verified using the automated processes described herein or to the extent the Cardholder appears on any Governing Screening List, Marketer will ensure that the Application Processing Services reject the Cardholder’s request to establish a Card Account, or pend the Cardholders request and gather documentary evidence to perform the services described herein manually using procedures established by CBKC. Fees and costs assessed by the CIP Vendor to perform the services described in this Section shall be considered a Program Cost.

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(e) Marketer will further ensure its agreement with any Application Processor will set forth that such Application Processor is subject to this Section and must abide by this Section to the extent applicable.

(f) All Application Processing Services shall conform to the following restrictions and obligations:

(i)	Marketer or, if any, the Application Processor shall deliver to CBKC each business day by secure means and in a format acceptable to CBKC one or more electronic files containing (at a minimum) the information listed in Section A of Exhibit C.

(ii)	Neither Marketer nor the Application Processor shall make any changes to any Application Processing Services without the written consent of CBKC, not to be unreasonably withheld or delayed.

(iii)	Marketer and the Application Processor, if any, shall hold CBKC harmless and make no claim against CBKC for liability, nonpayment, or loss suffered in connection with the Application Processing Services and caused by Marketer or an Application Processor, if any. The Application Processor’s sole remedy for any such claims shall be to Marketer pursuant to the agreement between the Application Processor and Marketer. CBKC and CIP Vendor shall hold Marketer harmless and make no claim against Marketer for liability, nonpayment, or loss suffered in connection with the Application Processing Services and caused by CBKC or the CIP Vendor. The CIP Vendor’s sole remedy for any such claims shall be to CBKC pursuant to the agreement between CBKC and the CIP Vendor.

(iv)	In the case of Application Processing Services provided by Marketer, Marketer and, if any, Application Processor shall conform to service levels relating to certain Application Processing Services as set forth in Exhibit F and provide sufficient reporting to CBKC to monitor compliance with such service levels.

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(v)	The Application Processor, if any, and CIP Vendor shall comply with the requirements of Section 13.3 with respect to Cardholder Data.

(vi)	The Application Processor, if any, and CIP Vendor shall maintain and test, at reasonable intervals, business continuity, intrusion prevention, and disaster recovery plans, and make the outcome of such testing available to CBKC.

(vii)	Marketer and the Application Processor, if any, and CIP Vendor shall perform all Application Processing Services and operate in a manner that conforms to Applicable Law and the Rules, including but not limited to PCI DSS compliance.

(viii)	Marketer and the Application Processor, if any, shall provide certain CBKC employees with access to the platforms performing Application Processing Services. Such access shall be commensurate with the work performed by the CBKC employee. The President of the Prepaid Division of CBKC shall be provided administrative access that is no less restrictive than the highest level of access available to Marketer. CBKC agrees that, for so long as this Agreement is in effect and provided Marketer is not in material breach, such administrative access shall not be used to modify the manner in which the Application Processing Services are provided, unless required by Applicable Law, the Rules, a Regulatory Authority or a Network and advance notice of such access needs are provided to Marketer.

(ix)	Marketer shall authorize the Application Processor, if any, to share information about the Program and Marketer’s conformance to the terms of the agreement between Marketer and the Application Processor with CBKC upon CBKC’s request. A copy of such requests by CBKC will be provided to Marketer, unless prohibited by Applicable Law or the Rules.

(x)	The agreement between Marketer and the Application Processor, if any, shall be subordinate to any agreement between CBKC and the Application Processor, and, to the extent any conflict exists between such agreements, the agreement between CBKC and the Application Processor shall govern.

(g) Notwithstanding anything provided herein to the contrary, CBKC acknowledges that certain of the Application Processing Services Marketer is required to provide under this Section 3.5 are conditioned on the performance of servicing obligations owed by the CIP Vendor and the Processor under separate agreements with CBKC. CBKC agrees that Marketer will not under any circumstance be deemed to be in breach of this Section 3.5 due to a failure of the CIP Vendor or Processor to provide the conditioned servicing obligations.

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Section 3.6. Personnel.

Marketer shall utilize, employ, train and supervise qualified personnel in the performance of its duties hereunder and shall be fully and solely responsible for the acts and omissions of itself and such persons in the performance of such duties. Marketer shall supervise and actively monitor all personnel that it may engage as employees, sales representatives, or agents in all aspects of Marketer’s performance under this Agreement and each Program, the responsibility for all such personnel shall be that of Marketer only, including the responsibility of ensuring full compliance by all such personnel with the terms and provisions of this Agreement, the personnel’s applicable agreements, the CBKC Policy Documents, the Rules, and Applicable Law. Without limiting the foregoing, Marketer shall (i) conduct background checks on each of its employees engaged in providing services in connection with a Program and will not permit any employee who has been convicted of any criminal offense involving dishonesty or a breach of trust or money laundering, or has agreed to enter into a pretrial diversion or similar program in connection with a prosecution for such offense, to be involved in any aspect of the Program, (ii) provide to CBKC, upon CBKC’s request only after a Regulatory Authority requests such of CBKC, the name of each employee of Marketer, and maintain such information for a period of three (3) years after the end of any such employee’s employment for any reason, and (iii) comply with the provisions of Section 19 of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (12 U.S.C. § 1829). “Dishonesty” means directly or indirectly to cheat or defraud; to cheat or defraud for monetary gain or its equivalent; or wrongfully to take property belonging to another in violation of any criminal statute. Dishonesty includes acts involving want of integrity, lack of probity, or a disposition to distort, cheat, or act deceitfully or fraudulently, and may include crimes which federal, state or local laws define as dishonest. “Breach of trust” means a wrongful act, use, misappropriation or omission with respect to any property or fund that has been committed to a person in a fiduciary or official capacity, or the misuse of one’s official or fiduciary position to engage in a wrongful act, use, misappropriation or omission. Whether a crime involves dishonesty or breach of trust will be determined from the statutory elements of the crime itself. All convictions for offenses concerning the illegal manufacture, sale, distribution of or trafficking in controlled substances are considered crimes involving dishonesty or breach of trust.

Section 3.7. Marketer’s Compliance Program.

(a) Marketer will perform all of its duties and obligations under this Agreement in compliance with the Program Materials, the CBKC Policy Documents, the Rules (including, without limitation, the data security requirements of any Network), and Applicable Law, and Marketer will cause each of its Mission Critical Third Parties (including each Distributor and Application Processor) to perform its delegated obligations in compliance with the Program Materials, the CBKC Policy Documents, the Rules (including, without limitation, the data security requirements of any Network), and Applicable Law. Marketer acknowledges and agrees to the applicable data security requirements of any Network. Any provision in the Rules that is required to be in this Agreement by the Rules is hereby incorporated by reference, and Marketer acknowledges and agrees to such provisions and agrees that its contracts with Mission Critical Third Parties will include such provisions or will incorporate such provisions by reference and obligate the Mission Critical Third Parties with respect to such provisions.

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(b) Marketer shall maintain at all times a complete and accurate library of all Program Materials developed by Marketer and Marketing Materials associated with the Program in soft copy format and customer-facing layout, as well as prior versions of such Program Materials and Marketing Materials, record of CBKC’s comments, approvals and denials, version control identifiers, dates available to the public, and a list of where such materials are in use and by whom. This material shall be retained for the time period required by Applicable Law or five (5) years, whichever is greater. Marketer shall maintain at least one complete soft copy of the materials described herein, shall provide CBKC with an identical copy, and shall provide updates as materials change pursuant to Section 3.4.

(c) Marketer will, and will cause its employees involved in the Program to, participate in Compliance Training as required by CBKC in accordance with the schedule provided by CBKC or as otherwise required by CBKC upon reasonable notice to address any deficiencies in Marketer’s operations or in order to implement any changes in the Program as a result of a change in Applicable Law or the Rules. As established by CBKC in its sole discretion and set forth on such schedule, Compliance Training shall occur at Marketer’s offices or virtually. Marketer will cause its Mission Critical Third Parties and their employees to participate in Compliance Training as required by CBKC and as reasonably necessary to ensure that such Mission Critical Third Parties provide services in a manner consistent with Applicable Law, the Rules, CBKC Policy Documents, and the Program Materials.

(d) Marketer shall maintain systems, procedures, policies, monitoring activities, audits, and staffing necessary to identify and promptly report to CBKC Transactions or other Cardholder or Distributor behavior facilitated through Distributor locations, the Distributor Portal or the Mobile Application, that:

(i)	May be indicative of money laundering, terrorist financing, identity theft, or other illegal activities.

(ii)	Fails to conform to the Cardholder Agreement, Card Fee Schedule, and Card Limits for the Program or is otherwise a Prohibited Transaction.

(iii)	Is inconsistent with the complexity, risk and volume associated with the Program.

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(e) Marketer shall appoint a suitably qualified individual as CBKC’s primary point of contact on day-to-day operational matters (the “CBKC Relationship Officer”). The CBKC Relationship Officer shall be capable of answering questions and resolving discrepancies that arise between the Parties relating to Marketer’s obligations under this Agreement and shall be well-versed in the functionality of Marketer’s system, Distributor Portal and Mobile Application and any applicable Mission Critical Third Party’s system.

(f) Marketer shall complete and provide to CBKC all information requested in the Semi-Annual Program Recertification found in Exhibit H within 30 calendar days of receipt and the Monthly Performance Matrix found in Exhibit I each month, as well as providing such other information reasonably requested from time to time by CBKC. CBKC may modify information requests, including the format of such, from time to time in its sole discretion, provided however, that CBKC shall provide reasonable advance notice of substantive modifications that will result in the commitment of significant resources of Marketer to complete.

Section 3.8. Financial Information and Statements.

In the event Marketer is no longer required to publicly disclose financial statements pursuant to Applicable Law or fails to report such information, Marketer shall provide CBKC a copy of the most recent audited financial statements for Marketer prior to the date of this Agreement. Marketer shall promptly provide, as reasonably requested by CBKC from time to time, a copy of definitive interim financial statements (whether audited or unaudited); provided that CBKC will treat any financial statements provided to it as Confidential Information and that such statements will be used by CBKC only as necessary to comply with any Applicable Law and the Rules. Marketer shall annually provide tax returns within one hundred and fifty (150) days of the end of Marketer’s fiscal year and will also provide any release or consent necessary for its accountants to discuss Marketer’s financial statements and other financial information with CBKC.

Section 3.9. Notice of Change in Control.

Marketer will provide CBKC written notice within fourteen (14) days of Marketer becoming aware of any Change in Control of Marketer or any Mission Critical Third Party. Marketer shall provide CBKC such information regarding the new owners or management of Marketer or such Mission Critical Third Party as CBKC may reasonably request. CBKC may terminate this Agreement without liability if CBKC reasonably determines that any such Change in Control of the Marketer represents an undue financial, reputational, operational, strategic or regulatory risk to CBKC. CBKC may remove any Mission Critical Third Party from the Programs if CBKC determines that a Change in Control with respect to such Mission Critical Third Party represents an undue financial, reputational, operational, strategic or regulatory risk to CBKC.

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Section 3.10. Litigation; Inquiries from Regulatory Authorities.

Except as may be prohibited by Applicable Law or a Regulatory Authority, Marketer shall promptly notify CBKC:

(a) if it becomes aware of any complaint filed with any court or Regulatory Authority or any complaint or inquiry from any Regulatory Authority with respect to any Card, Card Account or Program;

(b) of any litigation or court proceedings filed against Marketer or a Mission Critical Third Party relating to a Card, Card Account, Program or its use, ;

(c) of any subpoena or summons to supply information or documentation or appear in any legal proceeding served on Marketer or a Mission Critical Third Party relating to a Card, Card Account, Program or its use;

(d) of any filed or threatened action, suit, litigation, proceeding, facts and circumstances, and of all tax deficiencies and other proceedings before governmental bodies or officials affecting Marketer or any Mission Critical Third Party, whether related to the Program(s) or not, that might materially and adversely affect the Program(s) or Marketer’s or the Mission Critical Third Party’s ability to perform its obligations in connection with this Agreement.

(e) of the initiation of any examination or investigation of Marketer by a Regulatory Authority relative to the Program or CBKC.

For any action or request described in this Section, Marketer agrees to: (i) work cooperatively with CBKC, (ii) supply CBKC will all material information, including a copy of the proceeding, court papers, complaint, subpoena and other related pleadings, as applicable, Marketer’s position with respect to the matter, and all supporting documentation, the name and address of Marketer’s counsel handling the matter (if applicable), and the estimated likelihood of settlement or resolution of such matter, and (iii) ensure CBKC remains fully abreast of developments as it all matters described in this Section. Unless prohibited by Applicable Law or a Regulatory Authority, as it relates to complaints, subpoenas, summons, or other information requests subject to subsections (a) and (c) above, Marketer agrees not to respond to the inquiry without first: (i) informing the requesting party that CBKC is the owner and issuer of the Cards and the Programs and such requests may be best served upon CBKC, and (ii) the serving party insists on Marketer responding or fails to respond to Marketer in sufficient time prior to any deadline for Marketer to respond.

Section 3.11. Prepaid Access Rule.

The Parties acknowledge that Programs established under this Agreement may be deemed a “prepaid program” under rules promulgated by FinCEN at 31 C.F.R. Part 1010 and 31 C.F.R. Part 1022 and regulations or official interpretations of FinCEN thereunder (the “Prepaid Access Rule”). The Parties agree that CBKC exercises primary oversight and control over the Programs, and that because the Programs are therefore bank-controlled and bank-centered programs, neither Marketer nor any other person is required to register as “provider of prepaid access” pursuant to the Prepaid Access Rule. Notwithstanding the foregoing, Marketer shall be responsible for determining whether or not Marketer is in compliance with BSA requirements for registering as a money service business or money transmitter with any Regulatory Authority. CBKC is not providing, and will not provide, legal advice to nor does CBKC indemnify Marketer regarding Marketer’s compliance with such requirements or whether Marketer or any other person is required to register as a “provider of prepaid access” pursuant to the Prepaid Access Rule. If any Regulatory Authority determines that registration of Marketer as a “provider of prepaid access” is required by Applicable Law, Marketer shall promptly register and fulfill all requirements of a “provider of prepaid access” under the Prepaid Access Rule. Marketer shall ensure where applicable that if a Distributor is deemed to be a “seller of prepaid access” (as defined by the Prepaid Access Rule), such party shall comply with the Prepaid Access Rule, the BSA and any other applicable regulations promulgated by FinCEN.

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Section 3.12. Insurance.

Marketer shall maintain, throughout the Term, insurance coverage in the amounts and with companies having ratings as set forth more fully in Exhibit D hereto or as agreed between the Parties; provided however, that CBKC may, in its commercially reasonable discretion, and upon ninety (90) days’ advance written notice, require an increase in such insurance coverage if it can reasonably demonstrate that such coverages are inadequate for the risks covered thereunder.

Section 3.13. Policies.

Marketer shall, at all times, adhere to and abide by any notice or document provided by CBKC pursuant to this Agreement and shall comply in all respects with the CBKC Policy Documents, as applicable to the performance of Marketer’s obligations under this Agreement.

Section 3.14. Taxes.

Marketer shall be solely responsible for the collection and remittance of any sales, use or other taxes applicable to the sale of Cards under this Agreement; provided that CBKC shall be solely responsible for all franchise or income taxes payable by CBKC with respect to any Program. Further, Marketer will, or will cause its Mission Critical Third Parties to, accurately and timely calculate, report and pay all sales, use or other taxes applicable to the sale of Cards issued under this Agreement or any Program, and accurately disclose to each Cardholder the amount of such sales, use or other taxes applicable to each Card purchase, if necessary.

Section 3.15. Exclusivity.

(a) During the Term, CBKC will be the exclusive provider and issuer of one-hundred percent (100%) of the stored value cards and demand deposit accounts marketed or offered, directly or indirectly, by Marketer, unless:

(i)	CBKC declines any program pursuant to Section 2.2;

(ii)	Bank fails to provide response to requests by Marketer to review or approve marketing materials or consider new programs in a commercially reasonable timeline, and Bank’s lack of responsiveness causes a Distributor to opt not to take part in or prematurely exit the Program.

(iii)	Beginning twelve (12) months after the Effective Date of this Agreement, the Program proves unprofitable for either Party despite Marketer’s best efforts to meet its projected sales forecast and the Parties are unable to agree in good faith on modifications that would make the financial arrangement under this Agreement profitable.

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(b) Unless conducted pursuant to one of the exceptions above, Marketer will not, directly or indirectly, on behalf of any Person other than CBKC, offer, promote, market or propose any programs for prepaid or stored value cards of any type.

(c) Nothing in this Agreement shall prohibit CBKC from operating any other prepaid or stored value card programs in addition to the Programs.

(d) If this Agreement is terminated by Marketer, Marketer agrees to continue to support the Program and Cards offered at offices of Bank or through Affiliates of Bank and allow Cards to be issued by Bank in accordance to the requirements herein for as long as a similar program is available through an alternative issuer, unless Marketer terminates this Agreement for cause pursuant to Sections 11.2 – 11.4 due the actions or inactions of CBKC.

Section 3.16. Cooperation with CBKC.

Marketer is hereby appointed as CBKC’s agent solely for the purposes of carrying out its obligations hereunder and shall cooperate with CBKC generally in performing its duties under this Agreement. Marketer shall execute and deliver or cause to be executed and delivered such further agreements and documents and take such other action as CBKC may reasonably require to carry out the matters contemplated by this Agreement.

Section 3.17. Incident Response.

Marketer shall provide, and shall contractually require its Mission Critical Third Parties to provide, CBKC with written notification of any Incident as soon as commercially practicable and in no event later than twenty-four hours of receiving notice or becoming aware of such Incident. To the extent available to Marketer, such notification shall include a detailed description of the Incident, suspected or known cause, remedy or planned remedy, impact to Cardholders, list of impacted Cardholders, and the steps that have been taken or will be taken to validate the effectiveness of the remedy. For any information not available at the time of the initial notification required herein, Marketer shall update the notification as information becomes available until all requirements contained herein are provided to CBKC.

Section 3.18. Storing of Cardholder Data.

Except as otherwise approved by CBKC in writing, Marketer shall not store or copy any Cardholder Data in connection with the performance of its obligations under this Agreement. Marketer acknowledges and agrees that any Cardholder Data required to be collected by Distributors or Marketer pursuant to this Agreement or the Distributor Agreement shall be transmitted to CBKC or the Processor via the Distributor Portal and shall not be retained by Marketer and Distributor once a request to open a Card or load a Card has been processed by CBKC or the Processor. While Cardholders may be able to obtain certain information relating to their Cards via Marketer’s Mobile Application, Marketer further acknowledges and agrees that such information will be passed by the Processor directly to the Cardholder for viewing through the Mobile Application, but will not be stored within the Mobile Application or any supporting or underlying hardware or technology. All records related to the Program shall be property of CBKC.

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SECTION IV. DUTIES OF CBKC

Section 4.1. BINs.

Subject to the provisions contained in this Agreement, CBKC shall register Marketer as CBKC’s third party service provider with one or more Networks mutually agreed upon by the Parties. CBKC shall provide one or more BINs for the Programs that are approved by CBKC and the applicable Network.

Section 4.2. Membership in the Network.

CBKC shall use commercially reasonable efforts to ensure Marketer obtains all Network approvals which may be required for Marketer to perform its obligations as a service provider for CBKC hereunder. CBKC’s membership in the applicable Networks shall be at its sole expense and CBKC shall timely pay all fees, dues and assessments associated with such membership; provided, that fees, dues and assessments that arise solely out of the Programs will be deemed Program Costs for purposes of this Agreement. CBKC shall maintain its membership in Networks mutually agreed upon by CBKC and Marketer in good standing and shall abide in all material respects by all Rules applicable to CBKC. CBKC will promptly provide notice to Marketer if CBKC receives notice from the Network of a material breach by CBKC of the Rules that might jeopardize CBKC’s membership and CBKC will work with the Network in good faith to resolve any such breach.

Section 4.3. Transaction Processing Services.

Except as otherwise delegated to Marketer in this Agreement or mutually agreed upon by the Parties, CBKC will be responsible for entering into a Bank Processing Agreement with a Processor and other agreements with one or more third party service providers to provide the Transaction Processing Services necessary to operate the Programs. The costs of all Transaction Processing Services shall be considered a Program Cost.

Section 4.4. Litigation; Inquiries from Regulatory Authorities.

Except as may be prohibited by Applicable Law or a Regulatory Authority, CBKC shall promptly notify Marketer if CBKC becomes aware of any complaint filed with any court or Regulatory Authority or any complaint or inquiry from any Regulatory Authority with respect to any Program and shall provide Marketer with copies of any such complaint and all other relevant documentation. CBKC shall work with Marketer in good faith to resolve any such complaints or inquiries. CBKC shall report litigation or court proceedings filed against CBKC relating to a Program or its use, to Marketer as soon as reasonably practicable.

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Section 4.5. Compliance with Applicable Law and Rules.

CBKC shall comply in all material respects with Applicable Law and the Rules as applicable to its obligations under this Agreement.

Section 4.6. Training.

CBKC will design, establish and maintain the Compliance Training and set forth the manner in which such Compliance Training will be conducted for Marketer, Mission Critical Third Parties and their respective employees pursuant to Section 3.7.

Section 4.7. Additional Rights of CBKC.

(a) CBKC may, in its sole discretion, take any action with respect to any Card or Program that it deems necessary and appropriate to ensure the proper operation of the Cards and Programs, and to protect CBKC from financial, reputational, operational or regulatory risk, including, without limitation, in the event that Marketer fails to perform hereunder or fails to pay critical Mission Critical Third Parties. Action that CBKC is authorized to take in such event includes, but is not limited to, freezing Marketer funds, debiting, suspending or closing the any of the accounts established at CBKC in connection with this Agreement or any Program, rejecting any wire transfers or ACH entries received for posting to a Card Account, suspending or closing Card Accounts or refunding balances with respect to any Cards or Card Accounts or selling or transferring to another financial institution any Cards, Card Accounts or Programs.

(b) CBKC may establish which Transactions are Prohibited Transactions in its sole discretion, which such Prohibited Transactions include, without limitation, the following: payments or funds movement relating to any type of activity in violation of Applicable Law or the Rules, Transactions taking place in countries prohibited by CBKC, fees or other amounts paid by Cardholders in cash or directly to Marketer or Distributor that are not otherwise reflected in the Transaction history for the Card Account, Transactions exceeding Program Parameters, Transactions authorized for an amount that would cause the Card Account balance to be less than zero, debits or credits associated with Ponzi schemes or multi-level marketing, and Loads originating in cash and by any Person other than Cardholder.

Section 4.8. Cooperation with Marketer.

CBKC shall use commercially reasonable efforts to cooperate with Marketer generally in performing its duties under this Agreement.

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SECTION V. OBLIGATIONS OF BOTH PARTIES

Section 5.1. Notice of Certain Changes.

Except as may be prohibited by Applicable Law or a Regulatory Authority, each Party shall promptly give written notice to the other Party of any material adverse change in the business, properties, assets, operations, or condition, financial or otherwise, of the other Party or, in the case of Marketer, to the knowledge of Marketer, any Mission Critical Third Party, or any significant staffing changes that would affect that Party’s ability to fulfill its obligations under this Agreement or, in the case of CBKC, if a determination is made that CBKC will no longer be issuing stored value or prepaid cards, in which case CBKC will provide Marketer with as much advance notice of such a determination as is commercially practical.

Section 5.2. Program Losses.

(a) Notwithstanding anything in this Agreement to the contrary, as between the Parties, each Party (“Responsible Party”) shall be solely responsible for any Losses incurred by the Responsible Party or the other Party (“Damaged Party”) in connection with this Agreement to the extent such Losses were proximately and primarily caused by the Responsible Party’s gross negligence, willful misconduct, or material breach of this Agreement. Marketer shall further be solely responsible to CBKC for any such Losses incurred by CBKC that were proximately and primarily caused by actions or inactions of Marketer’s Mission Critical Third Parties and Vendors (excluding, for avoidance of doubt, the actions or inactions of CBKC, CBKC’s CIP Vendor, and the Processor). Likewise, CBKC shall be solely responsible to Marketer for any such Losses incurred by Marketer that were proximately and primarily caused by actions or inactions of CBKC’s CIP Vendor and other third party service providers (excluding, for avoidance of doubt, the actions or inactions of the Processor, Marketer or Marketer Contractors (as defined in SECTION XIV below)). CBKC agrees that it will use commercially reasonable efforts to enforce any service level agreements (“SLA(s)”) or other contractual performance standards contained in its agreement with CIP Vendor or its Bank Processing Agreement with the Processor, and that it will provide a copy of said SLAs to Marketer for review in relation to this Agreement.

(b) All other Losses incurred by CBKC in connection with this Agreement that are not otherwise the sole responsibility of CBKC or Marketer pursuant to Section 5.2(a) above, including Losses caused by the Processor, shall be deemed a Program Cost for purposes of this Agreement. Notwithstanding the foregoing, in the event any such Losses described in this Section were caused by Processor due to Processor’s failure to comply with the terms of CBKC’s Bank Processing Agreement, CBKC shall utilize commercially reasonable efforts to enforce its Bank Processing Agreement with Processor to recover such Losses from the Processor. If CBKC is able to recover such Losses from Processor, CBKC credit the amount recovered against the Program Costs in the month collected after first deducting CBKC’s reasonable expenses, including attorneys’ fees, incurred to recover such losses from the Processor.

(c) For avoidance of doubt, the term “Losses” for purposes of this Section, in addition to the defined meaning contained in SECTION I above, shall include Losses due to Settlement failures, chargebacks, provisional credits, Cardholder Complaints, over-limit processing, value load processing, under floor limit processing, good faith credits and adjustments, refunds, reversals, negative balance charge-off amounts, fraud losses, restitution payments to Cardholders, fines, penalties, required restitution to Cardholders or other amounts assessed by or required by any Regulatory Authority or Network relating to the Programs, and claims and damage of any kind incurred by CBKC with respect to Cards, Transactions or claims of Cardholders, a Network or a Regulatory Authority.

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(d) CBKC shall detail and itemize any such Losses incurred by CBKC in the invoice remitted to Marketer on a monthly basis. Any Loss amounts payable by Marketer to CBKC pursuant Section 5.1 shall be paid within thirty (30) days of Marketer’s receipt of such itemized invoice unless disputed by Marketer in good faith pursuant to Section 15.4 of this Agreement. With respect to any past due amounts not otherwise disputed by Marketer in good faith, CBKC shall have the right to exercise its set-off rights described in Section 8.1 of this Agreement or by any other means available to CBKC by law.

Section 5.3. BSA/AML/OFAC Compliance.

(a) Marketer’s BSA/AML Procedures. Marketer shall comply with the applicable provisions of the Bank Secrecy Act and shall implement Bank Secrecy Act and anti-money laundering (“AML) policies and procedures (the “BSA/AML Procedures”) approved by CBKC from time to time, designed to address the BSA/AML/OFAC risks specific to Marketer’s activities in connection with the Program.

(b) CBKC BSA Requirements. Marketer shall further comply with any requirements established by the CBKC and provided to Marketer to ensure BSA/AML/OFAC compliance by CBKC (“CBKC BSA Requirements”), as the same may be amended from time to time by CBKC. At a minimum, the CBKC BSA Requirements include the following unless otherwise approved by CBKC:

(i)	In circumstances required by CBKC and prior to activation of any Card, with respect to Programs that establish an ongoing relationship with a Cardholder or allow for re-Loads or cash withdrawals, Marketer shall, or shall cause its Distributors to, obtain, record and verify customer identification information regarding each such Cardholder in accordance with Applicable Law, and shall be responsible for ensuring that each such Cardholder at a minimum meets CBKC’s CIP and the CBKC BSA Requirements. In performing CIP, Marketer shall utilize the CIP Vendor required by CBKC;

(ii)	Marketer shall complete reviews of Marketer’s BSA/AML/OFAC Procedures employed to comply with this Section 5.1 no less than annually, and more frequently when new enforcement trends, regulatory guidance or changes to legal requirements suggest that such reviews are advisable in CBKC’s reasonable determination. The results of such reviews shall be documented and reported to CBKC, along with corrective action plans for any deficiencies noted. Marketer shall bear sole responsibility for all costs and expenses associated with any such review.

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Section 5.4. Customer Service.

(a) Except as otherwise provided in this Section, CBKC shall be responsible for entering into an agreement with a third party service provider to provide customary Customer Service support to Cardholders in connection with the Programs. At a minimum CBKC shall provide a toll-free telephone number for Cardholders to obtain information about their Card Account or to report a Card as lost or stolen at all times each calendar day. All Customer Service costs incurred by CBKC shall be deemed a Program Cost for purposes of this Agreement.

(b) Marketer agrees to provide reasonable cooperation and assistance to CBKC to assist in responding to and resolving Cardholder inquiries, Cardholder Complaints and Cardholder Disputes related to the services and technology to be provided by Marketer hereunder. Marketer shall be responsible for establishing, registering, and maintaining a uniform resource location (“URL”) domain name(s) and IP Address(es) (“IP Address”) in order to redirect Cardholders to a secure Program website (“Program Website”) made available by the Processor where Cardholders may apply for Cards, submit Cardholder Inquiries, and log-in to Processor’s account center to view Card Account information at all times each calendar day. During the Term, Marketer shall name CBKC as an authorized user with the internet service provider for such IP Address. Except as otherwise provided herein, CBKC’s status as an authorized user with the internet service provider for the IP Address shall be retracted effective immediately upon the termination or expiration of this Agreement. Marketer shall further be responsible for developing and hosting a Mobile Application for use by Cardholders in connection with the Programs, as further described in Exhibit F attached hereto. Marketer will include the Program customer service telephone number and website address within the Mobile Application for viewing by Cardholders.

(c) Marketer will be responsible at its sole expense for assisting its Distributors with any issues related to the operation of the Distributor Portal or the Program offerings.

Section 5.5. Complaints; Disputes.

(a) CBKC shall be responsible for handling and resolving all Cardholder Complaints and Cardholder Disputes in connection with the Program(s). Marketer is not authorized to handle or resolve Cardholder Complaints and Cardholder Disputes and shall forward any such complaints or disputes received by Marketer or its Distributors to CBKC as soon as commercially practicable and in no event later than two (2) Business Days of receiving such complaint or dispute.

(b) Marketer shall further provide CBKC with notice and copies of (i) any complaint regarding any Program or Card received by Marketer from any Network, Processor or the Better Business Bureau, and (ii) any other material third party complaint not otherwise addressed in this Section received by Marketer relating to a Card or Program (each, a “Third Party Complaint”) within three (3) Business Days of receipt of such Third Party Complaint. CBKC shall be the only Party authorized to respond to such Third Party Complaint.

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Section 5.6. Compliance Counsel.

CBKC may, in its good faith and reasonable discretion, obtain legal counsel (“Compliance Counsel”) with expertise in the field of payment instruments to assist CBKC in reviewing, and to advise CBKC with regard to, the compliance with all Applicable Laws, and all Program Materials, Marketing Materials and operations pertaining to the Program. Such Compliance Counsel shall be employed solely by CBKC and retained in that capacity so long as CBKC deems advisable. All fees and disbursements assessed by such Compliance Counsel shall be deemed a Program Cost for purposes of this Agreement. If CBKC believes that the fees and disbursements for any individual project or matter will exceed $5,000, CBKC shall provide Marketer a written quote of the estimated costs for the project and shall obtain Marketer’s approval prior to engaging Compliance Counsel to commence work on the project.

Section 5.7. Intellectual Property.

(a) Limited Grant. Except as otherwise stated herein, each Party (“Grantor”) grants no rights in its Intellectual Property to the other Party, other than a limited, royalty-free, non-exclusive, non-transferable, and restricted license to use any Marks and other Intellectual Property of the other Party as mutually agreed to in writing by the Parties from time to time and only as necessary to perform its obligations under this Agreement or otherwise mutually agreed upon by the Parties.

(b) Standards of Use. Each Party’s use of the Marks and other similar Intellectual Property of Grantor shall conform to the specific permissions and standards established by Grantor in its applicable Graphic Standards as provided to the licensed Party.

(c) Each Party acknowledges that it will not acquire any right, title or interest in or to the other Party’s Marks, website names, or any other Intellectual Property owned by the other Party, except as specifically granted in this Agreement. All goodwill generated in use of a Grantor’s Marks shall inure solely to the benefit of Grantor. Each Party further acknowledges that any license granted under Section 5.2(a) will terminate upon termination of this Agreement, and that, following such termination, that Party will discontinue all use of Marks licensed to such Party pursuant to this Agreement except as otherwise described in this Agreement or the wind-down plan, provided that each Party acknowledges and agrees that Cards issued by CBKC containing the Marks of either Party and Program Marks may continue to be utilized until the expiration or termination of a Card except as otherwise mutually agreed upon by the Parties.

(d) Program Marks. All rights in any name, mark, symbol, logo, slogan, dress, or like identifier that is (i) not a Mark of CBKC, Network, Processor, or any Mission Critical Third Party as of the date hereof and (ii) created by Marketer during the Term for use in connection with the Programs (each a “Program Mark”) shall belong exclusively to Marketer.

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(e) In the event Marketer provides any software or hardware to CBKC, Marketer represents and warrants that it has the legal right to such software or hardware and the right to permit CBKC to use such software or hardware, and such use shall not violate any intellectual property rights of any third party. Marketer will obtain and at all times maintain appropriate licenses with respect to any intellectual property owned by a third party and utilized in connection with this Agreement.

(f) Indemnification. Each Party (“Indemnitor”) shall indemnify and hold the other Party harmless from and against any claim made against the other Party based on any infringement of any intellectual property rights of any Person with respect to Indemnitor’s Intellectual Property, names, marks, logos, or any other materials supplied to the other Party pursuant to this Agreement. This indemnity shall not be limited by any provisions to the contrary in this Agreement.

(g) No Waiver of Rights. By entering into this Agreement, neither Party in any way implies that it is waiving any property rights it has in its Marks or any other Intellectual Property belonging to it or its Affiliates, including but not limited to rights accruing by virtue of applicable federal, state, or common law protections for copyright, patent, trade secret, trademark and/or service mark rights. In the event either Party discovers a violation of such proprietary rights, that Party, for itself and on behalf of its Affiliates, expressly reserves the right to seek in an appropriate state or federal court all available remedies for the infringement of such rights pursuant to Section XV.

(h) Third Party Marks. In the event that the Cards or any Marketing Materials are to contain any Marks of a third party, Marketer shall include in its written agreement with such Person, a license granted to Marketer and to CBKC from such person to use such Person’s Marks (the “Third Party Marks”), with the same limitations and obligations set forth in Section 5.2 of this Agreement. The license to use such Third Party Marks shall terminate no less than ninety (90) days after the expiration of such Person’s agreement with Marketer or at the end of any wind-down period. Neither the Cards nor the Marketing Materials will contain any Third Party Mark unless agreed to in writing by CBKC.

SECTION VI. MISSION CRITICAL THIRD PARTIES

Section 6.1. Generally.

Subject to this Section VI and the CBKC Policy Documents, Marketer may engage Mission Critical Third Parties in connection with the Programs.

Section 6.2. Marketer’s Responsibilities with respect to Distributors, Vendors and Mission Critical Third Parties.

(a) Except as otherwise provided in the CBKC Policy Documents or this Agreement, Marketer must conduct its own due diligence of proposed Mission Critical Third Parties and Vendors to be retained by Marketer. CBKC may choose to use Marketer’s due diligence materials in whole or in part and/or may choose to conduct its own due diligence. Reasonable out of pocket costs incurred by CBKC in conducting such due diligence reviews shall be deemed a Program Cost.

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(b) Marketer shall enter into a written agreement with all Mission Critical Third Parties and Vendors retained by Marketer in connection with this Agreement and shall provide CBKC copies of any such agreements upon CBKC’s request. Marketer must obtain CBKC’s written consent prior to engaging any Mission Critical Third Party. Such consent may be granted, withheld or revoked at any time in CBKC’s reasonable discretion. Marketer shall provide information, evaluation, due diligence reports, financial information, location of each office material to its operations or other information relating to the Mission Critical Third Party as reasonably requested by CBKC prior to engaging any proposed Mission Critical Third Party. In the event that CBKC in good faith determines to deny consent to engage a Mission Critical Third Party or otherwise determines at any time, in its reasonable discretion, that such Mission Critical Third Party represents an undue financial, reputational or other risk, CBKC may prohibit Marketer from using such Mission Critical Third Party and/or require Marketer to cease using such Mission Critical Third Party with respect to a Program or the Cards. In such circumstance, CBKC shall give its reasons for denying consent and, where a Mission Critical Third Party is already engaged by Marketer, CBKC shall give as much notice as is commercially reasonable in the circumstance to terminate such engagement.

(c) Marketer will develop standards, policies, procedures, and monitoring practices governing engagement of Mission Critical Third Parties and Vendors that are consistent with FDIC Financial Institutions Letter 44-2008 and any future updates. Marketer will provide written findings from such activities relating to any Vendors and Mission Critical Third Party to CBKC as they are completed.

(d) Exhibit A contains a list of Marketer’s Mission Critical Third Parties which have been approved by CBKC as of the Effective Date. Marketer shall promptly notify CBKC in writing of any changes in Mission Critical Third Parties prior to entering into a contractual relationship with a new Mission Critical Third Party and prior to terminating any contractual relationship with any Mission Critical Third Party. Marketer shall further promptly notify CBKC in writing of any material changes in the scope or terms of any written agreement with any Mission Critical Third Party.

(e) Marketer shall promptly provide CBKC with all information requested by CBKC as part of any periodic review of an existing Vendor or Mission Critical Third Party. CBKC may choose to use Marketer’s due diligence materials in whole or in part and/or may choose conduct its own due diligence with respect to any such Vendor or Mission Critical Third Party. Reasonable out of pocket costs incurred by CBKC in conducting such due diligence reviews shall be deemed a Program Cost.

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(f) If mutually agreed upon by the Parties, Marketer shall perform periodic site certifications reasonably satisfactory to CBKC of each Mission Critical Third Party in order to determine that such entity has proper facilities, equipment, licenses and permits to perform its services related to the Program, in each case in accordance with the criteria established by CBKC and communicated to Marketer. Reasonable out of pocket costs incurred by CBKC or Marketer in obtaining such site certifications shall be deemed a Program Cost. Marketer shall submit a written inspection report to CBKC in connection with each such site certification in such form as CBKC shall reasonably designate, and Marketer warrants that, as of the date of the submission of such inspection report to CBKC, to the best of Marketer’s knowledge, the report is true, correct, complete and not misleading. Upon Marketer’s determination that any information contained in any such inspection report is materially incorrect, incomplete, or misleading in any way, Marketer shall promptly notify CBKC of same.

(g) Secret Shopping. CBKC may from time to time reasonably perform, require Marketer to perform, or engage a third party to perform a secret shopper program to monitor sales of Cards by one or more Distributors in the manner mutually agreed upon by the Parties. Such secret shopping program will be designed to review the Distributor’s Card sales practices and merchandising.

(h) If Marketer engages any Mission Critical Third Party, Marketer represents, warrants and covenants to CBKC as follows with respect to each such Mission Critical Third Party:

(i)	It has entered into or will enter into a written agreement with the Mission Critical Third Party setting forth the terms of the services to be provided. Such written agreements shall also include the following:

a)	The Mission Critical Third Party shall secure and maintain the confidentiality of any Confidential Information such third party obtains from Marketer or CBKC consistent with the provisions of Section XII of this Agreement, consistent with the provisions of Section 13.3 of this Agreement, and the Mission Critical Third Party shall provide CBKC the right to audit compliance with, and indemnify CBKC for, any breach of such provisions.

b)	The Mission Critical Third Party shall submit to any examination which may be required by any Network or Regulatory Authority, to the fullest extent of such Network or Regulatory Authority’s authority. The Mission Critical Third Party shall also provide to CBKC and/or Marketer, as applicable, any information that may be required by any Network or Regulatory Authority in connection with their audit or review of CBKC, Marketer, or a Program and shall reasonably cooperate with such Regulatory Authority or Network in connection with any audit or review of CBKC, Marketer or such Program. The Mission Critical Third Party shall also provide such other information as CBKC, Marketer, a Regulatory Authority, or a Network may from time to time reasonably request in connection with its services provided for the Programs. The Mission Critical Third Party shall specifically acknowledge that any Regulatory Authority with supervisory authority over CBKC and/or Marketer has authority to examine the Mission Critical Third Party pursuant to Applicable Law, including the FDIC and such other state and federal Regulatory Authority pursuant to the Bank Service Company Act, and to assess the Mission Critical Third Party’s ability to perform its contractual obligations. All such information provided by the Mission Critical Third Party pursuant to this Section shall be treated by CBKC and Marketer as Confidential Information pursuant to this Agreement. In addition, Marketer’s written agreement with its Mission Critical Third Party will include the provisions set forth in Section XIII of this Agreement with the Mission Critical Third Party substituted in Marketer’s place and granting CBKC all the rights CBKC has been granted with respect to Marketer in Section XIII.

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(ii)	The Mission Critical Third Party shall provide to Marketer or CBKC with any and all information in its possession with respect to a Program which CBKC or Marketer requires from time to time. The Mission Critical Third Party shall follow directions received in writing directly from CBKC in relation to a Program that are not inconsistent with Applicable Law, even if contrary to directions received from Marketer. The Mission Critical Third Party shall not delegate or otherwise assign or transfer its obligations under its agreement with the Marketer in relation to a Program without the written consent of Marketer and CBKC.

(iii)	A provision naming CBKC as a third party beneficiary entitled to enforce the rights of Marketer and obligations of the Mission Critical Third Party under such agreement.

(iv)	Such other provisions as are necessary and appropriate to require the Mission Critical Third Party to comply with any provisions of this Agreement that are applicable to the services provided by the Mission Critical Third Party.

(v)	Any additional provisions required by any CBKC Policy Document, including but not limited to the CBKC Third Party Risk Management Program Policy.

(i) As more fully set forth in Section 5.2 of this Agreement, Marketer shall not have the right or permit any Mission Critical Third Party to use CBKC’s Marks, except to the extent approved in writing in advance by CBKC and then only to provide the services with respect to the Cards in accordance with CBKC’s Graphic Standards.

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(j) Notwithstanding Marketer’s use of a Mission Critical Third Party, Marketer will remain primarily liable to CBKC for the actions or inactions of any Vendor or Mission Critical Third Party retained by Marketer in connection with this Agreement. Marketer will exercise and document oversight over its Vendors and Mission Critical Third Parties and shall be responsible for all expenses and compensation amounts owing to such Vendors and Mission Critical Third Parties except as otherwise described herein. A dispute between Marketer and a Vendor or Mission Critical Third Party shall not relieve Marketer from performing any of its obligations hereunder.

(k) Marketer hereby agrees and acknowledges that CBKC may contact any Mission Critical Third Party of Marketer to determine whether Marketer is in compliance with and has performed its obligations under the agreement between Marketer and the Mission Critical Third Party. Marketer further authorizes CBKC, in connection with CBKC’s routine oversight for the Programs and in connection with any wind down of the Program(s), to (i) communicate directly with and provide instructions to any Mission Critical Third Provider and (ii) to obtain from such Mission Critical Third Party any reports and information relating to any Program that CBKC deems necessary or appropriate, and Marketer hereby authorizes its Mission Critical Third Parties to communicate directly with CBKC and provide such reports and information to CBKC. Marketer further acknowledges that CBKC and/or a Mission Critical Third Party may require the other party (and if applicable Marketer) to enter into an agreement reflecting such rights of CBKC, and Marketer agrees to enter into such agreement if required by CBKC and/or the Mission Critical Third Party. The agreement between Marketer and any such Mission Critical Third Party shall be subordinate to any agreement between CBKC and such Mission Critical Third Party, and, to the extent any conflict exists between such agreements, the agreement between CBKC and the Mission Critical Third Party shall govern.

SECTION VII. REPRESENTATIONS AND WARRANTIES

Section 7.1. Representations and Warranties of Marketer.

As of the date hereof and, except as otherwise set forth in this Section 7.1, during the Term, Marketer represents and warrants to CBKC as follows:

(a) This Agreement is valid, binding and enforceable against Marketer in accordance with its terms.

(b) Marketer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and is authorized to do business in each state in which the nature of its activities makes such authorization necessary. Marketer has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement and each officer executing this Agreement on behalf of Marketer has the power and authority to so execute this Agreement.

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(c) There are no actions, suits, proceedings, orders, injunctions, or decrees of a legal, administrative or regulatory nature, or any governmental investigation, that are outstanding, pending or threatened against Marketer which would materially adversely affect the ability of Marketer to perform its obligations under this Agreement.

(d) The execution and performance of this Agreement by Marketer will not violate its organizational documents or any material contract or other instrument to which Marketer is a party or by which it is bound, and the execution and performance of this Agreement by Marketer does not require the approval of any other Person or Regulatory Authority.

(e) Marketer’s performance of its obligations pursuant to this Agreement will not violate in any material respect any Applicable Law.

(f) Marketer and its Distributors, Vendors and Mission Critical Third Parties have registered with and/or have obtained all licenses required by Applicable Law to engage in their businesses, including without limitation, such registrations or licenses required to perform its obligations with respect to the Program(s) in accordance with Applicable Law.

(g) Except as otherwise disclosed in writing to CBKC, neither Marketer nor any Principal of Marketer has been (i) subject to administrative or enforcement proceedings commenced within the previous five (5) years by any Regulatory Authority or (ii) subject to any judgment, order, decree or injunction alleging fraud, unfair or deceptive practices. There is no pending or, to the knowledge of Marketer, threatened lawsuit, claim, action, arbitration or other proceedings or any investigation by a Regulatory Authority against Marketer or any of its Principals.

(h) Except as otherwise disclosed in writing to CBKC, neither Marketer, any Person with Control over Marketer nor any Principal of Marketer or of any Person with Control over Marketer have been subject to a criminal conviction for any criminal offense involving dishonesty, breach of trust or money laundering or for any felony or has agreed to enter into a pretrial diversion or similar program in connection with a prosecution for such offense.

(i) Marketer has sufficient personnel and expertise to perform its obligations under this Agreement in compliance with the terms and conditions of this Agreement and Applicable Law.

(j) Each time that Marketer submits a report of information regarding a Program or a particular Card to CBKC, Marketer represents and warrants that such report is true, accurate and complete in all material respects as of the date of such report.

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(k) Marketer is solvent and has the financial capacity to perform its obligations under this Agreement. Marketer has delivered to CBKC complete and correct copies of its financial statements and such other items that CBKC has requested in connection with its due diligence review of Marketer and to Marketer’s reports filed under the Securities Exchange Act of 1934 (15 USC § 78(a) et seq. and the regulations promulgated thereunder)(the “Due Diligence Materials”). All Due Diligence Materials furnished to CBKC relating to Marketer or completed by Marketer with respect to a Mission Critical Third Party or Vendor were accurate and complete in all material respects and complete insofar as completeness may be necessary to give CBKC a true and accurate knowledge of the subject matter. Marketer’s financial statements, subject to any limitation stated therein, which have been furnished to CBKC, do fairly present the financial condition of Marketer and have been prepared in accordance with (i) the books and records of Marketer, (ii) generally accepted accounting principles as in effect in the United States at the time of preparation, and (iii) all pronouncements of the Financial Accounting Standards Board. Marketer has no unpaid Federal or state tax liens. Marketer’s representations and warranties are qualified in their entirety by the contents of the Due Diligence Materials.

(l) Each location of Marketer material to the performance of its obligations has been disclosed in writing to CBKC prior to the date of this Agreement and Marketer will promptly notify CBKC in writing of any changes in such locations or opening of new locations that are material to the performance of Marketer’s obligations.

(m) Marketer’s Marks do not infringe upon any intellectual property rights of any third party, and Marketer has the requisite authority to license the use of its Marks as contemplated under this Agreement.

Section 7.2. Representations and Warranties of CBKC.

As of the date hereof and, except as otherwise set forth in this Section 7.2, during the Term, CBKC represents and warrants to Marketer as follows:

(a) This Agreement is valid, binding and enforceable against CBKC in accordance with its terms.

(b) CBKC is a Missouri-chartered bank duly incorporated, validly existing and in good standing under the laws of the State of Missouri and is authorized to do business in each state in which the nature of CBKC’s activities makes such authorization necessary.

(c) CBKC has the full power and authority to execute and deliver this Agreement and to perform all its obligations under this Agreement.

(d) There are no actions, suits, proceedings, orders, injunctions, or decrees that are outstanding, pending or threatened against CBKC which would materially adversely affect the ability of CBKC to perform its obligations under this Agreement.

(e) The execution and performance of this Agreement by CBKC will not violate its organizational documents or any material contract or other instrument to which CBKC is a party or by which it is bound, and the execution and performance of this Agreement by CBKC does not require the approval of any other Person or Regulatory Authority.

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(f) CBKC’s performance of its obligations pursuant to this Agreement will not violate in any material respect Applicable Law.

(g) CBKC has sufficient personnel and expertise to perform its obligations under this Agreement in compliance with the terms and conditions of this Agreement and Applicable Law.

(h) Each time that CBKC submits a report of information regarding a Program or a particular Card to Marketer, CBKC represents and warrants that such report is true, accurate and complete in all material respects as of the date of such report.

(i) CBKC’s Marks do not infringe upon any intellectual property rights of any third party, and CBKC has the requisite authority to license the use of its Marks as contemplated under this Agreement.

(j) In the event that CBKC provides any software or hardware to Marketer, CBKC has the legal right to such software or hardware and the right to permit Marketer to use such software or hardware, and such use shall not violate the intellectual property rights of any third party.

Section 7.3. Disclaimers of Warranties.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MARKETABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS HEREBY EXCLUDED BY BOTH PARTIES UNDER THIS AGREEMENT.

SECTION VIII. ACCOUNTS, SETTLEMENT AND FUNDS FLOW

Section 8.1. Accounts.

(a) CBKC shall establish and maintain one or more deposit accounts at CBKC as are necessary and appropriate, in CBKC’s sole discretion, to operate the Programs and facilitate the Settlement of Transactions. Except as otherwise described herein, all Program accounts shall be owned and controlled by CBKC. CBKC agrees to hold all Cardholder funds in a custodial capacity in an account titled in CBKC’s own name for the benefit of the Cardholders and shall contractually require the Processor to maintain appropriate account records in order to afford Cardholders the benefits of FDIC-pass through insurance when available and required by Applicable Law.

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(b) Funding Accounts. CBKC shall establish and maintain one or more deposit accounts at CBKC in its name for the benefit of the Cardholders in which all funds received for Loading to Cards shall be deposited (each a “Funding Account”). Marketer acknowledges and agrees that CBKC shall have no obligation to Load any Card with funds unless, at or prior to the time of such Load, funds equal to the Load amount shall have been deposited into the Funding Account by Distributors, Load Networks, and direct deposit payors, as applicable. In the event CBKC approves Cards to be Loaded upon a Distributor’s request prior to CBKC’s receipt of the Cardholder Funds corresponding to such Load amounts (resulting in a Float event), such Distributor shall be contractually required under the Distributor Agreement to transmit such Cardholder Funds to CBKC by means established by CBKC within the timeframe required under the Distributor Agreement. In such event, Marketer acknowledges and agrees that the Distributor shall further be contractually required in the Distributor Agreement to maintain a minimum balance in the Funding Account that at all times shall be greater than or equal to any amounts owed to CBKC by Distributor. Marketer shall be liable for all such amounts owed to CBKC by Distributors pursuant to this Section 8.1(b) until such amounts are received in good funds by CBKC. Marketer acknowledges and agrees that it shall have no equitable interest in any Cardholder funds except as provided in this Agreement.

(c) Operating Account. Marketer shall own a deposit account at CBKC known as the Operating Account (the “Operating Account”). Except as otherwise provided in this Agreement, CBKC shall deposit any compensation amounts due and payable to Marketer under this Agreement into the Operating Account.

(d) Reserve Account. CBKC may, in its good faith discretion based on historical performance, require a certain portion of Program Revenues to be held in a reserve account at CBKC to protect against losses related to negative balances, fraud, disputes, and other potential Program losses. Provision of funds to such reserves shall be considered a Program Cost and in the event that such provisions are no longer required, as determined in CBKC’s good faith discretion, the amounts reversed will be considered Program Revenue.

(e) Security Interest; Set-Off. Marketer hereby grants to CBKC a prior, perfected security interest in all of Marketer’s right, title and interest in, to and under any accounts in the name of Marketer at CBKC established pursuant to this Section 8.1. Such security interest shall secure all of Marketer’s obligations under this Agreement and under any other agreement or document executed in connection with this Agreement. Marketer authorizes CBKC to take whatever actions CBKC deems reasonably necessary and appropriate to perfect and maintain CBKC’s security interest in such accounts. Notwithstanding any other provision hereof to the contrary, the Reserve Accounts, all funds now or hereafter contained therein, and any other monies belonging or payable to Marketer in which Marketer may have an interest that are now or hereafter in CBKC’s possession, shall be subject to CBKC’s free, immediate, and unencumbered right to set-off against any amounts owed by Marketer to CBKC hereunder and any claims CBKC has against Marketer, whether absolute or contingent, for services, indemnification or otherwise. Marketer shall not assign, or grant a security interest in, any of such accounts or funds to any third party.

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Section 8.2. Card Loads.

In no event shall Marketer receive, disburse, transmit, or possess any funds received for Loads without CBKC’s prior written approval and subject to the Rule and Applicable Law.

SECTION IX. COMPENSATION AND EXPENSES

Section 9.1. Program Accounting.

(a) Up-Front Costs. As soon as practicable following the Effective Date of this Agreement, Marketer shall pay to CBKC the Up-Front Costs as described in Exhibit E by wire, ACH or other method acceptable to CBKC.

(b) Program Revenues. The Parties will be mutually responsible for collecting all Program Revenues generated in connection with the Programs and causing such Program Revenues to be deposited into the collecting Party’s respective Program Revenue Account as further described herein.

(c) Statements. CBKC shall provide a monthly electronic statement to Marketer, no later than the 20th day of the month (if a Business Day, or if not, the next Business Day), setting forth the following information for the immediately preceding calendar month: (i) total Program Revenues collected by CBKC in connection with the Program; (ii) total Program Costs incurred or owing by CBKC in connection with the Program, as further detailed in Exhibit E or specifically described as Program Costs in this Agreement, (iii) the CBKC Net Revenue Share retained by CBKC, if any, (iv) any outstanding Marketer Expense Reimbursements owing by Marketer to CBKC, as further detailed in Exhibit E, and (v) Marketer’s Net Revenue Share (negative or positive). Documentation supporting such amounts shall be maintained by CBKC and made available to Marketer for a period of up to six (6) months after appearing on the statement required in this Section 9.1(c).

(d) Statements. Marketer shall provide a monthly electronic statement to CBKC, no later than the 20th day of the month (if a Business Day, or if not, the next Business Day), setting forth the following information for the immediately preceding calendar month: (i) total Program Revenues collected by Marketer in connection with the Program; (ii) total Program Costs incurred or owing by Marketer in connection with the Program, as further detailed in Exhibit E or specifically described as Program Costs in this Agreement, (iii) the CBKC Net Revenue Share owed CBKC, if any, and (iv) Marketer’s Net Revenue Share (negative or positive). Documentation supporting such amounts shall be maintained by Marketer and made available to CBKC for a period of up to six (6) months after appearing on the statement required in this Section 9.1(d). For avoidance of doubt, the Parties acknowledge and agree that all Program Revenues collected by Marketer shall be deposited to Marketer’s Operating Account at CBKC and all Program Costs paid by Marketer shall be paid from Marketer’s Operating Account at CBKC.

(e) CBKC Compensation. As compensation for its services hereunder, CBKC shall be entitled to receive an amount each month equal to [* * *]1 of the positive Net Revenues (“CBKC Net Revenue Share”). Except as otherwise specifically stated in this Agreement, under no circumstance shall CBKC to responsible for any negative Net Revenue amounts.

1 Note: Confidential material redacted and filed separately with the Commission.

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(f) Marketer Compensation. As compensation for services provided pursuant to this Agreement, Marketer shall receive a sum equal to: (i) the total Net Revenues, less (iii) the CBKC Net Revenue Share as calculated pursuant to Section 9.1(e) above, less (iv) any Marketer Expense Reimbursements assessed or passed through by CBKC pursuant to Section 9.2 as further detailed in Exhibit E (“Marketer’s Net Revenue Share”). Marketer hereby authorizes CBKC to initiate an ACH entry equal to Marketer’s Net Revenue Share (positive or negative) to Marketer’s Operating Account by the 30th day of the month following the month for which Marketer’s Net Revenue Share is calculated (if a Business Day, or if not, the next Business Day).

(g) Marketer Expense Reimbursements. Marketer will be solely responsible for and will pay to CBKC the Marketer Expense Reimbursements detailed in Exhibit E.

(h) Payments Owing by Marketer. If Marketer’s Net Revenue Share in any given month is negative and the funds in Marketer’s Operating Account are insufficient to cover such negative amount, Marketer shall remit the amount of the deficiency to CBKC no later ten (10) business days from the date of delivery of an invoice or notice of demand from CBKC. In the event Marketer fails to timely remit such payments to CBKC, CBKC may exercise its set-off rights pursuant to Section 8. All overdue amounts owing and unpaid to CBKC for over thirty (30) days will accrue interest at a rate of 1.5% per month, except to the extent prohibited by Applicable Law, in which case, overdue amounts will bear interest at the maximum rate permitted by Applicable Law. Any dispute regarding compensation payable hereunder shall be resolved pursuant to Section 15.4 of this Agreement.

Section 9.2. Expenses of Marketer.

In addition to Marketer Expense Reimbursements and Marketer’s own costs and expenses for which Marketer is specifically responsible under this Agreement, Marketer shall be solely responsible for its owns costs and expenses related to the following:

(a) Advertising, marketing and other expenses associated with Marketer’s marketing and advertising of the Programs;

(b) All taxes and insurance obligations of Marketer arising under this Agreement;

(c) Prompt and timely payment of all charges imposed by a Mission Critical Third Party or Vendor retained by Marketer, with respect to this Agreement and the Programs and all expenses associated with Marketer’s oversight and retention of such providers;

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(d) Marketer Incentives that Marketer agrees to pay a Distributor above and beyond the compensation amounts CBKC has agreed to pay Distributor pursuant to the terms of this Agreement and each Distributor Agreement;

(e) Any other cost or expense incurred by Marketer in performing its obligations under this Agreement to the extent not expressly assumed by CBKC or considered a Program Cost hereunder.

Section 9.3. Expenses of CBKC.

In addition to the other costs and expenses for which CBKC is responsible hereunder and except as otherwise stated herein, CBKC shall be solely responsible for the following:

(a) Any membership fees related to CBKC’s own membership in any Network utilized in connection with a Program that CBKC would incur regardless of the presence of the Program.

(b) All of CBKC’s own internal costs and overhead generated from its review, assessment and development of the Programs.

(c) Any other cost or expense incurred by CBKC in performing its obligations under this Agreement to the extent not expressly assumed by Marketer or considered a Program Cost hereunder.

SECTION X. LIMITATION OF LIABILITY

Section 10.1. Limitation of Liability.

Each Party’s liability for a breach of this Agreement, whether in contract, tort, or otherwise (with the exceptions of each Party’s payment obligations under SECTION IX and indemnification obligations under SECTION XIV) shall be limited to the greater of (a) the total of all Interchange and Card Fees collected for Program during the prior eighteen (18) months immediately preceding such breach, or (b) $250,000. The provisions of this paragraph apply even though the loss or damage, irrespective of cause or origin, results, directly or indirectly, either from performance or nonperformance of obligations imposed by this Agreement. In no event shall either Party be liable for loss of goodwill or for special, indirect, consequential or incidental damages arising from any Program, regardless of whether such claim arises in tort or in contract. In no event shall either Party be liable by virtue of any claim for losses related to the value of the other Party’s business as a going concern or for a diminution in value of any securities issued by the other Party, or the securities of the other Party’s subsidiaries or parent entity.

SECTION XI. TERM OF AGREEMENT

Section 11.1. Term.

This Agreement shall be effective and the term of this Agreement shall commence on the date hereof and shall continue for eighteen (18) month(s) thereafter (the “Term”), unless terminated earlier as provided below. After the Initial Term, the CBKC and Marketer may agree to extend this Agreement on terms and conditions mutually agreeable to the Parties.

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Section 11.2. Termination of Agreement for Cause.

In addition to the termination rights set forth elsewhere in this Agreement, either CBKC or Marketer shall have the right to terminate this Agreement, in whole or in part with respect to one or more impacted Programs, prior to the expiration of the Term by giving written notice to the other Party upon occurrence of one or more of the following events:

(a) By either Party upon providing one-hundred and twenty (120) days’ written notice to the other Party, provided at least eight months have expired since the Effective Date of this Agreement and the Party seeking termination is able to demonstrate in good faith that the Program cannot be operated profitably.

(b) By either Party, if the other Party shall fail to observe or perform, in any material respect, such Party’s obligations to the terminating Party hereunder (so long as the failure is not due to the actions or failure to act of the terminating Party) and such failure, if curable, continues for a period of (A) in the case of a failure involving the payment of any amount due hereunder or violation of Applicable Law, ten (10) days after the non-performing Party receives written notice from the terminating Party specifying such failure, and (B) in the case of any other failure, thirty (30) days after the non-performing Party receives written notice from the terminating Party specifying such failure; provided, however, that either Party shall have the right, in its sole discretion, to terminate this Agreement without giving effect to any cure period (a) if a substantially similar material failure has occurred two or more times in the prior twelve months, (b) if the non-performance is likely to cause CBKC immediate material harm or (c) if a cure is not reasonably practicable or possible by its nature or within the cure period specified above;

(c) By either Party, in the event that any financial information, representation, warranty or statement made by the other Party under or pursuant to this Agreement or in any certificate, document or financial statement delivered or furnished by such other Party under or pursuant to this Agreement shall be untrue or misleading in any material respect or shall omit material information, as of the date made or delivered;

(d) By either Party, if the other Party (i) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, or (ii) applies for or consents to the appointment of a receiver, trustee, custodian, or similar official for such Party or for a substantial part of its property or assets, or (iii) makes a general assignment for the benefit of creditors, or (iv) takes corporate action for the purpose of effecting any of the foregoing;

(e) By either Party, upon the commencement of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking: (i) relief in respect of the other Party, or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, or similar office for the other Party or for a substantial part of its property or assets, or (iii) the winding up or liquidation of the other Party, if such proceeding or petition shall continue un-dismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days;

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(f) By either Party, upon the commencement of an involuntary proceeding or the filing of an involuntary petition involving the other Party in a court of competent jurisdiction and the other Party fails to give reasonable assurances, within five (5) Business Days, of its ability to timely and fully perform its obligations under this Agreement upon written demand by the terminating Party;

(g) Immediately by either Party, if the other Party’s practices, any event or circumstance arising, in whole or in part, by the other Party creates a substantial and undue risk of loss or harm to the terminating Party, including but not limited to illegal criminal activity;

(h) Immediately by either Party, if there shall have occurred a material adverse change in the non-terminating Party’s financial condition, activities or operations that presents an undue financial, reputational, legal, operational or regulatory risk to the terminating Party in the terminating Party’s reasonable and good faith discretion.

(i) Termination Event. By either Party, if there shall have occurred any event or circumstance that, pursuant to any specific provision contained herein, shall give such Party the right to terminate this Agreement.

Section 11.3. Termination Upon Legal Change or Illegality or Network or Regulatory Requirement.

(a) Either Party may terminate this Agreement, in whole or with respect to one or more Programs, by giving written notice to the other Party, if any Regulatory Authority or Network requires that such Party terminate this Agreement or one or more Programs, in which case this Agreement as it relates to the impacted Program(s) shall terminate effective as of the earlier of such time required by the Regulatory Authority or Network or sixty (60) days following the Regulatory Authority’s or Network’s notification requiring termination.

(b) Either Party may terminate this Agreement, in whole or with respect to one or more Programs, by giving written sixty days’ prior written notice to the other Party upon any change to, enactment of, or official interpretation by any Regulatory Authority of any Applicable Law or any change to, enactment of, or official interpretation by any Network of any Rules that would have a material adverse impact on a significant obligation or reasonably expected benefit of the terminating Party hereto or result in the prohibition of the underlying purpose for the business arrangement contemplated by this Agreement and the other Party, within sixty (60) days after a notice of such change received from the requesting Party, is unable or unwilling to make changes to this Agreement or the impacted Program(s) that the terminating Party believes are necessary in good faith to mitigate such material adverse impact.

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(c) Either Party may terminate this Agreement upon thirty (30) days advance written notice to the other Party upon any change in Applicable Law or the Rules which would render such Party’s continued performance of its obligations under this Agreement illegal or in violation of Applicable Law or the Rules; provided, however, that shorter notice (including immediate termination) may be given if legally required in order to comply with such Applicable Law or the Rules; and provided further, that prior to such termination, to the extent practicable, the Parties shall work together in good faith to determine if this Agreement or a Party’s performance of a function required pursuant to this Agreement can be modified in such a way as to enable the continued performance of the Party without violation of such Applicable Law or the Rules.

Section 11.4. Additional Rights of CBKC to Terminate or Suspend.

Notwithstanding and in addition to the provisions of Section 11.2 and 11.3 hereof, CBKC shall have the additional right to terminate this Agreement or terminate or suspend any Program or Cards hereunder as follows:

(a) Immediately if Marketer’s practices, any event or circumstance related to or caused, in whole or in part, by Marketer creates a substantial risk of loss or harm to CBKC or a Network, including but not limited to illegal activity;

(b) Immediately, in the event that CBKC determines, in its good faith discretion, that Marketer’s financial condition or any activities or operations of Marketer create an unreasonable risk to CBKC in continuing to provide the Programs or that CBKC continuing to provide the Programs represents an undue financial or regulatory risk to CBKC.

Any termination or suspension of a particular Program or Cards will not affect other Programs or Cards.

Section 11.5. Effects of Termination.

(a) In addition to the right to terminate this Agreement, the terminating Party shall be entitled to all other remedies available at law or in equity that such Party may elect to pursue, either successively or together, all such remedies being cumulative.

(b) The termination of this Agreement shall not terminate, affect or impair any rights, obligations or liabilities of any Party which accrue prior to termination or with respect to any transactions involving the Cards occurring or arising prior to termination, or which, under this Agreement, continue after termination.

(c) Upon a termination notice provided by a Party pursuant to Sections 11.2 - 11.4, Marketer shall cease all solicitations, marketing and advertising of the Programs and Marketer shall not allow any new applications for Cards nor permit any Cards to be sold or Loads to take place through the Distributor Portal except as otherwise required by CBKC or approved in writing by CBKC, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Marketer shall continue to make the Mobile Application and IP Address available for use by Cardholders through the wind-down or transfer of all impacted Programs under this Agreement unless otherwise instructed by CBKC.

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(d) Following any termination notice provided by either Party pursuant to this Article 11, if CBKC determines in its commercially reasonable discretion that Marketer has failed to maintain the URL and IP Address and keep each operational in accordance with the terms of this Agreement, CBKC shall provide written notice to Marketer, in which case Marketer, upon CBKC’s request, shall (i) take all necessary steps to re-direct Cardholders to the website address(es) designated by CBKC; and (ii) if Marketer has not done so within the time period reasonably required by CBKC, which in no event shall exceed two (2) Business Days unless otherwise approved by CBKC, Marketer shall effect the transfer to CBKC of control of the URL and IP Address with respect to the Program(s) to enable CBKC to re-direct Cardholders to the website addresses designated by CBKC.

Section 11.6. Wind Down of Programs.

(a) Following the expiration or termination of this Agreement for any reason, the Parties will cooperate in good faith to ensure the orderly wind-down of each Party’s obligations under this Agreement. Each Party acknowledges that the main goals during the wind-down period are (i) to avoid harm or inconvenience to Cardholders by minimizing any possible burdens or confusion, and (ii) to protect and enhance the names and reputations of the Parties, both of whom have invested their names and reputations in the Programs and Cards issued hereunder. As soon as reasonably practicable after either Party provides a termination or non-renewal notice pursuant to the terms of this Section XI, except to the extent that Applicable Law or a Regulatory Authority otherwise requires, Marketer shall provide to CBKC in writing a proposed transition or wind-down plan, detailing (i) whether the affected Program(s) are to be wound down pursuant to this Section 11.6 or transferred to a Successor Bank pursuant to Section 11.7 below; and (ii) a proposed timeline, which shall designate a date as of which the affected Programs shall be wound down or transferred from CBKC to a Successor Bank. CBKC and Marketer shall meet promptly thereafter to review such proposed plan and to determine a mutually acceptable transition or wind-down plan; provided, however, that if CBKC and Marketer fail to reach mutual agreement on the transition or wind-down plan within sixty (60) days after the date of notice of termination or non-renewal or such later time as may otherwise be mutually agreed upon by the parties, CBKC shall establish such a plan that is appropriate for the affected Program(s) and that is, to the extent practicable, substantially similar to other wind-down plans used by CBKC for other programs similar to the affected Program(s) hereunder and Marketer shall comply with such plan. The wind-down or transition of any affected Program(s) shall occur as soon as reasonably possible and in no event later than one hundred eighty (180) days after the notice of termination or nonrenewal was provided to the other Party; provided, however, that such time period may extended by mutual written agreement of the Parties. Notwithstanding the foregoing, if Marketer is not eligible to transfer the Programs pursuant to Section 11.7(a), does not elect to cause the transfer of the Programs pursuant to Section 11.7(a), the conditions set forth in Section 11.7 are not satisfied, or CBKC makes a determination to not transfer the Programs pursuant to Section 11.7(h), then CBKC may, but is not obligated to, at its own expense (but without limiting any amounts owed by Marketer to CBKC under this Agreement) take over the services being performed by Marketer under this Agreement and continue operating the Programs at its own cost and expense without the involvement of Marketer upon providing written notice of its election to Marketer.

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(b) Except as specifically set forth in this Agreement or mutually agreed upon by the Parties, each Party shall bear its own out-of-pocket costs and expenses associated with the wind-down of this Agreement. Notwithstanding the foregoing, if CBKC terminates this Agreement for cause pursuant to Sections 11.2 – 11.4 due the actions or inactions of Marketer, Marketer shall pay or CBKC may withhold from any amounts due to Marketer an amount equal to [* * *]2 (“Termination Costs”). Such costs shall be paid by Marketer no later than ten (10) days of receipt of CBKC’s invoice therefore. If Marketer terminates this Agreement for cause pursuant to Sections 11.2 – 11.4 due the actions or inactions of CBKC, CBKC shall provide the internal resources necessary to provide reasonable wind-down to Marketer at CBKC’s own expense and CBKC shall reimburse Marketer for all of Marketer’s reasonable expenses incurred in connection with the wind-down activities described in this Section. If this Agreement is terminated by either Party pursuant to Section 11.2(a) above, the terminating Party shall be responsible for the Termination Costs and all other costs and expenses in connection with the wind-down activities describe in this Section.

(c) Except as otherwise contemplated by the adopted plan for wind-down or transition, or as otherwise required by Applicable Law or a Regulatory Authority, CBKC and Marketer shall continue to be bound by the terms of this Agreement until the completion of the wind-down plan.

Section 11.7. Marketer Transfer Option.

(a) Upon Marketer or CBKC providing notice of termination of this Agreement pursuant to Section XI, Marketer shall have the right to elect to cause the transfer of one or more Programs to a qualified successor financial institution (the “Successor Bank”) (subject to compliance with Applicable Law and obtaining the approval of any required Regulatory Authority, if any). In the event Marketer exercises its option to cause the transfer one or more Programs, Marketer will provide written notice to CBKC including a detailed outline of Marketer’s intentions in connection with such Programs, including the identity of the Successor Bank, the proposed transition procedures for the transfer, and any other information reasonably requested by CBKC (the proposed “Transition Plan”). Any transfer by CBKC pursuant to this Section 11.7 shall be contingent upon (i) all obligations of Marketer under this Agreement having been satisfied by Marketer, (ii) CBKC determining to its reasonable satisfaction that the Successor Bank and the proposed Transition Plan is acceptable to CBKC and in the best interest of the Cardholders, (iii) CBKC consenting in writing to the proposed transfer, and (iv) CBKC entering into a transfer agreement with the Successor Bank, pursuant to which, among other things, the Successor Bank shall assume all existing and future liabilities associated with the Programs and BINs on commercially reasonable terms and conditions acceptable to CBKC in its good faith discretion. In the event the Agreement is terminated in whole or in part by CBKC for cause pursuant to Sections 11.2 – 11.4 due to Marketer’s actions or inactions, CBKC reserves the right to decline Marketer’s request to transition the Programs to a Successor Bank in CBKC’s good faith and sole discretion, and in such event such Programs shall be wound-down in accordance with Section 11.6 above.

2 Note: Confidential material redacted and filed separately with the Commission.

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(b) In the event that Marketer elects to transition one or more Programs to a Successor Bank pursuant to Section 11.7(a), CBKC shall use commercially reasonable efforts to: (i) assign all of CBKC’s rights, duties and obligations with respect to the Programs to such Successor Bank; (ii) make any and all regulatory filings required by Applicable Law to effect the transition of its undertakings in connection with this Agreement to such Successor Bank; (iii) take all other commercially reasonable actions and execute such other documents as necessary to transfer the Programs and related BINs to such Successor Bank.

(c) Unless this Agreement is terminated in whole or in part by Marketer for cause pursuant to Sections 11.2 – 11.4 due the actions or inactions of CBKC, or by CBKC pursuant to Section 11.2(a), Marketer shall pay CBKC an amount equal to (a) the number of months remaining in the then-current term (Initial Term or Renewal Term), multiplied by (b) the average CBKC Net Revenue Share earned by CBKC for each of the three (3) months immediately preceding the date of termination. Marketer shall pay such amount no later than ten (10) days of receipt of CBKC’s invoice therefore. Each Party recognizes and acknowledges that any such liquidated damages amount is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to the Bank.

(d) Except as specifically set forth in this Agreement or mutually agreed upon by the Parties, each Party shall bear its own out-of-pocket costs and expenses associated with the transition of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated for cause by CBKC pursuant to Sections 11.2-11.4 due to the actions or inactions of Marketer, at closing and as a condition of the transfer of the Programs, Marketer shall reimburse CBKC for all expenses incurred by CBKC in connection with the transfer of the Programs, including, but not limited to, costs of transferring the BIN, notifying impacted Cardholders, issuing refund checks, Network fees and charges, CBKC’s reasonable attorneys’ fees incurred in connection with the transfer (including attorney’s fees incurred with respect to the negotiation, execution and deliverance of a transfer agreement satisfactory to CBKC), any amounts payable to Processor or other third party service providers to ensure the provision of their services continue through the completion of the Transition Plan, any de-conversion costs, liquidated damages, termination fees or ongoing servicing fees payable to any Processor or third party service provider that would not have been incurred by CBKC but for the Programs, and all other out of pocket costs and expenses reasonably incurred by CBKC in connection with the transfer activities described in this Section (“Transition Costs”). Marketer shall pay such amount no later than ten (10) days of receipt of CBKC’s invoice therefore. If Marketer terminates this Agreement for cause pursuant to Sections 11.2 – 11.4 due the actions or inactions of CBKC, CBKC shall provide the internal resources necessary to provide reasonable transition assistance to Marketer at CBKC’s own expense and CBKC shall reimburse Marketer for all of Marketer’s reasonable expenses incurred in connection with the transition activities described in this Section. If this Agreement is terminated by either Party pursuant to Section 11.2(a) above, the terminating Party shall be responsible for the Transition Costs and all other costs and expenses in connection with the transition activities describe in this Section.

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(e) Upon confirmation that the transfer is in compliance with Applicable Law and the Transition Plan and upon CBKC’s receipt of payment by Marketer of the amounts set forth in this subsection and any other amounts owed to CBKC under this Agreement, CBKC will transfer the Card Accounts and associated balances, applicable BIN(s), and necessary Cardholder Data to the Successor Bank and take such other action as is necessary or appropriate pursuant to the transfer agreement between CBKC and the Successor Bank.

(f) Unless otherwise contemplated by this Article 11, CBKC and Marketer shall continue to be bound by and comply with the terms of this Agreement and perform all of their obligations hereunder until the completion of the Transition Plan(regardless of whether the Term has expired or been terminated).

(g) Each Party shall ensure that all aspects of such Party’s obligations in connection with the transfer are accomplished in compliance with Applicable Law. Each Party shall remain in compliance with all provisions of this Agreement, and the timely payment of all other fees and sums called for under this Agreement through the completion of the Transition Plan.

(h) At any time, CBKC may, in its reasonable discretion, determine that the proposed transfer of Programs would not be permitted pursuant to Applicable Law or would not be in the best interest of the Cardholders, and shall notify Marketer that the proposed transfer shall not be permitted, whereupon, subject to CBKC’s right to assume the Programs pursuant to Section 11.6(a), the Parties shall wind-down the Programs in accordance with Section 11.6.

(i) Except as required by Applicable Law or Rules (including applicable securities laws and the rules promulgated thereunder) or by a Regulatory Authority, in no event will any Party make any public statement or customer communication regarding the termination or wind-down of this Agreement or any Cards or Programs without the express prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Parties agree that each Party may communicate the termination or expiration of this Agreement with any party with which Marketer has contracted to provide any Transaction Processing Services, marketing or other services with regard to the Program.

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SECTION XII. CONFIDENTIALITY AND SECURITY

Section 12.1. Confidential Information.

(a) Each Party recognizes that irreparable harm can be caused to the other Party by the improper disclosure of the other Party’s Confidential Information, and any violation of the obligations of a Party set forth in this section shall entitle the Disclosing Party to seek injunctive relief in addition to, and not in lieu of, any damages to which the Disclosing Party may be entitled. If Disclosing Party’s Confidential Information is disclosed by the Receiving Party to a third party in violation of the terms of this Agreement, the Receiving Party will provide all reasonable assistance to the Disclosing Party in obtaining retrieval of the information. Notwithstanding anything to the contrary, Confidential Information shall not include information which: (i) at the time of disclosure is already in the lawful possession of the Receiving Party without being subject to an obligation of confidentiality; (ii) was made available to the Receiving Party, without restriction on disclosure, by a third party who Receiving Party reasonably believes was not under an obligation of confidentiality with respect to the disclosed information; (iii) is independently developed by the Receiving Party without reference or use of any Confidential Information of the Disclosing Party; or (iv) becomes public through no act or omission of the Receiving Party. This Agreement does not prohibit the communication of Confidential Information to the extent required by a valid order by a court of competent jurisdiction or at the direction of a Regulatory Authority that regulates the Receiving Party, or where such communication is otherwise required by Applicable Law; provided, however, that should the Receiving Party receive such a request or demand to disclose the Disclosing Party’s Confidential Information, the Receiving Party will promptly inform the Disclosing Party and, where possible, provide the Disclosing Party with sufficient time to seek, at its own expense, a protective order prior to disclosing the Confidential Information. Each Party shall immediately notify the other Party upon any breach of its data security that could involve the compromise of the other Party’s Confidential Information, and shall promptly institute corrective action as may be required under the circumstances. Marketer and CBKC agree to keep confidential the prices, terms and conditions of this Agreement.

(b) The Parties may use the other Party’s Confidential Information only as reasonably necessary to perform their respective obligations under this Agreement. The Receiving Party shall take all reasonable precautions to protect Disclosing Party’s Confidential Information to the same extent it protects its own Confidential Information but in no event less than reasonable care. Except as specifically set forth herein, each Receiving Party shall not use or disclose Confidential Information of the Disclosing Party except: (i) to perform its obligations or enforce its rights with respect to the Programs and under the Agreement; (ii) as expressly permitted by this Agreement; (iii) with the prior written consent of the Disclosing Party; (iv) pursuant to a subpoena or court order; or (v) pursuant to a summons order or other judicial or governmental process issued by a Regulatory Authority, or in connection with any regulatory report, audit, inquiry or other request for information from such a Regulatory Authority, or as required by Applicable Law. Each Receiving Party shall limit access to the Disclosing Party’s Confidential Information to those employees, authorized agents, contractors, consultants, Distributors and Mission Critical Third Parties who (i) have a reasonable need to access such Confidential Information in connection with the Programs and (ii) are bound by obligations with respect to such Confidential Information at least as strict as those set forth in this Section. Each Receiving Party shall be fully liable to the Disclosing Party for any violation of the terms hereof by any such person. Confidential Information shall be returned to the Disclosing Party or destroyed upon request, and at the expense of the Disclosing Party, provided, however, that the Receiving Party in possession of tangible property containing the Disclosing Party’s Confidential Information may retain a reasonable number of copies of such material, subject to the confidentiality requirements of this Agreement and Applicable Law, that may be used solely for regulatory or legal compliance purposes and may not be used for any other purpose; and provided further that the Receiving Party will not be required to erase or delete electronically stored Confidential Information that has been saved to a back-up file in accordance with the Receiving Party’s ordinary back-up or document retention policies so long as the Receiving Party’s employees, authorized agents, contractors, and consultants do not have general access to such back-up files and that such Confidential Information is maintained in accordance with the confidentiality requirements of this Agreement and Applicable Law. Such compliance shall be certified in writing, upon the request of the Disclosing Party, including a statement that no copies of Confidential Information have been kept, except as necessary for regulatory or legal compliance purposes or as otherwise expressly permitted by this Section XII. The duty of a Receiving Party to maintain the confidentiality of Confidential Information of the Disclosing Party hereunder shall terminate only upon the return of such Confidential Information to the Disclosing Party in accordance with this Agreement or the destruction by the Receiving Party of the Confidential Information in accordance with this Agreement.

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(c) By virtue of CBKC’s sponsoring the Programs into the Network(s), Marketer is required to comply with all data-security provisions of the Rules and to comply with the Networks’ requirements related to information security as provided by CBKC to Marketer (the “Security Standards”) (which, if applicable to Marketer under the Rules or Applicable Law, includes the payment card industry data security standards (“PCI DSS”). To the extent Marketer or any Mission Critical Third Parties of Marketer stores, processes, or transmits Cardholder Data in the performance of its obligations pursuant to this Agreement or as subcontracted to it by Marketer, Marketer will, and will be responsible to ensure that any such Mission Critical Third Parties to Marketer will, comply with the Security Standards, including PCI DSS, and the Rules at all times in the performance of those obligations, and must cooperate with CBKC as necessary to fulfill the objectives of the Security Standards. Marketer and any of any of its Mission Critical Third Parties storing, transmitting, or accessing PANs, shall obtain at their own expense an annual audit to assess compliance with PCI DSS, such assessment to be performed by a qualified security assessor approved by the PCI Security Standards Council (a “QSA”). Marketer and any of its Mission Critical Third Parties requiring PCI DSS compliance pursuant to this Section, will submit to CBKC for approval the name of the QSA engaged to perform the PCI DSS assessment no later than thirty (30) days prior to each annual assessment. CBKC reserves the right in its reasonable discretion to reject the proposed QSA, at which time Marketer shall submit an alternative name to CBKC for approval until such time as CBKC approves of the QSA. In no event shall CBKC’s disapproval of a QSA relieve Marketer of the obligation to provide the PCI DSS assessment report to CBKC annually. Promptly upon completion of such assessment, a copy thereof shall be provided to CBKC.

(d) Except where being furnished to its Mission Critical Third Party or to a Cardholder upon issuance of a Card pursuant to the CBKC Policy Documents, Program Materials and pursuant to the terms of this Agreement, Marketer shall not furnish a Card number to a third party that has not been masked or truncated to protect its confidentiality without prior notice to and approval of CBKC, and shall use all reasonable procedures to ensure that data provided to a third party does not subject such entity to the Security Standards.

(e) Marketer agrees to discontinue use of any Mission Critical Third Party if CBKC or the Network determines such Mission Critical Third Party fails to satisfy, in all material respects and at all times, the Rules or the Security Standards.

SECTION XIII. OVERSIGHT AND CONTROL; REGULATORY AND LEGAL REQUIREMENTS

Section 13.1. CBKC Oversight and Control of Cards and Card Accounts.

(a) The Parties agree that as between the Parties, the Programs and the Cards are CBKC’s products, and CBKC shall have oversight and control of the Programs, Card Accounts, Cards and Permissible Transactions, including, but not limited to, the approval of Mission Critical Third Parties retained by Marketer, and all Marketing Materials and Program Materials developed by Marketer with respect to each Program. CBKC shall review information related to each Program’s compliance, profitability, customer satisfaction, Cardholder behavior, and the like and shall meet regularly with Marketer, on at least a quarterly basis, to discuss the results of each Program (including any problems, losses or complaints, and any changes or modifications that may be necessary to ensure the viability of each Program).

As one, but not the exclusive means, for CBKC to exercise such oversight and control expected under Applicable Law, CBKC will take whatever actions on Cards and Card Accounts that CBKC reasonably deems necessary to fulfill its obligations under Applicable Law, including but not limited to the BSA and Regulation E, and in connection with such BSA-related activities including, but not limited to: (A) filing Suspicious Activity Reports; (B) filing Currency Transaction Reports; (C) freezing, suspending or closing Card Accounts or any other action which may restrict, block, or limit access by the Cardholder, any user, or Marketer to any Card Account; (D) freezing, suspending, or otherwise limiting access to any funds in any Card Account by the Cardholder, any user, or Marketer; and (E) transferring funds into a special account designated by CBKC to hold such funds until CBKC is instructed by the appropriate Regulatory Authority regarding disposition of such funds. Marketer will, at all times, support and cooperate with CBKC in connection with CBKC’s activities described in this subsection. Marketer will not, at any time, attempt to mitigate, block, limit, supersede, reverse, or circumvent CBKC’s actions. Marketer will take all actions necessary to support CBKC in such activities and Marketer shall ensure the appropriate training of its staff to support CBKC’s efforts.

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Section 13.2. Audit; Oversight and Examination.

(a) Marketer agrees: (i) that the terms of Exhibit H required by the Missouri Division of Finance shall govern for the duration of Marketer’s relationship with CBKC, (ii) to submit to any examination which may be required by any Regulatory Authority or Network with audit and examination authority over CBKC; (iii) to provide to CBKC any information that may be required by any Regulatory Authority or Network in connection with their audit or review of CBKC, any Program, or the Cards and reasonably cooperate with such Regulatory Authority or Network in connection with such any audit or review; and (iv) provide such other information as CBKC, a Regulatory Authority, or Network may from time to time reasonably request with respect to the financial condition and security and business practices of Marketer. Marketer specifically acknowledges that the FDIC, the Missouri Division of Finance, or any other Regulatory Authority that has supervisory authority over CBKC has authority to examine Marketer pursuant to the Bank Service Company Act, and to assess Marketer’s ability to perform its contractual obligations.

(b) CBKC shall have the right, but not the obligation, to perform one (1) on-site audit of Marketer per year provided CBKC provides at least ten (10) Business Days’ prior written notice to Marketer. Notwithstanding the foregoing, if any annual audit conducted by CBKC reveals material violations by Marketer with the terms of this Agreement, CBKC shall have the right to conduct one or more remedial audits in such intervals as CBKC determines necessary in its good faith discretion until Marketer has remediated such violations. Any out-of-pocket costs incurred by CBKC in connection with the above-mentioned audits shall be considered a Program Cost for purposes of this Agreement, with the exception of remedial audits conducted by CBKC due to material violation by Marketer with the terms of this Agreement, in which case Marketer shall be solely responsible for such remedial audits costs. As CBKC determines in its commercially reasonable discretion, CBKC shall have the right, but not the obligation, to perform any additional audits of Marketer without notice, at CBKC’s expense. In connection with any such audits permitted pursuant to this subsection, Marketer shall provide CBKC with access to the facilities, books and records of Marketer relating to this Agreement and/or the Programs. CBKC’s auditors and other representatives shall comply with the security requirements of Marketer. The foregoing audit rights shall be subject to the following: (i) any such audit will be conducted for a reasonable duration during regular business hours in such a manner as to avoid interference, to the extent practicable, with normal business activities of Marketer; and (ii) if the entity conducting the audit is not CBKC, such entity shall agree to be bound by the confidentiality provisions of this Agreement.

(c) To the extent Marketer engages any Mission Critical Third Party to satisfy any of its obligations pursuant to this Agreement, Marketer shall include in its agreement with such Mission Critical Third Party the terms set forth in subsections (a) and (b) above as if the Mission Critical Third Party was Marketer pursuant to this Agreement.

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(d) Each Party shall at all times have reasonable access to all information and documents related to the subject matter of this Agreement that it requires to comply with Applicable Law or the requirements of this Agreement which may be in the control or possession of the other Party, the Processor, or any Distributors or other Mission Critical Third Parties, including, but not limited to, information and documents concerning revenues or transactions and agreements affecting the management and administration of the Programs.

(e) Corrective Action Plans. Marketer shall prepare a written response to CBKC (a “Response to Audit Letter”) to all criticisms, recommendations, deficiencies, and violations of Applicable Law identified in reviews conducted by or on behalf of CBKC, any Regulatory Authority or Network (“Audit Findings”). The Response to Audit Letter shall be delivered to CBKC within twenty (20) Business Days of Marketer’s receipt of such Audit Findings, unless directed otherwise by a Regulatory Authority or a Network. The Response to Audit Letter shall include, at a minimum, a detailed discussion of the following:

(i)	the planned corrective action to address the Audit Findings (“Audit Corrective Action Plan”);

(ii)	employee(s) of Marketer tasked to remedy the Audit Findings;

(iii)	remedial actions proposed to be directed to current or past Cardholders negatively impacted by the Audit Findings (provided no such action shall be taken without express written approval from CBKC);

(iv)	steps to be taken to prevent any recurrence of the Audit Findings;

(v)	a specific timeframe, not to exceed forty (40) Business Days, unless otherwise approved by CBKC in advance, to implement the Audit Corrective Action Plan (“Corrective Action Plan Deadline”);

(vi)	documentation evidencing that the Audit Corrective Action Plan has been implemented;

(vii)	if additional time is needed to implement the Audit Corrective Action Plan or deviations from the Audit Corrective Action Plan are necessary, a written request shall be submitted to CBKC detailing the extenuating circumstances that necessitate an extension of the Corrective Action Plan Deadline and such extension request shall be subject to the reasonable approval of CBKC; and

(viii)	identification of any Audit Findings disputed by Marketer or where corrective action is not possible or necessary, supported by a detailed explanation of Marketer’s position.

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Section 13.3. Data Security; Business Continuity; Identity Theft Compliance.

(a) Data Security.

(i)	During the Term and following termination of this Agreement, the Parties acknowledge and agree that CBKC is the owner of all Cardholder Data and may use any Cardholder Data in accordance with Applicable Law unless the Programs and corresponding Cardholder Data is transferred to a Successor Bank pursuant to Section 11.7. The purpose of this Section 13.3 is to ensure that this Agreement conforms to the applicable provisions of the GLBA and all other Applicable Law (including state laws) related to the privacy, security, and data protection and destruction of Cardholder Data. This Section 13.3 also sets forth the Parties’ agreement with respect to the shared use and disclosure of Cardholder Data. All sharing, use and disclosure of Cardholder Data under this Agreement shall be subject to the provisions of this Section 13.3. Each Party will establish, maintain and comply with a written information security program consistent with Applicable Law, including but not limited to GLBA (the “Information Security Plan”), with appropriate administrative, technical and physical safeguards designed to (A) protect the security, confidentiality and integrity of the Cardholder Data, (B)protect against any anticipated threats or hazards to the security and integrity of Cardholder Data, (C) protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Cardholder or Card applicant; and (D) ensure the proper disposal of Cardholder Data.

(ii)	Each Party’s Information Security Plan shall be designed to comply with Applicable Law, including, without limitation, GLBA and the Interagency Rules Establishing Standards for Safeguarding Customer Information adopted pursuant to Section 501 of GLBA and applicable state laws governing the privacy of Cardholder Data. During the Term and for a period of seven (7) years thereafter, each Party shall maintain and, at the other Party’s request, during the Term provide for the other Party’s review (A) a summary of the Information Security Plan of such Party, and (B) a summary of other applicable security Program Materials, including summaries of its Incident response policies, encryption standards and/or other computer security protection policies or procedures, that constitute compliance with Applicable Law.

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(iii)	When requested by the other Party, a Party shall allow the other Party to perform an information security review of each of the facilities at which any Cardholder Data is stored or processed, whether or not such facilities are owned or operated by the Party or by a third party. Such security reviews may be performed annually (or such greater frequency as may be required by Applicable Law), provided, however, that in the event any such security review identifies deficiencies, the reviewing Party may perform such security reviews more frequently until such deficiencies are resolved. The Party subject to review agrees to meet with the reviewing Party to discuss the security review and the results of such review and the Party subject to review shall take corrective action to remedy any deficiencies identified by such review. Each Party has the right to inspect and/or request information regarding the other Party’s Information Security Plan, associated audit reports, summaries of test results or equivalent measure taken by the other Party to ensure that Party’s Information Security Plan complies with Applicable Law and meets the objectives of this Agreement. Marketer shall not store or process any Cardholder Data at, or allow access to any of the foregoing from, any location outside of the United States of America without the prior written consent of CBKC, such consent not to be unreasonably withheld or delayed. Each Party shall use the same degree of care in protecting the Cardholder Data against unauthorized disclosure as it accords to its other confidential customer information, but in no event less than a reasonable standard of care. In the event either Party becomes aware of any unauthorized use, modification, destruction or disclosure of, or access to, Cardholder Data, such Party shall immediately notify the other Party and shall cooperate with the other Party, (w) to assess the nature and scope of such Incident, (x) to contain and control such Incident to prevent further unauthorized access to or use of Cardholder Data, (y) to provide prompt notice to affected Cardholders, and (z) provide the other Party with written documentation of the cause, remedial steps and future plans to prevent recurrence of the same or similar event. If such remedial plan is acceptable to the other Party, the affected Party shall immediately implement the proposed remedial plan. If such remedial plan is acceptable to the other Party, the affected Party shall immediately implement the proposed remedial plan. If such remedial plan is unacceptable, based on the other Party’s reasonable judgment, the affected Party shall promptly, but in any event no later than five (5) Business Days, enter into good faith negotiations to address the proposed remedial plan. Marketer shall cooperate fully with all CBKC security investigation activities and with the preparation and transmittal of any notice or any other action that CBKC, in its reasonable discretion, may deem appropriate or required by Applicable Law, to be sent or done for Cardholders or other affected third parties regarding any known or suspected security breach. The Party through which such unauthorized use, modification, destruction, disclosure or access occurred (either directly or through a third party) shall bear the cost and expenses of any notice or other action required due to unauthorized use, modification, destruction or disclosure of, or access to, Cardholder Data. Each Party’s Information Security Plan shall include a written response program addressing the appropriate remedial measures it shall undertake in the event there is an occurrence of any of the foregoing events. Each Party agrees that if it uses any Mission Critical Third Parties to satisfy its obligations pursuant to this Agreement, such Mission Critical Third Parties will be contractually obligated to have an information security plan that satisfies and is subject to the same obligations and requirements as such Party’s Information Security Plan pursuant to this Agreement. Each Party is solely responsible for ensuring compliance by its respective Mission Critical Third Parties with this Section 13.3 and Applicable Law.

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(iv)	Use and Disclosure of Cardholder Data. Neither Party shall use, or permit to be used, the Cardholder Data, except as provided in this Section 13.3(b):

(v)	Each Party and its Mission Critical Third Parties may receive, use and disclose the Cardholder Data with respect to a Program solely to the extent permitted by this Section 13.3 and in compliance with Applicable Law and CBKC’s Privacy Policy, and only (i) for purposes of promoting the Cards and the Programs, (ii) as otherwise necessary to carry out its obligations under this Agreement. Except as provided herein, neither Party nor any Mission Critical Third Party shall, directly or indirectly, sell or otherwise transfer any right in or to the Cardholder Data or use the Cardholder Data to market or promote any product or service other than the Cards and the Programs. For the avoidance of doubt, neither Marketer nor any Mission Critical Third Party shall include any unrelated advertisements for any other products or services offered by Marketer or another third party.

(vi)	Each Party may disclose the Cardholder Data in compliance with Applicable Law solely:

a)	to any Network, Processor, or other entity to which disclosure is necessary in connection with the processing a Card Transaction;

b)	to its Mission Critical Third Parties in connection with a permitted use of such Cardholder Data under this Section 13.3, provided that each such Mission Critical Third Party agrees in writing to maintain all such Cardholder Data as strictly confidential in perpetuity and not to use or disclose such information to any Person other than Marketer or CBKC, except as required by Applicable Law or any Regulatory Authority (after giving the other Party prior notice and an opportunity to defend against such disclosure); provided, further, that each such Mission Critical Third Party maintains, and agrees in writing to maintain, a written information security program that is designed to protect Cardholder Data and information related to Transactions, and which complies with the requirements under Applicable Law;

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c)	to its employees, consultants, attorneys and accountants who need to know such Cardholder Data in connection with a permitted use of such Cardholder Data under this Section 13.3; provided that (1) any such person is bound by terms substantially similar to this Section 13.3 as a condition of employment or of access to Cardholder Data or by professional obligations imposing comparable terms; and (2) the disclosing Party shall be responsible for the compliance by each such person with the terms of this Section 13.3;

d)	to any Regulatory Authority with authority over either Party or a Network (1) in connection with an examination of either Party; or (2) pursuant to a specific requirement to provide such Cardholder Data by such Regulatory Authority or by a Network or pursuant to compulsory legal process; provided that such Party seeks the full protection of confidential treatment for any disclosed Cardholder Data to the extent available under Applicable Law or the Rules, as applicable, governing such disclosure.

(b) Treatment of Cardholder Data Upon Expiration or Termination. With respect to the sharing, use and disclosure of Cardholder Data following the expiration or termination of this Agreement in its entirety, the rights and obligations of the Parties under this Section 13.3 with respect to affected Cardholder Data shall continue following termination or expiration of this Agreement through any period of transition of any Program.

(c) Business Continuity. Each Party shall establish and maintain appropriate contingency plans, recovery plans and proper risk controls to ensure its continued performance at all times under this Agreement (a “Business Continuity Plan”). Each Party’s Business Continuity Plan shall address testing, control functions, accountability and corrective actions to be immediately implemented, as necessary. Each Party shall review and test its Business Continuity Plan on at least an annual basis. If requested, the other Party, Each Party shall provide a summary of the results of its business continuity tests to the other Party. Each Party agrees that if it uses any Mission Critical Third Parties to satisfy its obligations pursuant to this Agreement, such Mission Critical Third Parties will have a Business Continuity Plan that satisfies and is subject to the same obligations and requirements as a Party’s Business Continuity Plan pursuant to this Agreement. In the case of Marketer, any Business Continuity Plan of Marketer or its Mission Critical Third Parties is subject to the prior written approval of CBKC, which may not be unreasonably withheld or revoked. CBKC may, in its reasonably determination, require Marketer to modify Marketer’s Business Continuity Plan or to cause a Mission Critical Third Party to modify its Business Continuity Plan to ensure compliance with Applicable Law and the Rules, and Marketer will do so promptly. Upon CBKC’s reasonable request, Marketer will provide to CBKC a copy of Marketer’s Business Continuity Plan. Upon CBKC’s reasonable request, Marketer will provide to CBKC a copy of the Business Continuity Plan of any Mission Critical Third Party that is requested by CBKC.

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(d) SSAE 16 Review. Marketer represents and warrants that it has policies and procedures with respect to its internal controls, including proper controls to maintain in compliance with applicable Security Standards, and shall provide CBKC a copy of a summary of such policies and procedures as requested. To the extent such policies and procedures are materially amended thereafter, Marketer will provide CBKC a copy of a summary of such amendment if such policy has, prior to the amendment, been requested by CBKC. On an annual basis during the Term, Marketer shall engage its independent appropriately qualified accountants to conduct a review of its internal controls related to each Program. The first review shall be a “Type I” review and each subsequent review shall be a “Type II” review, in each case conducted in accordance with the American Institute of Certified Public Accountants Statement on Standards of Attestation Agreements Number 16 (“SSAE 16”), the findings and recommendations of which shall be set forth in a report (the “SSAE 16 Review”). Marketer shall deliver a copy of the SSAE 16 Review to CBKC promptly upon completion of each SSAE 16 Review. If the SSAE 16 Review contains any recommendations, Marketer shall, at its sole cost and expense, promptly take all actions necessary to comply with such recommendations. If, at any time during the Term, CBKC has reasonable material concerns regarding the Marketer’s operational controls and such concerns are not addressed in the SSAE 16 Review and in Marketer’s response to any recommendations therein to CBKC’s reasonable satisfaction, CBKC shall so notify Marketer and the Parties shall promptly meet in an effort to resolve the stated concerns. If, after completion of the steps defined above, CBKC’s concerns are not addressed to CBKC’s reasonable satisfaction, CBKC may conduct its own audit of Marketer’s controls (i) at CBKC’s expense, (ii) upon thirty (30) days prior written notice, (iii) at a time mutually agreed between the Parties for a reasonable duration during regular business hours in such a manner as not to interfere with normal business activities of Marketer, (iv) with a mutually agreed upon scope, and (v) limited to reasonable requests for documentation related to the services covered in this Agreement. Marketer will contractually require its Mission Critical Third Parties to have policies and procedures that satisfies and is subject to the same obligations and requirements of Marketer pursuant to this Section. Marketer is solely responsible for ensuring compliance by its respective Mission Critical Third Parties with this Section.

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(e) Red Flags. Each Party acknowledges the applicability of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) to the extent that accounts under any Program that are considered “covered” by the Red Flag Guidelines of the FACT Act (the “Red Flags”). To the extent applicable, Marketer agrees to cooperate fully with CBKC in implementation and maintenance of an appropriate program with respect to covered accounts (the “Red Flags Program”). Any Red Flags Program of Marketer is subject to the prior written approval of CBKC, which may not be unreasonably withheld or revoked. CBKC may require Marketer to modify Marketer’s Red Flags Program to ensure compliance with Applicable Law, and Marketer will do so promptly. Upon CBKC’s reasonable request, Marketer will provide to CBKC a copy of Marketer’s Red Flags Program.

SECTION XIV. INDEMNIFICATION

Section 14.1. Indemnification.

(a) Marketer shall indemnify, defend and hold CBKC and its Affiliates and their respective directors, officers, employees, shareholders, representatives, agents, assigns, and successors (each a “CBKC Indemnified Party”) harmless from and against any and all Losses in connection with:

(i)	a violation by Marketer or a Mission Critical Third Party of any Applicable Law or the Rules assumed by Marketer pursuant to this Agreement;

(ii)	any breach of any covenant, representation or warranty by Marketer contained in this Agreement;

(iii)	any failure of any Mission Critical Third Party to fulfill any obligations of Marketer that are delegated to it, or the failure to maintain the security and privacy of Cardholder Data, to maintain data security as required by the Networks, or to maintain the confidentiality of CBKC’s Confidential Information;

(iv)	any failure by Marketer to perform and fulfill its obligations and undertakings set out herein;

(v)	any wrongful acts, intentional misconduct or gross negligence of, or any noncompliance with or violation of any Applicable Law or the Rules by Marketer or any Mission Critical Third Party, Vendor, employee or agent of Marketer (collectively “Marketer Contractors”);

any misrepresentation or false or misleading statement made by Marketer or a Marketer Contractor to any Person (including, but not limited to, any Regulatory Authority, Network, or legislative body) regarding CBKC, any Program, this Agreement or the terms or conditions hereof, including any misrepresentation or false or misleading statement made by Marketer or a Marketer Contractor to CBKC in connection with CBKC’s due diligence of Marketer or of any proposed Program; provided, however, no such CBKC Indemnified Party will be entitled to indemnification by Marketer hereunder if such Losses were proximately and primarily caused by: (i) the material breach by CBKC of any of its representations, warranties, or agreements hereunder and not as a result of any actions or inactions of Marketer or its Marketer Contractors, (ii) gross negligence, willful misconduct, or bad faith by CBKC, or (iii) an act of fraud, embezzlement, or criminal activity by CBKC or its third party servicers, including Bank’s CIP Vendor and the Processor (excluding for avoidance of doubt Marketer, Marketer Contractors).

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(b) To the extent permitted under Applicable Law, Marketer is liable to CBKC for the amount of CBKC’s Losses associated with claims, demands, chargebacks, fines, or penalties made by any Regulatory Authority or Network.

(c) CBKC shall indemnify, defend and hold Marketer and its Affiliates and their respective directors, officers, employees, shareholders, representatives, agents, assigns, and successors (each a “Marketer Indemnified Party”) harmless from and against any and all Losses in connection with:

(i)	a violation by CBKC of any Applicable Law or the Rules assumed by CBKC pursuant to this Agreement;

(ii)	any breach of any covenant, representation or warranty by CBKC contained in this Agreement;

(iii)	any failure by CBKC to maintain the security and privacy of Cardholder Data, to maintain data security as required by the Networks, or to maintain the confidentiality of Marketer’s Confidential Information;

(iv)	any failure by CBKC to perform and fulfill its obligations and undertakings set out herein;

(v)	any wrongful acts, intentional misconduct or gross negligence of, or any noncompliance with or violation of any Applicable Law or the Rules by CBKC;

(vi)	any misrepresentation or false or misleading statement made by CBKC to any Person (including, but not limited to, any Regulatory Authority, Network, or legislative body) regarding Marketer, any Program, this Agreement or the terms or conditions hereof;

provided, however, no such Marketer Indemnified Party will be entitled to indemnification by CBKC hereunder if such Losses were proximately and primarily caused by: (i) the material breach by Marketer of any of its representations, warranties, or agreements hereunder and not as a result of any actions or inactions of CBKC or its employees or agents (excluding Marketer, Marketer Contractors), (ii) gross negligence, willful misconduct, or bad faith by Marketer or its Marketer Contractors or the Processor, or (iii) an act of fraud, embezzlement, or criminal activity by Marketer or its Marketer Contractors or the Processor.

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(d) Defense of Claims.

(i)	Notice. If any Claim is commenced that may give rise to a right of indemnification, or any knowledge is received of a state of facts which, if not corrected, may give rise to a right of indemnification, the indemnified party shall give prompt written notice to the indemnifying party. The failure to give such notice shall not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby.

(ii)	Right to Defend Claim. The indemnifying party shall have the right to defend any such Claim in its name and at its expense, shall select the counsel for the defense of such Claim as approved by the indemnified party, and shall cooperate with the indemnified party in the conduct of the defense against such Claim; provided, however, that the indemnifying party shall not have the right to solely defend any such Claim if (i) it refuses to acknowledge fully its obligations to the indemnified party; (ii) it contests, in whole or in part, its indemnification obligations; (iii) it fails to employ appropriate counsel approved by indemnified party to assume the defense of such Claim or refuses to replace such counsel upon the indemnified party’s reasonable request; (iv) the indemnified party advises the indemnifying party that there are issues which could raise possible conflicts of interest between the indemnifying party and the indemnified party or that the indemnified party has claims or defenses that are separate from or in addition to the claims or defenses of the indemnifying party; or (v) such Claim seeks an injunction or cease and desist order; provided further, that Marketer may not, as an indemnifying party or otherwise, defend against a Claim or select the counsel for the defense of a Claim if the Claim was brought by a Regulatory Authority. In each such case, the indemnified party shall have the right to direct or participate in the defense of the Claim and retain its own counsel, and the indemnifying party shall pay the cost of such defense, including reasonable attorneys’ fees and expenses.

(iii)	Indemnifying Party Election. If the indemnifying party elects and is entitled to compromise or defend such Claim it shall within thirty (30) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so, and the indemnified party shall, at the expense of the indemnifying party, cooperate in the defense of such Claim. In such case, the indemnified party shall have the right to participate in the defense of any Claim with counsel selected by it. Except as provided in this Section XIV, the fees and disbursements of such counsel shall be at the expense of the indemnified party.

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(iv)	Indemnifying Party Obligation. The indemnifying party shall have no obligation to pay the monetary amount of the settlement of any Claim entered into by the indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). Notwithstanding the indemnifying party’s right to direct the defense against any Claim, the indemnifying party shall not have the right to compromise or enter into an agreement settling any claim, suit, demand or action without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed).

SECTION XV. GENERAL PROVISIONS

Section 15.1. Media Releases.

All media releases, public announcements and public disclosures by either Party relating in any way to this Agreement or Program that includes the name or Marks of the other Party, or the Network, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof, except that Marketing Materials shall be governed by Section 3.2 of this Agreement. Any such approval of a Party given under this Section 15.1 shall not be unreasonably withheld or delayed.

Section 15.2. Communications with Certain Regulatory Authorities.

Without CBKC’s prior approval, such approval not to be unreasonably withheld or delayed, Marketer will initiate no communication of any type regarding any Program or CBKC with any member of Congress or his or her staff, or the following governmental agencies unless required by Applicable Law: FDIC, Missouri Division of Finance, Consumer Financial Protection Bureau, Federal Reserve, Office of the Comptroller of the Currency, or any state governmental agency or attorney general’s office, unless such communication is required in order for Marketer to obtain a license, or to assess the need to obtain a license, to perform services in support of a Program.

Section 15.3. Relationship of Parties.

CBKC and Marketer are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, CBKC and Marketer to be treated as partners, joint venturers, or otherwise as joint associates for profit.

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Section 15.4. Disputes; Arbitration; Governing Law.

(a) Duty to Notify. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (hereinafter, a “Dispute”), the Party raising such Dispute shall notify the other promptly and no later than one hundred and eighty (180) days from the date of its discovery of the Dispute.

(b) Cooperation to Resolve Disputes. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute and who are at a higher level of management than the persons with direct responsibility for administration and performance of the provisions or obligations of this Agreement that are the subject of the Dispute.

(c) Arbitration. Except with respect to disputes arising from a misappropriation or misuse of any Party’s proprietary or intellectual property rights, disputes relating to the Confidential Information or intellectual property rights or the enforcement of any claims seeking equitable relief, the Parties agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any Dispute which cannot be otherwise resolved as provided in paragraph (b) above. . The arbitrator will be selected from panels maintained by the American Arbitration Association unless the Parties agree otherwise. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Des Moines, Iowa. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement. The arbitration shall be conducted in English. The Parties will have the right to conduct discovery for such arbitration pursuant to the Federal Rules of Civil Procedure; provided, however, that the arbitrator will have the authority to establish an expedited discovery schedule and discovery cut-off point, and to resolve any discovery disputes. The arbitrator will be limited to awarding compensatory damages, but, to the extent allowed by law, will have no authority to award punitive, exemplary, similar-type damages or any other recovery prohibited by this Agreement. The award of the arbitrator shall be in writing and shall be accompanied by a reasoned opinion. The Parties intend that any arbitration award will be final and binding on them, and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. Arbitration fees payable in advance of an award shall be paid equally by the Parties. The arbitrator shall award recovery of all costs and fees (including reasonable attorneys’ fees, administrative fees, arbitrator fees, costs and expenses) to the prevailing Party. Except as otherwise set forth above, the Parties acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this Agreement, neither Party may resort to any federal, state or local court or administrative agency concerning breaches of this Agreement or any other matter subject to arbitration under this Section 15.4, and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative agency with respect to any arbitrable claim or controversy. Except as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of each Party. Nothing in this Section 15.4 shall bar the right of any Party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with Applicable Law against threatened conduct that is likely to cause irreparable harm pending completion of the arbitration. Each Party waives the right to have a claim or dispute with one another decided in a judicial forum or by a jury.

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(d) This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of Missouri.

Section 15.5. Severability.

In the event that any part of this Agreement is deemed by a court, Regulatory Authority, or other public tribunal of competent jurisdiction to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.

Section 15.6. Section 15.6 Successors and Third Parties.

This Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns.

Section 15.7. Section 15.7 Assignments.

Neither Party may assign its rights and obligations under this Agreement to any Person without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

Section 15.8. Notices.

Except as otherwise set forth in this Agreement, all notices, requests and approvals required by this Agreement shall be in writing addressed/directed to the other Party at the address set forth below, or at such other address of which the notifying Party hereafter receives notice in conformity with this Section. All such notices, requests, and approvals shall be deemed given as follows: for delivery by messenger or overnight courier, upon receipt, and for delivery by certified or registered mail, return receipt requested, five (5) calendar days after being deposited in the mail. All notices, requests and approvals sent by any other method shall be deemed received upon actual receipt. All such notices, requests and approvals shall be addressed to the attention of:

If to CBKC:	Central Bank of Kansas City Attn: William M. Dana Jr. 2301 Independence Boulevard Kansas City, MO 64124

With Copy to:	Central Payments A Division of Central Bank of Kansas City Attn: President 420 W. 4th Street, Suite B Dell Rapids, SD 57022

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If to Marketer:	Cachet Financial Solutions, Inc. Attn.: Larry C. Blaney Executive Vice President of Sales Southwest Tech Center A 18671 Lake Drive East Minneapolis, MN 55317

Section 15.9. Waivers.

Neither Party shall be deemed to have waived any of its rights, power, or remedies hereunder except where such waiver is contained within a writing signed by an authorized agent or representative of the Party to be charged. Either Party may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of the other Party to be performed or complied with. The waiver by either Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 15.10. Entire Agreement; Amendments.

This Agreement, together with all exhibits, and all agreements governing the account(s) opened at CBKC pursuant to this Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified or amended except by a written document signed by the Parties. Exercise of approval rights hereunder does not alter or discharge any representation, warranty, covenant, indemnification obligation or responsibility of the approving Party.

Section 15.11. Counterparts.

This Agreement may be executed and delivered by the Parties in counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 15.12. Reliance on Information.

Subject to Section 15.11, Marketer and CBKC may rely in good faith on any document, electronic file or other electronic or telephonic communication of any kind, which appears bona fide and to have been submitted by any appropriate Person respecting any matters arising hereunder.

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Section 15.13. Survival.

All representations and warranties of the Parties, and all covenants, terms and obligations set forth in this Agreement that should by express provision or by their nature survive any termination or expiration of this Agreement shall survive such termination or expiration.

Section 15.14. Further Assurances.

From time to time after the Effective Date, each Party, without further consideration, shall execute and deliver, or cause to be executed and delivered, such documents and instruments and take such action as may be reasonably necessary or requested by the other Party in order to carry out the transactions contemplated by this Agreement.

Section 15.15. Force Majeure.

Neither Party shall have any liability if it is unable to perform its non-monetary obligations hereunder, in whole or in part, as a consequence of an act of God, fire, explosion, public utility failure, accident, strike, flood, embargo, war, terrorism, nuclear disaster, riot, failure of communication links or facilities, computer malfunction of a computer operated by or on behalf of a Party or, if Marketer, a Mission Critical Third Party or, if CBKC, a third party to which CBKC delegates its obligations under this Agreement as a result of events not within the control of such Party, or other circumstances beyond such Party’s control that it could not have reasonably foreseen and undertaken reasonable efforts to prevent harm resulting therefrom (“Force Majeure Event”). The Party so affected shall be excused from its performance of its obligations for the duration of such Force Majeure Event provided that it shall at all times reasonably endeavor to mitigate the effects of such Force Majeure Event. If a Force Majeure Event continues for a period exceeding fifteen (15) consecutive Business Days then the other Party shall be entitled to terminate this Agreement without further liability.

Section 15.16. Injunctive Relief.

The Parties agree that in the event of any breach or threatened breach of any provision of this Agreement concerning (i) Cardholder Data, (ii) Confidential Information, (iii) intellectual property rights, or (iv) other matters for which equitable rights are expressly provided in this Agreement, money damages would be an inadequate remedy. Accordingly, notwithstanding Section 15.4, the foregoing provisions may be enforced by the preliminary or permanent, mandatory or prohibitory injunction of a court of competent jurisdiction.

Section 15.17. Captions.

The captions and headings in this Agreement are for convenience only and in no way define or limit the scope or intent of any provision or section of this Agreement, as they may be amended from time to time.

Section 15.18. Order of Precedence.

In the event of a conflict between the body of this Agreement and any Exhibit hereto, the body of this Agreement shall control to the extent of any inconsistency unless otherwise specified in an Exhibit. In the event of any inconsistency between any provision of this Agreement and any provision of any other agreement to which Marketer and CBKC are parties and to which there are one or more additional parties (such as, for example, agreements with Mission Critical Third Parties), CBKC and Marketer agree that for purposes of determining the rights and obligations as between the Parties hereto, the provisions of this Agreement shall control to the extent of any inconsistency; this order of precedence shall apply even though the other agreement is one executed subsequent to the execution of this Agreement, unless the inconsistent provision of such subsequently executed agreement expressly refers to this Agreement and to the particular provisions hereof which are intended to be superseded by the inconsistent provision thereof. In the event of any inconsistency between any provision of this Agreement and the Rules, the Rules in each instance shall be afforded precedence and shall apply; provided, however, that as between CBKC and Marketer, Marketer shall not be relieved of any of its responsibilities or obligations hereunder in matters unrelated to the inconsistency (including, without limitation, any obligations to indemnify CBKC with respect to any such matters).

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IN WITNESS WHEREOF, this Agreement is executed by the Parties’ authorized officers or representatives as of the date first above written.

CENTRAL BANK OF KANSAS CITY		CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ William M. Dana, Jr.	By:	/s/ Jeffrey C. Mack

Name:	William M. Dana, Jr.	Name:	Jeffrey C. Mack

Title:	President/CEO	Title:	CEO

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EXHIBIT A

CRITERIA FOR MISSION CRITICAL THIRD PARTY

Mission Critical Third Parties (“MCTPs”) represent those entities performing services retained by Marketer that have the most significant impact and pose the greatest risk to CBKC and/or the success of a Card Program. The following shall be deemed a MCTP:

1.	Any party entering into a Distributor Agreement with CBKC,

2.	Any Person performing any of the following functions or services:

	a.	Application Processing Services

	b.	Transaction network routing/gateway services

	c.	Reload services or other load services settling directly with CBKC or integrated directly with the Processor

	d.	Customer Service

	e.	Data warehousing and storage/disaster recovery

3.	Any other Person that is meaningfully involved in the Program and:

	a.	Comes in contact with, retains, or transmits Cardholder Data;

	b.	Would materially impair the a Cardholder’s ability to use the Card if the MCTP experienced any type of business interruption and could not perform its duties;

	c.	Is a Money Service Business or Provider or Seller of Prepaid Access (as defined by the Bank Secrecy Act and 12 CFR Chapter X in connection with the Programs;

	d.	Performs services that may jeopardize the successful and compliant operation of the Program if not performed properly;

	e.	Offers Ancillary Products that may pose risk to the successful and compliant operation of the Program; or

	f.	Performs critical compliance-related functions as determined by CBKC

MISSION CRITICAL THIRD PARTIES INVOLVED IN PROGRAM

Mission Critical Third Party Name	Web Address	Description of services performed

CONFIDENTIAL TREATMENT REQUESTED. Portions of this document have been redacted and have been separately filed with the Commission. The redacted portions are marked with “[* * *]” in this document.

EXHIBIT B

PROGRAM SCHEDULE

PROGRAM NAME	Select Mobile™ Money Prepaid MasterCard

PROGRAM TYPE	1. General Purpose Reloadable 2. Payroll

INTENDED USE/PURPOSE OF CARD	An alternative for of consumers who wish to have a mobile-centric transaction account and/or do not have, are unable to obtain, or do not desire a checking account in order to receive direct deposit or who would otherwise receive a paper check or make purchases by means other than cash or check.

NETWORK BRANDING	MasterCard

AVAILABLE PIN NETWORKS	Maestro, NYCE

ATM ACCESSIBLE (SURCHARGE FREE NETWORKS)	Yes MoneyPass Surcharge Free Network

TYPES OF DISTRIBUTORS	Insured Banks and Credit Unions

CAN DISTRIBUTORS ACCEPT CASH LOADS?	Some Distributors may be able to accept cash Loads upon prior approval by CBKC.

WILL DISTRIBUTORS HOLD AN INVENTORY OF INSTANT ISSUE CARDS?	Yes

DISTRIBUTOR WEBSITE(S) AND WEBSITE(S) OPERATED BY MARKETER, DISTRIBUTOR OR A MISSION CRITICAL THIRD PARTY WHERE CARDS OR PROGRAM MAY BE MARKETED	*This will be created with the List of Distributors, and their respective websites.

PERMISSIBLE TRANSACTIONS PURSUANT TO SECTION 3.13

ATM withdrawals and balance inquiries

Point-of-Sale Signature and PIN purchases

Cardholder not present transactions

Card-to-Card Transfers

Cash Loads via _________________________

RDC deposits via Ingo using Cachet mobile technology

Credits via ACH and Direct Deposit

*Subject to review and approval by CBKC to be completed prior to Launch.

CARDHOLDER FEE SCHEDULE	To be agreed to by the Parties in writing in advance of accepting the first application for a Card and incorporated herein by reference.

LIST OF ANCILLARY PRODUCTS	International Money Remittance, Mobile Coupon offering for POS purchases.

LIST OF RESTRICTED STATES (IF ANY)	Connecticut, Delaware, Florida, New Hampshire, Vermont, New Mexico, New York, Oklahoma, Rhode Island

INITIAL LIST OF EACH DISTRIBUTOR (COMPANY NAME, ADDRESS, TELEPHONE NUMBERS, AND WEBSITES OF EACH DISTRIBUTOR LOCATION)	*This will be created with the List of Distributors, and their respective websites.

THE PARTIES SHALL AGREE IN WRITING TO ALL PROGRAM PARAMETERS AND SUCH DOCUMENT SHALL BE INCLUDED AS PART OF THE PROGRAM SCHEDULE BY REFERENCE.

NOTE: ALL PROGRAM PARAMETERS SUBJECT TO CHANGE UPON PRIOR WRITTEN APPROVAL FROM CBKC.

EXHIBIT C

Data File Requirements

Basic Application Processing Services

●	Marketer may perform certain Application Processing Services or enter into one or more agreements with Persons performing Application Processing Services, subject to CBKC’s prior approval.

●	Any Person other than Marketer performing Application Processing Services shall be deemed a Mission Critical Third Party.

●	Marketer will ensure that Application Processing Services comply with all Applicable Law, the Rules, and CBKC Policy Documents.

●	Marketer will ensure that Application Processing Services include the following functions, at a minimum:

	●	Securely collect certain Cardholder Data required by CBKC in order to perform CIP;

	●	Securely transmit the Cardholder Data described in (i) above to one or more Mission Critical Third Parties approved by CBKC to perform automated validation of the identity of the Cardholder and confirmation that the Cardholder is not listed on the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons (the “SDN List”) codified at 31 CFR Ch. V Annex A, using rules and processes established by CBKC. To the extent a Cardholder’s identity cannot be verified using the automated processes described herein, Marketer will ensure that the Application Processing Services reject the Cardholder’s request to establish a Card Account, or pend the Cardholders request and gather documentary evidence to perform the services described herein manually using procedures approved by CBKC.

●	Pursuant to Marketer’s agreement with application processor, Marketer shall cause Application Processor to abide by and fulfill the following restrictions and obligations, in addition to performing Application Processing Services:

	●	The application processor shall deliver to CBKC by 4 a.m. Central Time each business day by secure means and in a format acceptable to CBKC one or more electronic files containing (at a minimum) the applicable data elements listed in CBKC’s Minimum Data File Requirements for application activity conducted on the prior business day and any intervening nonbusiness day(s).

	●	Neither Person shall make any changes to any Application Processing Services without the written consent of CBKC.

	●	The application processor shall conform to service levels relating to certain Application Processing Services agreed to in advance by the Parties and provide sufficient reporting to CBKC to monitor compliance with such service levels.

	●	The application processor shall comply with the same confidentiality provisions and requirements with respect to Cardholder Data as Marketer agrees to in the Agreement.

	●	The application processor shall maintain and regularly test business continuity, intrusion prevention, and disaster recovery plans, and make the outcome of such testing available to CBKC.

	●	The application processor shall perform all Application Processing Services and operate in a manner that conforms to Applicable Law and the Rules, including but not limited to PCI DSS and SSAE 16 compliance.

	●	Provide certain CBKC employees with access to the platforms performing Application Processing Services. Such access shall be commensurate with the work performed by the CBKC employee. The President of the Prepaid Division of CBKC shall be provided administrative access that is no less restrictive than the highest level of access available to Marketer. CBKC agrees that, for so long as this Agreement is in effect and provided Marketer is not in breach, such administrative access shall not be used to modify the manner in which the Application Processing Services are provided, unless required by Applicable Law, the Rules, a Regulatory Authority or a Network and advance notice of such access needs are provided to Marketer.

	●	Authorize application processor to share information about the Program and Marketer’s conformance to the terms of the agreement between Marketer and the application processor with CBKC upon CBKC’s request. A copy of such requests by CBKC will be provided to Marketer upon request, unless prohibited by Applicable Law or the Rules.

	●	The agreement between Marketer and the application processor shall be subordinate to any agreement between CBKC and the application processor, and, to the extent any conflict exists between such agreements, the agreement between CBKC and the application process shall govern.

EXHIBIT D

Insurance Requirements

1. Coverage

1.	Marketer shall obtain and maintain at all times during the Term of this Agreement, insurance coverage as set forth in Section 2 of this Exhibit.

2.	Marketer will, at a minimum, maintain at all times during the Term of this Agreement, insurance of the type and in the amounts listed in this Exhibit.

3.	All insurance carriers selected by a Marketer shall maintain at all times AM Best (or equivalent) ratings of “A-VII” or better.

4.	Any insurance required to be obtained or maintained by Marketer pursuant to this Exhibit shall designate CBKC as an additional insured and shall be primary and noncontributory.

2. Proof of Insurance

1.	Marketer will direct its insurers/brokers to furnish CBKC with Certificate(s) of Insurance evidencing that all insurance required by this Agreement is in force. Certificates of Insurance will be provided to CBKC upon execution of this Agreement and, upon request, within forty-five (45) days following the renewal, and whenever the insurer changes due to cancellation or other event.

2.	Thirty (30) days advance written notice of cancellation shall be given to CBKC in the event Marketer’s insurance carrier cancels or materially restricts such insurance coverage.

3.	Upon request, Marketer will furnish the other with copies of insurance certificates required by this Agreement.

4.	To the extent allowed elsewhere in the Agreement, Marketer may, from time to time, outsource its obligations to a Mission Critical Third Party. Insurance maintained by Marketer to cover the liability assumed by Marketer under this Agreement shall be designed, by a formal endorsement, to provide coverage for liabilities that may arise through these third party relationships to the same extent as if the obligations were performed by, or assets held in custody of Marketer. Any claims arising from the work or custody of assets by a Mission Critical Third Party will be paid first through the insurance maintained by Marketer, and then by the insurance of the Mission Critical Third Party.

Type	Limit
Automobile Liability, including hired and non-owned vehicles	$1,000,000 Combined Single Limit

Commercial General Liability	$1,000,000 per Occurrence $2,000,000 Aggregate

Professional Liability	$2,000,000

Third Party Fidelity – Employee Dishonesty	Non-Contract: $500,000 limit Contract: $5,000,000 limit

Umbrella Liability	$5,000,000 per occurrence $5,000,000 Aggregate

Workers’ Compensation	Statutory Limits Employers Liability $500,000 each accident $500,000 disease, each employee $500,000 disease, policy limit

Cyber Risk/Data Security	Not less than $2,000,000

EXHIBIT E

FEES, EXPENSES, DISTRIBUTOR PRICING PARAMETERS

[* * *]3

3 Note: Confidential material redacted and filed separately with the Commission.

EXHIBIT F

TECHNOLOGY DEVELOPMENT BY MARKETER

CBKC desires and Marketer has agreed to commence immediate development, configuration and integration of a Distributor Portal and Mobile Application for use in connection with the Program(s), all in accordance with the terms set forth below. All Marketer Technology and related Services described in this Exhibit shall be provided by Marketer under the management and direction of CBKC. All terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. To the extent any of the terms of this Exhibit conflict with the terms of the Agreement, the Parties agree that the terms of this Exhibit shall control with respect to the Marketer Technology (as defined below).

I. DEFINITIONS

As used herein, the following terms shall, unless the context otherwise requires, have the following meanings ascribed to them (provided that capitalized terms which are not otherwise defined herein shall have the meaning ascribed to them under the Agreement):

“Distributor Portal” means the secure website portal developed by Marketer pursuant to the terms herein that will be made available to Distributors at Distributor Locations and provide the functionality described in Section II of this Exhibit.

“Documentation” means (i) materials created by or on behalf of Marketer that describe or relate to the functional, operational or performance capabilities of the Marketer Technology, regardless of whether such materials be in written, printed, electronic or other format; (ii) user, operator, system administration, technical, support and other manuals; and (iii) updates, changes and corrections to any of the forgoing that may be made during the term of this Agreement.

“Go Live Date” means the date upon which the Marketer Technology is first available for use in a live production environment.

“Marketer Technology” means collectively the Distributor Portal, Mobile Application, related source codes, information, solutions, and materials developed by Marketer pursuant to this Agreement. For purposes of clarity, the Parties understand that Marketer Technology includes only software and source code and not any hardware developed or used in relation to the Marketer Technology.

“Mobile Application” is a software application developed by Marketer pursuant to the terms herein that will be made available for use by Cardholders on small, wireless computing devices, such as smartphones and tablets, rather than desktop or laptop computers, and provide the functionality described in Section II of this Exhibit.

“Systemic Error Condition” means and refers to one or more errors in the Marketer Technology which, individually or collectively, constitute a Severity 1 or Severity 2 level as described in Section II.E. of this Exhibit.

“Third Party Intellectual Property Rights” has the meaning ascribed thereto in Section III of this Exhibit.

“Update” means bug fixes, patches, corrections in non-conformities with the Marketer Technology, and minor functional enhancements to the then-current version of the Marketer Technology that Marketer makes available from time to time.

II. DEVELOPMENT, IMPLEMENTATION AND SERVICING

A. Functionality of Mobile Application. Marketer shall develop a Mobile Application for use by Cardholders in connection with the Program(s), which development shall include the following:

i.	Functionality to enable Cardholders to:

	a.	Log in to access the same features and functionality made available to Cardholders through the Processor’s online account portal (e.g., check Card Account balance, review Transaction history, initiate Card-to-Card transfers, obtain direct deposit information, etc.)

	b.	View interactive maps of the closest location for conducting a Load and a surcharge-free ATM Transaction.

	c.	Access a link to the remittance transfer services provided by Viamericas to enable Cardholders to initiate remittance transfers from their Card Account

	d.	Access a coupon feature that will enable Cardholders to show participating retailers coupon codes on their mobile phone screen to obtain discounts on their purchases at point of sale

	e.	Access a link to the remote deposit services provided by INGO to enable Cardholders to initiate check loads to their Card Account

ii.	Connection to the Processor using the VPN channel provided by CBKC to enable real-time communications between Marketer and Processor through CBKC

iii.	An API interface to establish real-time connectivity to Viamerica to enable Marketer to pass the necessary Cardholder information to Viamerica to initiate remittance transfers requested by Cardholders

B. Functionality of Distributor Portal. Marketer shall develop a Distributor Portal for use by Distributors at Distributor Locations, which development shall include the following:

i.	Functionality to:

	a.	Enable Distributors to order instant issue Cards and manage their inventory of Card Packets;

	b.	Enable Distributors to submit a Card applicant’s legal name, date of birth, SSN/ITIN, residential street address and answers to out-of-wallet questions to enroll for a Card (“Application Information”)

	c.	Send Application Information to CBKC’s CIP Vendor (IDology) in order to perform automated verification

	d.	Enable Distributors to receive results of such verification back from CBKC’s CIP Vendor in order to approve or decline a Card applicant for a Card

	e.	Connect to the Processor using the VPN channel provided by CBKC to enable real-time communications between Distributor, Marketer and Processor through CBKC

	f.	Enable Distributors to process Cardholder requests to Load cash to Cards at Distributor’s location

C. Other Requirements.

i.	Except as otherwise stated herein, the Marketer Technology will be operated and maintained by Marketer on behalf of CBKC as a hosted solution in UAT and production environments.

ii.	Marketer shall propose a hosting provider (data center) and hosting services to be approved by CBKC, such approval not to be unreasonably withheld or delayed, and upon mutual agreement of the Parties, Marketer will enter into a hosting agreement with such provider on terms reasonably acceptable to CBKC. The hosting provider shall be deemed a Mission Critical Third Party of Marketer’s for purposes of this Agreement.

iii.	Marketer shall propose for CBKC’s review and approval an End User License Agreement (“EULA”) for Cardholders to accept in order to utilize the Mobile Application. Marketer shall present the EULA for acceptance by Cardholders prior to permitting Cardholders to utilize the Mobile Application.

iv.	All features and functionality of the Marketer Technology must be approved by CBKC in writing prior to deployment, such approval not to be unreasonably withheld or delayed.

v.	User-based controls allowing the Parties to mutually agree upon the parameters on the types of activities a user can perform on the Distributor Portal, the maximum amount of any Transaction, and reports that can be accessed.

D. Implementation Plan; Testing. As soon as commercially practicable following the Effective Date of this Agreement, Marketer and CBKC shall work in good faith to agree upon an implementation plan with milestone dates describing the tasks that need to be completed for implementation of the Marketer Technology by the Go Live Date. The Parties agree that the Go Live Date target is August 1, 2016, although such date may be extended upon mutual agreement of the Parties. Should Marketer fail to complete the tasks required to make the Marketer Technology available in live production by the Go Live Date, such failure shall be deemed a breach of this Agreement by Marketer. Each Party agrees to cooperate in good faith to complete the tasks identified in the implementation plan by the milestone dates agreed upon by the Parties. The Marketer Technology shall be subject to acceptance testing by CBKC to verify that the Marketer Technology satisfies the requirements of the Agreement, this Exhibit and such additional acceptance criteria as is mutually agreed to by the Parties for the Marketer Technology (collectively the “Acceptance Criteria”). Acceptance testing for the Marketer Technology shall continue for the period of time specified in the implementation plan or, if no such time period has been agreed upon by the Parties, for a period of thirty (30) consecutive days following commencement of acceptance testing by CBKC (the “Initial Acceptance Period”). In the event CBKC determines that any aspect of the Marketer Technology does not materially conform to the Acceptance Criteria, CBKC shall give Marketer written notice thereof within the Initial Acceptance Period and shall cooperate with Marketer in identifying in what respects the Marketer Technology has materially failed to conform to the Acceptance Criteria. Marketer shall use reasonable efforts to correct any deficiencies that prevent the Marketer Technology from conforming to the Acceptance Criteria, and CBKC shall give Marketer written notice when the Marketer Technology has successfully conformed to or satisfied the Acceptance Criteria. Failure by CBKC to deliver a written acceptance or rejection within the Initial Acceptance Period shall be deemed an acceptance.

E. Services. Marketer shall provide all the services explicitly set forth below to assist CBKC with launching, implementing, operating and maintaining the Marketer Technology for use in connection with the Program(s) (“Services”).

i. General Services. Marketer shall provide to CBKC the following for use in connection with the Program(s):

a.	All applicable portals, web services, screenshots, and message flows associated with the operation of the Marketer Technology.

b.	All available knowledge base and performance analytic tools with respect to the functionality of the Marketer Technology.

c.	Application level operations and support for the Marketer Technology in UAT and production environments.

ii. Technology Support Services. Marketer shall provide:

a.	all necessary management and developer resources for ongoing support, maintenance and configuration/modifications as necessary to support the Marketer Technology.

b.	all necessary management and developer resources to fulfill all ongoing services, support, maintenance of the Marketer Technology as mutually agreed to by the Parties.

c.	all necessary or appropriate Updates to the Marketer Technology to enable the technology to continue functioning as described in this Exhibit.

d.	technical support desk during the hours of 7:00 a.m. until 6:30 p.m. Central Time, Monday through Friday except holidays. Marketer shall further provide CBKC a defined means of contacting Marketer technical support outside normal business hours with respect to any issues with the Marketer Technology that rise to the level of Severity 1 or 2 as defined below.

iii. Customer Service. Marketer shall be responsible for all customer service support related to issues reported by Distributors regarding the Distributor Portal and Cardholders regarding the Mobile Application.

iv. Personnel. Marketer will dedicate sufficient personnel at all skill and management levels, including without limitation, project managers, engineers, research personnel and line personnel with appropriate technical skills, to carry out its obligations under this Exhibit.

v. Performance Standards. Marketer will use commercially reasonable efforts to make the Marketer Technology and the Services available on a 24 x 7 x 365 basis and in accordance with the service levels below.

a.	Service Levels. The Distributor Portal will be available for use by Distributors and the Mobile Application will be available for use by Cardholders no less than 99.9% of the time, on a calendar monthly basis, excluding outages due to prescheduled or emergency maintenance downtime or circumstances outside of Marketer’s control.

b.	Outages. Outages from routine maintenance will be limited to [TBD] hours per month during off-peak hours, and Marketer shall provide CBKC advance written notice of any routine maintenance anticipated to cause an outage of more than three (3) hours. Marketer shall provide CBKC notice of outages caused for any other reason promptly upon becoming aware of such outage.

c.	Notifications. Marketer shall provide CBKC monthly reporting to enable CBKC to monitor/measure the actual availability of the Distributor Portal and Mobile Application against the service levels defined in this subsection.

d.	For each occurrence of a material service level failure in any calendar month, Marketer shall: (i) promptly investigate and report to CBKC on the causes of the problem; (ii) provide a root cause analysis of such failure as soon as practicable after such failure or CBKC’s reasonable request; (iii) initiate remedial action to correct the problem and resume meeting the relevant performance standard as soon as practicable; (iv) advise CBKC, as and to the extent reasonably requested by CBKC, of the status of remedial efforts being undertaken with respect to such problem; and (v) provide CBKC reasonable evidence that the causes of such problem have been corrected on a permanent basis.

e.	CBKC may terminate this Agreement without penalty if the availability of the Distributor Portal or Mobile Application is 99.00% or less in any three consecutive calendar months or any five calendar months in any calendar year.

vi. Error Correction.

a.	Notification of Errors or Technical Issues. Each Party will promptly notify the other Party upon becoming aware of any material programming errors or other technical issues, including Systematic Error Conditions, with the Marketer Technology. Marketer will work in good faith to timely correct any material programming errors or other technical issues, including Systematic Error Conditions, as soon as commercially practicable given the circumstances.

b.	Exclusions. Notwithstanding anything herein to the contrary, Marketer shall not be required to provide workarounds or error corrections if such workarounds or error corrections are not feasible or possible due to damage, disruption or disturbance causing a Distributor Portal or Mobile Application error which is beyond the reasonable control of Marketer, including, without limitation, damage, disruption and disturbances caused by storms, floods, electrical disturbances and failures, fraud, physical abuse or data corruption of the Marketer Technology caused by third parties not associated with Marketer.

F. Change Requests. Following the Go Live Date of the Marketer Technology, either Party may request modifications to the Distributor Portal or Mobile Application by preparing and submitting a written proposal of such modification to the other Party (“Change Request”). Each Party will make commercially reasonable and good faith efforts to review and accommodate change requests in a timely fashion unless the requested change is deemed by the non-requesting Party to be commercially unreasonable or not technologically feasible; provided that neither Party shall be under any obligation to agree to any modifications proposed by the other Party, other than such proposed modifications that are required to maintain compliance with Applicable Law and the Rules as determined by CBKC in its commercially reasonable discretion in which case all such Change Requests shall be handled consistent with Section 3.4 of the Agreement.

G. Security Standards; Disaster Recovery. Marketer shall develop the Marketer Technology in a manner that conforms to the requirements of Sections 12 and 13 of this Agreement, as well as industry standards for security and protection of Confidential Information. Marketer shall perform periodic risk assessments, training, monitoring activities, audits, and testing of its disaster recovery plan, business continuity plan, and system breach and intrusion detection plan in connection with the Distributor Portal and Mobile Application as reasonably required by CBKC and in accordance with CBKC Policy Documents, the findings of which will be promptly forwarded to CBKC. All material required herein shall be retained for the period required by Section 3.28 of the Agreement.

III. WARRANTIES

A. Marketer Technology and Software. With respect to the Marketer Technology, Marketer provides the following warranties:

i.	Marketer warrants that the Marketer Technology will comply with and conform to the requirements set forth in this Exhibit.

ii.	Marketer warrants that to Marketer’s knowledge, as of the Effective Date, the Marketer Technology will not infringe the United States patents, trade secrets, or United States registered copyrights of any third party (“Third Party Intellectual Property Rights”).

IV. FEES AND EXPENSES

Unless otherwise specified in the Agreement or this Exhibit, each Party agrees to pay for its own costs and expenses related to the performance of its responsibilities specified in this Exhibit.

V. INTELLECTUAL PROPERTY RIGHTS; LICENSING

A. Marketer Technology. Except as otherwise set forth herein, CBKC acknowledges that the Marketer Technology and all of Marketer’s Intellectual Property related thereto, including modifications and derivatives thereof, is the sole property of Marketer and that Marketer shall retain all right, title, and interest thereto, and CBKC shall not obtain any interest of any kind in the Marketer Technology (or any related Intellectual Property owned by Marketer) by or through this Agreement and nothing in this Agreement assigns any rights, title, or interest in the Marketer Technology to CBKC.

B. License. For the Term of the Agreement, Marketer hereby grants CBKC, and any third party engaged by CBKC to interface with the Marketer Technology on its behalf, including the Processor, a non-exclusive, limited, non-transferable, without right to sublicense license to use the Marketer Technology in connection with the Program(s) established under this Agreement. Such license includes all Documentation, Updates, and change requests described hereunder.

C. License Exclusions. Except as expressly authorized herein, CBKC shall not (i) rent, lease, loan, encumber, provide access or user rights to third parties, sell or otherwise distribute the Marketer Technology, including any modification, enhancement or derivative work thereto, in whole or in part; (ii) cause or permit copying, translating, modifying, adapting, reverse engineering, decompiling or disassembling, reverse engineering of all or any portion of the Marketer Technology without Marketer’s express written consent; (iii) allow the Marketer Technology to be combined with or become incorporated in any other computer programs; (iv) remove or alter any trademark, logo, copyright or other proprietary notices, legends, symbols or labels in the Marketer Technology; or (v) Except as set forth in Section V or as otherwise may be agreed to in writing by Marketer, permit any third party to use the Marketer Technology on behalf of or for the benefit of any third party in any way whatsoever. Any violation of this Section V.C. shall be deemed a material breach of this Agreement by CBKC.

D. Reversion on Termination or Expiration. Upon termination or expiration of the Agreement for any reason, all rights in the Marketer Technology shall immediately revert to Marketer who shall be free to license others to use such rights. CBKC shall then refrain from further use of the Marketer Technology or any further reference to it, either directly or indirectly.

E. Technology Escrow Agreement.

i.	At any time after the Program(s) reach or exceed 10,000 Active Cards, CBKC, in its good faith discretion, may require and Marketer agrees to enter into a technology escrow agreement (the “Technology Escrow Agreement”) with CBKC and an independent third party selected by CBKC and reasonably acceptable to Marketer, acting as an escrow agent (the “Technology Escrow Agent”). The Technology Escrow Agreement shall provide that Marketer has delivered and will keep updated from time to time a complete copy of the versions of the Marketer Technology then used in connection with the Program(s), and associated source code, and programming documentation in both human and machine readable forms and on durable electronic media (the “Technology Deposit Materials”).

ii.	Costs of Escrow. The costs relating to the Technology Escrow Agreement shall be considered a Program Cost for purposes of this Agreement.

iii.	Release Events. The Technology Escrow Agreement shall contain the following release events (the “Release Events”):

	a.	Marketer permanently ceases doing business (other than as a result of a merger or consolidation in which the successor continues the business);

	b.	CBKC terminates the Agreement for cause due to the actions or inactions of Marketer pursuant to SECTION XI of the Agreement.

iv.	Release from Escrow.

	a.	If CBKC reasonably believes a Release Event has occurred, it will provide written notice of the same simultaneously to the Technology Escrow Agent and Marketer. Marketer will have thirty (30) Business Days from the date of the notice to object to a release of the Technology Deposit Materials. If Marketer objects in good faith, the dispute will be resolved in accordance with Section 15.4 of the Agreement, and the Technology Escrow Agent shall only release the Technology Deposit Materials to CBKC if there is a final non-appealable determination that a Release Event has properly occurred. If Marketer does not object in such thirty (30) Business Day period, the Technology Escrow Agent shall release to CBKC the Technology Deposit Materials.

	b.	Notwithstanding the foregoing, if a Systemic Error Condition occurs and Marketer has not corrected that condition within twice the allocated response time set forth above and CBKC wishes to cause an escrow release, CBKC shall provide written notice of the same simultaneously to the Technology Escrow Agent and Marketer, and the Technology Escrow Agent may release the Technology Deposit Materials for the impacted Marketer Technology immediately to CBKC to address the Systemic Error Condition. If Marketer objects in good faith to such immediate release within thirty (30) Business Days after receipt of the notice from CBKC, the dispute will be resolved in accordance with Section 15.4, and CBKC shall return the Technology Deposit Materials to the Technology Escrow Agent if there is a final non-appealable determination that either a Systemic Error Condition did not exist or that, if one existed, that Marketer did respond as required above. In addition, CBKC shall return the Technology Deposit Materials to the Technology Escrow Agent upon resolution of the Systemic Error Condition.

v.	License. In the event a Release Event occurs then, subject to the terms of this Agreement and the Technology Escrow Agreement, Marketer hereby grants CBKC a non-exclusive, limited, non-assignable, non-transferable license, the term of which shall not exceed the lesser of twelve (12) months from the date of the Release Event or until the applicable Programs have completed the wind-down process in accordance with Section 11.6 of the Agreement, to all Technology Deposit Materials released to CBKC under this Section V.C.E. As part of the grant of the license under this Section V.C.E.v., CBKC will have the ability to sublicense the right to access the Technology Deposit Materials to up to one (1) additional person or entity subject to the same license limitations set forth herein and subject to the following additional restrictions: (i) CBKC and the sub-licensee may only access the Technology Deposit Materials for the purpose of directly assisting CBKC in maintaining, operating, and winding-down the Programs; (ii) should CBKC or the sub-licensee utilize the Technology Deposit Materials for any other purpose other than the one contemplated under this Section, marketer shall have the right, in its sole discretion, to immediately enjoin CBKC and/or the sub-licensee from further use of the Technology Deposit Materials, and Marketer may immediately terminate the license granted under this Section; (iii) CBKC will not, and will not allow the sub-licensee to, cause or permit copying, making derivatives of, translating, modifying, adapting, reverse engineering, decompiling or disassembling, reverse engineering of all or any portion of the Technology Deposit Materials without Marketer’s express written consent; (iv) CBKC will not, and will not allow the sub-licensee to, allow the Technology Deposit Materials to be combined with or become incorporated in any other computer programs; (v) CBKC will not, and will not allow the sub-licensee to, remove or alter any trademark, logo, copyright or other proprietary notices, legends, symbols or labels in the Technology Deposit Materials. CBKC shall be solely responsible and liable for the actions of any such sub-licensee.

vi.	Verification. The Technology Escrow Agent shall provide CBKC with verification that the items deposited by Marketer comply with the requirements of this Section. CBKC shall have the right at any time to contact the Technology Escrow Agent for the purpose of confirming that the Technology Deposit Materials in the escrow account have been updated if and as required by this Section. The Technology Escrow Agreement shall provide CBKC the right, at CKBC’s expense, to audit or verify the Technology Escrow Deposits once each calendar year upon providing the Technology Escrow Agent with reasonable advanced notice. The audit or verification will occur at the Technology Escrow Agent’s facility and shall be conducted by CBKC. The audit and verification shall only be conducted for the purpose of verifying that the items deposited by Marketer comply with the requirements of this Section, and CBKC may not copy or remove any of the Technology Deposit Materials. Marketer shall have the right to have a representative at Marketer’s cost participate in all such audits or verifications. Should such audit find that Marketer has not deposited the Technology Deposit Materials required by this Section, then Marketer, using commercially reasonable business efforts, shall supply such missing materials within fifteen (15) Business Days of such uncontested adverse final audit findings.

vii.	Updating. Promptly upon execution of the Technology Escrow Agreement, Marketer shall deliver to and keep the Technology Escrow Agent updated from time to time with a complete set of the Technology Deposit Materials.

viii.	Termination. The Technology Escrow Agent shall return to Marketer the Technology Deposit Materials specified in this Section upon expiration or termination of this Agreement for any reason other than a termination of this Agreement for cause by CBKC due to Marketer’s actions or inactions pursuant to SECTION XI of the Agreement, and the Technology Escrow Agreement shall thereafter terminate.

VII. SURVIVAL

Section V. of this Exhibit shall survive the termination of this Agreement.

EXHIBIT G

Template Distributor Agreement

PREPAID CARD MARKETING AND DISTRIBUTION AGREEMENT

THIS PREPAID CARD MARKETING AND DISTRIBUTION AGREEMENT (“Agreement”) is made and entered into effective this _____ day of _________________, 20__ (the “Effective Date”), by and between Central Bank of Kansas City, a Missouri-chartered bank (“CBKC”), [                    ] (“Distributor”), and Cachet Financial Solutions, a Minnesota corporation (“Marketer”), each of CBKC, Distributor, and Marketer, a “Party” and collectively, the “Parties”.

WHEREAS, CBKC is engaged in the business of, among other things, issuing certain prepaid products, including the Cards;

WHEREAS, Pursuant to the Prepaid Card Marketing and Technology Development Agreement, Marketer provides certain marketing and other support services with respected to the Cards and Programs;

WHEREAS, CBKC and Marketer desire for Distributor to provide Distributor Services at Distributor Locations;

NOW, THEREFORE, in consideration of these premises, and the covenants and mutual promises hereinafter set forth, the Parties hereby, intended to be legally bound, agree as follows:

Article 1

RULES OF INTERPRETATION; DEFINITIONS

Section 1.1 Definitions. The following terms shall have the following meanings in this Agreement:

For the purposes of this Agreement and except as otherwise specifically set forth herein, the following terms shall be defined as follows:

“ACH” means an electronic instruction to credit or debit a Card that is received by CBKC via the National Automated Clearing House Association (“NACHA”) Network.

“Affiliate” means, with respect to any Party, a Person Controlling, Controlled by or under common Control with such Party.

“Agreement” shall mean this Agreement and the exhibits, schedules, and future amendments to this Agreement.

“Applicable Law” means (i) the Network Rules, and (ii) any and all applicable laws, treaties, rules, regulations, and regulatory guidance, agreements with, determinations by, or directions from, a Regulatory Authority with jurisdiction over the Program.

“Business Day” means any day (other than a Saturday, Sunday or legal holiday in Missouri) on which federally-insured financial institutions are open in Missouri.

“Card” means a prepaid or stored value card, virtual card, account access device or number containing a PAN issued by CBKC pursuant to this Agreement, used for the purchase of goods and services by accessing the available balance in a Card Account through a Network.

“Card Account” means the account associated with a Card owned and issued by CBKC and includes the record of debits and credits with respect to Transactions.

“Card Packet” means the Card and all CBKC-required or approved Program Materials enclosed with, accompanying, or attached to the Card.

“Cardholder” means each Person issued or authorized to use a Card or have access to a Card Account.

“Cardholder Agreement” means the agreement between CBKC and a Cardholder governing the terms and use of a Card, including the Card Fee Schedule.

“Cardholder Data” means any data or information of any Cardholder or prospective Cardholder that is provided to or obtained by any Party in connection with a Program pursuant to the performance of its obligations under this Agreement or otherwise, including but not limited to, all lists of Cardholders, former Cardholders, and all information relating to and identified with such Cardholders, including, but not limited to Transaction and Card Account balance data, and “non–public personal information” as defined by GLBA and its implementing regulations, as amended, including but not limited to postal and e–mail addresses and associated data (including any personally identifiable information, personal account information, financial information, account numbers, personal identification numbers and other related information, social security numbers, or other non–public business or personal or financial information) provided by the Cardholders to any Party, including “tax return information” as defined by Section 7216 of the Internal Revenue Code and its implementing regulations.

“Claim” means any and all threats, investigations, claims or allegations (whether formal or informal, individual or in a representative capacity) made by or on behalf of any Person, including any Cardholder, potential Cardholder, Regulatory Authority, and any attorney general, district attorney or other law enforcement authority, that would not have arisen but for the Program. The term includes counterclaims and disputes based upon contract, tort, consumer rights, fraud and other intentional torts, constitution, statute, regulation, ordinance, common law and equity (including any claim for injunctive or declaratory relief) and includes disputes based on alleged violations of any Applicable Law.

“Complaint” means a written or oral expression received from any Person that indicates dissatisfaction with a Card, Program, Distributor, Marketer or Bank or that Distributor, Marketer or Bank may have caused a problem or damage to such Person or any other Person. Bank will, at its option, further define the scope of a “Complaint”.

“Confidential Information” has the meaning set forth in Section 11.1.

“Control” means the possession, direct or indirect, of the power to vote fifty-one percent (51%) or more of the securities that have ordinary voting power for the election of directors of any Person, or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

“Distributor Customer Information” means any information concerning a Cardholder or prospective Cardholder that Distributor obtained or collected in the ordinary course of Distributor’s business and was not collected or obtained exclusively in connection with a Program.

“Distributor Fraudulent Losses” has the meaning set forth in Section 5.1.

“Distributor Locations” means the facilities owned, staffed, or managed by Distributor identified in the Program Schedule (or subsequently approved in writing by the Parties) where Distributor provides the Distributor Services.

“Distributor Portal” means the secure website portal developed by Marketer pursuant to the Prepaid Card Marketing and Technology Development Agreement and made available to Distributors at Distributor Locations.

“Distributor Services” means the obligations and responsibilities of Distributor to market and promote the Program and the Cards and to provide other services set forth in this Agreement or the Program Schedule.

“Effective Date” has the meaning set forth in the Preamble.

“Force Majeure Event” means, with respect to any Party, any of the following: fire, earthquake, tornado, flood, explosion, embargo, war, terrorism, riot, act of God, act of public enemy, or any other cause beyond such Party’s reasonable control.

“GLBA” means, collectively, Title V – Privacy of the Gramm-Leach-Bliley Act, P.L. 106-102, the Privacy Regulations and implementing regulations promulgated thereunder, and the standards for safeguarding customer information set forth in 12 C.F.R. Part 364 and 16 C.F.R. Part 314, all as they may be amended, supplemented and/or interpreted in writing from time to time by any federal Regulatory Authority.

“Guidelines” means the Interagency Guidelines Establishing Standards for Safeguarding Customer Information.

“Intellectual Property” means, on a worldwide basis, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works, graphical illustrations, Card art, website design; (ii) trademarks and service marks and the goodwill associated therewith; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

“Load”, “Loaded” or “Loading” means any crediting of the Card Account in any manner approved as a Permissible Transaction by CBKC that has or would have the effect of increasing the available Card Account balance.

“Losses” means any and all actual assessments, damages, indemnities, liabilities, obligations, deficiencies, adjustments, judgments, settlements, dispositions, awards, offsets, penalties, fines and interest, and reasonable attorneys’, accountants’ and experts’ fees and expenses, including any such fees and expenses incurred in any investigations, proceedings, counterclaims, defenses or appeals that could reasonably result in incurring or avoiding any Losses.

“Master Funding Account” means, to the extent approved by CBKC, an account established at CBKC from which Cardholder funds are pulled to Load cards.

“Material Adverse Change” means, with respect to a Person, an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Person, taken as a whole, or (ii) the ability of such Person to perform its obligations with respect to the Programs or under this Agreement.

“Mission Critical Third Parties” includes all Persons (other than employees of Distributor) designated by Distributor to perform certain functions on behalf of the Distributor in connection with the Programs and that (i) may reasonably come in contact with Cardholders or Cardholder Data, (ii) would materially impair a Cardholder’s ability to use the Card or Distributor’s ability to perform its obligations under this Agreement if such Person were unable or failed to perform the assigned functions on Distributor’s behalf, (iii) performs any function on behalf of Distributor that is necessary for regulatory compliance in connection with the Cards (including, without limitation, providing any disclosures to Cardholders required under Applicable Law), and/or (iv) markets or distributes Cards.

“Network” means any of the payment or Load networks requiring membership by CBKC and used by the Parties from time to time in accordance with this Agreement to transmit and settle Permissible Transactions, and which may include MasterCard, Visa, Discover, American Express, NYCE, STAR, PULSE, the ACH Network governed by NACHA, as well as the GreenDot, Western Union, and Ingo Money Load networks.

“Network Marks” means the service marks and trademarks owned by a Network, including, but not limited to, the names and other distinctive marks or logos which identify a Network.

“Network Rules” means the by-laws and operating rules of any Network as in effect on the date hereof and as the Network may amend from time to time.

“PAN” means, with respect to any Card, the 16-digit number associated with or embossed or printed on the face of the Card that includes the BIN.

“Party” and “Parties” have the meaning set forth in the Preamble.

“Person” means any natural or legal person, including any individual, corporation, partnership, limited liability company, trust or unincorporated association or other entity.

“PIN” means the four digit Personal Identification Number may be assigned to a Card based on the Program and input by the Cardholder for completing cash withdrawals and certain purchases in lieu of obtaining the Cardholder’s signature.

“Principal” of a Party means any officer, director, manager, general partner or any Person in any similar capacity of such Party or any owner, directly or indirectly, of more than twenty-five percent (25%) of the equity interests of such Party.

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“Processing Services” means the authorization of any Transaction and assessment of any fee and the posting of the corresponding debit or credit to the appropriate Card balance.

“Program” means the terms and conditions under which Cardholders may obtain a Card through one or more Distributor Locations and utilize the Card to conduct Transactions, for which the Distributor may be compensated by Marketer pursuant to the terms herein.

“Program Management Services” means the services provided by CBKC, Marketer, or third party Marketers designated by CBKC or Marketer (including but not limited to the Distributor Services) pursuant to the Prepaid Card Marketing and Technology Development Agreement, including, without limitation, marketing, Processing Services, facilitating Settlement between the Parties, CBKC, and the Networks, providing support to Cardholders, monitoring Card activity and Program performance, and ensuring compliance with Applicable Law.

“Program Materials” means all written and electronic materials relating to each Program, including the Program Schedule, CBKC Program Disclosures, Card Packets, all written or electronic communications to Cardholders or Card applicants, other documents containing legal or regulatory disclosures in relation to any Program, IVR and Customer Service scripts, website and mobile application screenshots detailing Transactions, policies, procedures, and user/training manuals for the operation of any Program and all features or products offered in connection with any Program and the Cards, in each case, other than Marketing Materials.

“Program Schedule” means the written description of each Program available through Distributor Locations, as set forth in Schedule 1 attached hereto and containing the information required by Section 2.2.

“Regulatory Authority” means, a governmental authority or other regulatory authority having authority to regulate and/or oversee any of the business practices of CBKC, Marketer, Processor or a Mission Critical Third Party, including, as applicable, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), the Consumer Financial Protection Bureau, the Federal Trade Commission (to the extent applicable to a Party), the Financial Crimes Enforcement Network of the United States Treasury Department (“FinCEN”), any state agency or department, or any successor bodies that regulate financial institutions and financial service organizations.

“Prepaid Card Marketing and Technology Development Agreement” means the agreement between Marketer and CBKC (as amended, modified or restated from time to time) whereby, among other items, CBKC, has agreed to issue Cards and has designated Marketer to provide certain services with respect to the Programs on behalf of CBKC.

“Settlement” means the movement and reconciliation of funds between CBKC, Distributors, Processor, other financial institutions and the Networks, in accordance with the Rules and to settle Transactions, balance the accounts established by CBKC for the Programs, and pay or receive fees.

“Term” has the meaning set forth in Section 13.1.

“Trademarks” means, with respect to any Party, the names, symbols, trade names, trademarks, trade dress, service marks and logos of such Party.

“Transaction” means each debit or credit authorized under a Program and affecting the Card balance, which may be initiated using, or associated with, a Card, PAN, or CBKC’s routing number and the account number assigned to each Cardholder, issued pursuant to a Program, which may include, but not limited to, a purchase, a credit for a previous purchase, cash withdrawal, bill payment, transfer of funds to any other Person, transfer of funds to an account held by a financial institutions other than CBKC, and a Load based upon the functionality and capability approved by CBKC for a Program.

“Vendor” means any Person other than a Mission Critical Third Party contracted with, engaged by, or otherwise performing work for Distributor in support of any Program.

Article 2

PURPOSE AND PROGRAM DESCRIPTION

Section 2.1 Purpose. The purpose of this Agreement is to set forth the responsibilities and obligations of the Parties relating to and in support of the Distributor Services. The purpose of the Program(s) will be to develop, market, issue and service Cards that offer consumers a convenient and secure mechanism for initiating Transactions subject to Applicable Law and the terms of the applicable Cardholder Agreement.

Section 2.2 Program Schedule. The Program shall be documented by a Program Schedule attached hereto and incorporated herein as Schedule 1. The Program Schedule shall include (but is not limited to) the Cardholder fee schedule, the type of Cards to be offered, methods (if any) by which Cards can be loaded, a description of authorized Distributor Services, a list and description of Distributor’s Mission Critical Third Parties, Distributor’s capabilities for using the Distributor Portal, unique features of the Program, a list of Distributor Locations and any additional information required by CBKC.

Section 2.3 Program Terms and Program Materials. The terms of each Program and the Program Materials shall be determined solely by CBKC. Distributor and Marketer may propose Program Materials; provided, however, that such Program Materials must be submitted to and approved by CBKC prior to use. CBKC shall not be responsible for any costs associated with production and distribution of Program Materials. Such costs shall be borne by Marketer or Distributor pursuant to any agreement or otherwise mutually agreed to by Marketer and Distributor. CBKC may, in its commercially reasonable discretion, require changes to a Program, Program Schedule (including Program parameters), Program Materials, marketing materials, and marketing campaigns, including a determination that certain Programs, Program Materials, marketing materials or marketing campaigns are no longer authorized, upon written or electronic notice to Marketer or Distributor.

Section 2.4 Appointment. The Parties acknowledge and agree that Distributor shall perform its obligations hereunder as an approved Mission Critical Third Party (as defined in the Prepaid Card Marketing and Technology Development Agreement) of Marketer to the extent such approval is granted exclusively by CBKC under this Agreement. Marketer is responsible for Distributor’s obligations under this Agreement pursuant to the Prepaid Card Marketing and Technology Development Agreement

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Article 3

REGULATORY COMPLIANCE

Section 3.1 Compliance Responsibilities. The Parties understand that the Cards are issued by CBKC, a federally-insured, financial institution subject to Applicable Law and supervision by Regulatory Authorities, and the contractual and legal relationship with the Cardholders is with and, owned by, CBKC. Further, the Parties understand that, as it relates to the Program, they will perform critical functions on behalf of CBKC, and CBKC will have meaningful involvement in and control over the Program(s). For these reasons, the Parties acknowledge that the Program(s) must operate in compliance with Applicable Law and the Network Rules and agree to cooperate in good faith and assist one another in fulfilling the responsibilities and obligations required of each Party by Applicable Law and the Network Rules. Distributor represents and warrants to the other Parties that Distributor is familiar with the requirements of all Applicable Law and the Network Rules applicable to Distributor that relate to its obligations under this Agreement, and Distributor agrees that it will comply, and bear responsibility and the risk of loss for non-compliance, with such Applicable Law. Distributor will perform all of its obligations under this Agreement in compliance with the Program Materials and CBKC’s policies, procedures and guidelines as provided to Distributor from time to time. Any provision in the Network Rules that is required to be in this Agreement by the Network Rules is hereby incorporated by reference.

Section 3.2 Program Management Services. Marketer shall be responsible for ensuring that the Program Management Services comply with Applicable Law.

Section 3.3 BSA/AML Compliance. Distributor shall comply with the applicable provisions of the Bank Secrecy Act and shall implement Bank Secrecy Act and anti-money laundering (“AML”) policies and procedures (the “BSA/AML Procedures”) approved by CBKC from time to time, designed to address the BSA/AML/OFAC risks specific to Distributor’s activities in connection with the Programs.

Article 4

DISTRIBUTOR SERVICES

Section 4.1 General Responsibilities. Distributor shall administer and perform all aspects of Distributor Services expressly assigned to Distributor in this Agreement and the Program Schedule. Distributor will be responsible for paying all costs and expenses incurred by Distributor related to the Program(s), including marketing costs, advertising costs, costs of Distributor’s staff, and any Person performing services for or on behalf of Distributor with respect to the Programs, including any Mission Critical Third Parties, unless otherwise agreed to in writing by the Parties. In the event that Distributor is approved by CBKC to do any of the following as part of the Distributor Services, (A) store, hold or otherwise possess or control any Card Packet(s), (B) acceptance of cash from a Cardholder for Loading, (C) utilizing a Master Funding Account, and (D) access the Distributor Portal, then Addendum A through D shall apply, respectively, to such services, in addition to the other terms and conditions of this Agreement. Cards may not be distributed outside of the United States without CBKC’s prior written consent.

Section 4.2 Program Materials. Distributor shall ensure Cardholders are provided with the Program Materials upon request and prior to submitting an application for a Card and that potential Cardholders are provided an opportunity to review the Cardholder Agreement if they desire to do so prior to submitting an application for the Card. Distributor is prohibited from using, distributing or otherwise making available any materials, messages, scripts, or other forms of marketing and solicitation that is not an approved Program Material.

Section 4.3 Staff Training. Distributor shall ensure that staff at Distributor Locations and the staff of Mission Critical Third Parties are knowledgeable of the fees and substantive terms of each Program and Applicable Law relating to the functions performed by such staff. If required by CBKC, Distributor agrees to make its staff and the staff of Mission Critical Third Parties available for online or in person training by CBKC or Marketer, as determined by CBKC.

Section 4.4 Policies and Procedures. Distributor shall develop written policies and procedures associated with fulfilling its responsibilities and obligations contained herein and required by Applicable Law, which such policies and procedures shall be subject to the approval of CBKC.

Section 4.5 Regulatory Examinations and Inquiries. Distributor and Marketer agree to cooperate with any examination, inquiry, audit, information request, site visit or the like, which may be required by any Regulatory Authority to the fullest extent requested by such Regulatory Authority. Distributor and Marketer shall also provide to Marketer and CBKC, as applicable, any information which may be required by any Regulatory Authority in connection with their audit or review of Marketer, CBKC or the Program(s) and shall reasonably cooperate with such Regulatory Authority in connection with any audit or review of Marketer, CBKC or the Program(s). Distributor shall also provide such other information as Marketer, CBKC and any Regulatory Authority may from time to time reasonably request with respect to the financial condition of Distributor and such other information as Marketer or CBKC may from time to time reasonably request with respect to third parties who have contracted with Distributor relating to or in connection with this Agreement.

Section 4.6 Mission Critical Third Parties and other Vendors.

(a) Distributor may retain the services of one or more Mission Critical Third Parties to perform some or all of the Distributor Services only with the prior written consent of CBKC. Such consent may be granted, withheld or revoked at any time in CBKC’s sole discretion. Distributor shall provide information relating to the Mission Critical Third Party as requested by CBKC in order for CBKC to perform its initial due diligence and ongoing monitoring activities. In the event that CBKC in its sole discretion determines to deny consent to engage a Mission Critical Third Party or otherwise determines at any time to revoke its consent for a previously approved Mission Critical Third Party, CBKC may prohibit Distributor from using such Mission Critical Third Party and/or require Distributor to cease using such Mission Critical Third Party with respect to a Program or the Cards. Distributor shall notify CBKC in writing of any changes in Mission Critical Third Parties prior to entering into a contractual relationship with a new Mission Critical Third Party and prior to terminating any contractual relationship with any Mission Critical Third Party. Distributor shall further promptly notify CBKC in writing of any material changes in the scope or terms of any written agreement with any Mission Critical Third Party. Distributor will promptly provide CBKC with all information requested by CBKC as part of any periodic review of an existing Mission Critical Third Party. Distributor shall provide to Marketer or CBKC any and all information in its possession with respect to a Program which CBKC or Marketer requires from time to time. Distributor shall follow directions received in writing directly from CBKC in relation to a Program that are not inconsistent with Applicable Law, even if contrary to directions received from Marketer.

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(b) Distributor will enter into a written contract with each such Mission Critical Third Party, which such contract include, at a minimum, (i) a requirement that the Mission Critical Third Party comply with Applicable Law, (ii) acknowledgement of the audit rights set forth in Section 4.5, 4.7 and Section 6.2 with respect to the Mission Critical Third Party (with the references to Distributor replaced with references to Mission Critical Third Party in such provisions), (iii) a requirement that the Mission Critical Third Party will comply with the requirements of Section 4.8, Section 4.9, and Article 11 (with the references to Distributor replaced with the references to Mission Critical Third Party in such provisions), (iv) that the Mission Critical Third Party shall provide to CBKC with any and all information in its possession with respect to a Program which CBKC requires from time to time, (v) the Mission Critical Third Party shall follow directions received in writing directly from CBKC that are not inconsistent with Applicable Law, even if contrary to directions received from Distributor or Marketer, (vi) the Mission Critical Third Party shall not delegate or otherwise assign or transfer its obligations under its agreement with the Distributor without the written consent of CBKC, and (vii) such other provisions as are necessary and appropriate to require the Mission Critical Third Party to comply with any provisions of this Agreement that are applicable to the services provided by the Mission Critical Third Party.

(c) Notwithstanding the use of any Mission Critical Third Party or Vendor, Distributor shall be responsible for its obligations under this Agreement and for any breach thereof by Distributor or any Mission Critical Third Party or Vendor. Distributor will exercise and document management and oversight over its Mission Critical Third Parties and Vendors, including, without limitation, to ensure that the Mission Critical Third Parties and Vendors comply with the terms of Distributor’s contract with the Mission Critical Third Parties and Vendors. Distributor will develop standards, policies, procedures, and monitoring practices governing engagement of Mission Critical Third Parties and Vendors that are consistent with FDIC Financial Institutions Letter 46-2008 and any future updates. Distributor will provide written findings from such activities relating to any Mission Critical Third Party to CBKC as they are completed and, if requested by CBKC, written findings relating to any Vendor. Distributor will be responsible for paying its Mission Critical Third Parties and Vendors. Distributor hereby agrees and acknowledges that CBKC may contact any Mission Critical Third Party or Vendor to determine whether Distributor is in compliance with and has performed its obligations under the agreement between Distributor and the Mission Critical Third Party.

(d) Distributor may retain the services of one or more Vendors to perform some or all of the Distributor Services, provided, that, in the performance of such Distributor Services, each such Vendor complies with Applicable Law and the provisions of this Agreement of this Agreement that are applicable to such Distributor Services, the responsibility for which shall be borne by Distributor. Distributor shall promptly provide CBKC with all information requested by CBKC as part of CBKC’s due diligence and/or periodic review of any existing or prospective Vendor. CBKC may choose to use Distributor’s due diligence materials in whole or in part and/or may choose to conduct its own due diligence with respect to any such Vendor.

Section 4.7 Ongoing Oversight. Distributor understands that Applicable Law sets forth specific requirements on the part of CBKC and Marketer to oversee on an ongoing basis and periodically audit Persons involved in the Program(s), including but not limited to, Distributor and its Mission Critical Third Parties. Distributor agrees to cooperate with audits commenced by Marketer or CBKC, as well as requests for information by Marketer or CBKC pursuant to this requirement, including (but not limited to) providing periodic financial reports, independent audits, quality assurance reviews, and policies and procedures. Furthermore, all contracts between Distributor and Mission Critical Third Parties shall stipulate adherence to this same requirement on the part of the Mission Critical Third Parties. Distributor or CBKC may perform periodic site certifications reasonably satisfactory to CBKC and Marketer of Distributor in order to determine that Distributor has proper facilities, equipment, licenses and permits to perform its services related to the Program, in each case in accordance with the criteria established by CBKC and Marketer.

Section 4.8 Customer Complaints. All Complaints (whether written or otherwise) received by Distributor or any Person performing services on behalf of Distributor from any Person (including a Cardholder or attorney representing any Cardholder, Regulatory Authority, Better Business Bureau or any agency of any federal, state or local government) related to the Program(s) will be forwarded to Marketer within (3) Business Days of receipt. Marketer shall be responsible for working directly with CBKC to respond to all Complaints and Distributor shall cooperate with any requests for information by Marketer or CBKC necessary for such response. In no event shall Distributor directly respond to such Complaints unless a Complaint involves or is directed at Distributor and Distributor determines that not directly responding to the Complaint will create unacceptable risk to Distributor’s reputation or cause Distributor to violate Applicable Law, in which case the Parties shall mutually agree upon Distributor’s proposed response. The Parties shall meet as needed to discuss the prevalence of Complaints, the issues that lead to such Complaints, and any modifications to the Program(s) or Distributor Services necessary and prudent to prevent future Complaints.

Section 4.9 Suspicious Card Activity. The distribution or use of a Card for illegal or criminal activity is prohibited and the Parties agree to cooperate to prevent any attempted money laundering, funding of terrorist activities, or other illegal activity in connection with the Program(s). In the event Distributor has knowledge of Cardholder behavior that appears to be suspicious or illegal, Distributor shall have an obligation to (a) immediately report such behavior to Marketer and CBKC, (b) cooperate with Marketer’s or CBKC’s requests for information necessary to fulfill any investigative or reporting requirements that may be required by Applicable Law, and (c) otherwise comply with any reporting requirements that may apply to Distributor under Applicable Law.

Section 4.10 Obligations if Distributor is a Financial Institution. If Distributor is a “financial institution” (as defined in 18 U.S.C. § 20), unless otherwise instructed by CBKC in writing, (i) Distributor shall not limit the amount that a Cardholder may withdraw from the Card Account pursuant to an over-the-counter cash withdrawal (i.e. a bank teller withdrawal), and (ii) Distributor will provision the Card BIN within its ATM network and instruct the network not to charge any surcharge for ATM activity on such BIN.

Article 5

FRAUD AND EMERGENCY SUSPENSION

Section 5.1 Losses Due to Fraud. Distributor shall be responsible for: (i) all Losses associated with fraudulent activities on the part of Distributor and its employees, Affiliates, representatives, agents, contractors or subcontractors (including Mission Critical Third Parties and Vendors) in connection with the Program(s), including, without limitation, the transmission of Cardholder Data and Distributor Customer Information (if applicable) to Marketer under Section 5.3; (ii) all Losses arising out of use of user identification and password, or substantive equivalent, assigned to Distributor personnel to access the Distributor Portal, if Distributor’s access to the Distributor Portal is otherwise contemplated by this Agreement or the Program Schedule; and (iii) where such theft resulted from a breach of Distributor’s or Distributor Location’s systems or facilities or a willful or negligent act or omission by Distributor or any of its employees, Affiliates, representatives, agents, contractors or subcontractors of Distributor or Distributor Locations (collectively, “Distributor Fraudulent Losses”).

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Section 5.2 Fraud Alert/Recovery. Immediately following any Party’s discovery that a Card was approved through a Distributor Location in a fraudulent manner, the discovering Party shall promptly notify the other Parties and Distributor shall promptly deliver to the other Parties via fax, phone, electronic mail or overnight mail all information in Distributor’s possession regarding such fraudulent transaction. Marketer will immediately cause the affected Card to be cancelled.

Section 5.3 Emergency Suspension. In the event that Marketer or CBKC has reasonable suspicion to believe that fraudulent or other illegal activity is taking place at one or more of the Distributor Locations or with respect to the performance of the Distributor Services, such Party shall promptly notify the other Parties in reasonable detail as to the basis of such belief. In such an event, CBKC or, to the extent approved in writing by CBKC, Marketer may permanently or temporarily: (i) require Distributor to halt the sale of Cards at any particular Distributor Location or through any third party, if such sales are otherwise contemplated by this Agreement or the Program Schedule, (ii) block the BIN associated with a specific Card offering or offerings under the Program(s), (iii) freeze or suspend the suspicious Cards and prevent future Transactions, (iv) suspend access to the Distributor Portal by any Person or a Mission Critical Third Party reasonably believed to be involved in the fraudulent activity, if such access to the Distributor Portal is otherwise contemplated by this Agreement or the Program Schedule, and (v) freeze or suspend any additional use of the remaining Cardholder Funds on such Cards, to the extent the actions described in clauses (i) through (v) above are in compliance with Applicable Law.

Article 6

PROGRAM RECORDS AND AUDITS

Section 6.1 Retention of Books and Records. Distributor and Marketer shall maintain appropriate books of account and records, all in accordance with the generally accepted industry standards for the banking industry, in connection with its obligations pursuant to this Agreement for a period of not less than that required by Applicable Law for such records from the date last recorded or created. In addition to and notwithstanding the foregoing, to the extent either of Marketer or Distributor has sole possession of any Cardholder Data or other Program records required to be maintained by another Party pursuant to Applicable Law (“Program Records”), such Party (and its Affiliates or, in the case of Distributors, Mission Critical Third Parties) with possession shall maintain such Program Records in such form and for such time periods as required by Applicable Law. CBKC shall be provided with copies of the Program Records and any other information, reports and documents it reasonably requests from time to time from Distributor or Marketer (or its Affiliates) with regard to the Program(s), and such information shall be provided in accordance with CBKC’s commercially reasonable specifications and requirements, including, but not limited to, the timeframe and format in which such information, reports and documents must be provided. Distributor and Marketer shall ensure that it has ready access to all of its Program Records, including those maintained by an Affiliate, in order to comply with any request from CBKC pursuant to this Section. As between the Parties, all Program Records generated by Distributor, Marketer or any Affiliate related to the Program(s) or obligations pursuant to this Agreement shall be the property of CBKC.

Section 6.2 Audit by CBKC. Distributor agrees that CBKC, its authorized representatives and agents, and any Regulatory Authority or Network (collectively the “Auditing Party”) shall have the right once annually (unless an additional audit or audits is requested by a Regulatory Authority or CBKC), during normal business hours and upon reasonable prior written notice, or at any other time required by Applicable Law or by a Regulatory Authority, to inspect, audit, and examine all of Distributor’s facilities, records, personnel, books, accounts, data, reports, papers and computer records relating to the Program(s) including, but not limited to, financial records and reports, the Distributor’s information security program, policies, and procedures relating thereto, associated audit reports, summaries of test results or equivalent measures taken by Distributor to ensure that the Distributor Security Program meets the objectives of the Guidelines in accordance with Applicable Law and this Agreement and that Distributor is otherwise in compliance with the terms of this Agreement. Distributor shall make all such facilities, records, personnel, books, accounts, data, reports, papers, and computer records available to the Auditing Party for the purpose of conducting such inspections and audits, and the Auditing Party shall have the right to make copies and abstracts from Distributor’s books, accounts, data, reports, papers, and computer records directly pertaining to the subject matter of this Agreement. Notwithstanding the foregoing, if any audit performed pursuant to this Section indicates a material failure by Distributor to comply with Applicable Law or the terms of this Agreement, the Auditing Party shall have the right to perform such additional audits during normal business hours and upon commercially reasonable notice (unless requested by a Regulatory Authority) as may be necessary until such time as Distributor has reasonably demonstrated that it is in material compliance with the terms of this Agreement and Applicable Law. Distributor specifically acknowledges that the Federal Deposit Insurance Corporation or any other Regulatory Authority that has supervisory authority over CBKC has authority to audit Distributor pursuant to the Bank Service Company Act and to assess Distributor’s ability to perform its contractual obligations. In addition, Distributor specifically acknowledges and agrees to be subject to the Examination Agreement set forth on Addendum E as the “Servicing Agency” in favor of the Missouri Division of Finance. To the extent Distributor engages any Mission Critical Third Party, Distributor shall include in its agreement with such Mission Critical Third Party the terms of this Section 6.2 with the references to Distributor replaced with references to the Mission Critical Third Party.

Section 6.3 Secret Shopping. Distributor acknowledges that CBKC may from time to time reasonably perform, require Marketer to perform, or engage a third party to perform a secret shopper program to monitor sales of Cards by Distributor in the manner mutually agreed upon by the Parties. Such secret shopping program will be designed to review the Distributor’s Card sales practices and merchandising.

Article 7

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Parties as follows:

(a) This Agreement is valid, binding, and enforceable against such Party in accordance with its terms.

(b) Such Party is duly organized, validly existing and in good standing pursuant to applicable state and/or federal laws under which it is organized, and is qualified to do business in all jurisdictions as may be required for the conduct of its business activities hereunder.

(c) Such Party has full power and lawful authority to (i) own and operate its assets, properties and business; (ii) carry on its business as presently conducted and (iii) enter into and perform this Agreement. The Persons executing this Agreement on behalf of such Party have full authority to bind such Party to the terms and conditions hereof.

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(d) There is not pending or, to the knowledge of such Party, threatened against it, any litigation or proceeding, judicial, tax or administrative, the outcome of which would materially adversely affect such Party’s ability to perform its obligations under this Agreement.

Section 7.2 Additional Representations and Warranties of Distributor. In addition to the above representations and warranties, Distributor represents and warrants to the other Parties as follows:

(a) The execution and performance of this Agreement by Distributor does not require the approval of any other Person or Regulatory Authority.

(b) Distributor’s performance of its obligations pursuant to this Agreement will not violate any Applicable Law.

(c) Distributor has registered with and/or has obtained all licenses required by Applicable Law to engage in its business, including without limitation, such registrations or licenses required to perform its obligations under this Agreement in accordance with Applicable Law.

(d) Except as otherwise disclosed in writing to CBKC and Marketer, neither Distributor, nor any Person with Control over Distributor nor any Principal of Distributor have been (i) subject to administrative or enforcement proceedings commenced within the previous five (5) years by any Regulatory Authority or (ii) subject to any judgment, order, decree or injunction alleging fraud, unfair or deceptive practices. There is no pending or, to the knowledge of Distributor, threatened lawsuit, claim, action, arbitration or other proceedings or any investigation by a Regulatory Authority against Distributor or any of its Principals.

(e) Except as otherwise disclosed in writing to CBKC and Marketer, neither Distributor, nor any Person with Control over Distributor nor any Principal of Distributor have been subject to a criminal conviction for any criminal offense involving dishonesty, breach of trust or money laundering or for any felony or has agreed to enter into a pretrial diversion or similar program in connection with a prosecution for such offense.

(f) The performance of the Distribution Services by Distributor complies with Applicable Law.

(g) Distributor has sufficient personnel and expertise to perform its obligations under this Agreement in compliance with the terms and conditions of this Agreement and Applicable Law.

(h) Distributor is solvent and has the financial capacity to perform its obligations under this Agreement. Distributor has delivered to CBKC complete and correct copies of its financial statements and such other items that CBKC has requested from time to time before and after the date of this Agreement in connection with its due diligence review of Distributor and oversight responsibilities for the Programs (the “Due Diligence Materials”). All Due Diligence Materials furnished to CBKC relating to Distributor or completed by Distributor with respect to a Mission Critical Third Party were, or will be, accurate and complete in all material respects on the date provided to CBKC and complete insofar as completeness may be necessary to give CBKC a true and accurate knowledge of the subject matter. Distributor’s financial statements, subject to any limitation stated therein, which have been furnished to CBKC, do fairly present the financial condition of Distributor and have been prepared in accordance with (i) the books and records of Distributor, (ii) generally accepted accounting principles as in effect in the United States at the time of preparation, and (iii) all pronouncements of the Financial Accounting Standards Board. Distributor has no unpaid Federal or state tax liens.

Article 8

COVENANTS

Section 8.1 Covenants of the Parties. Each Party covenants and agrees as follows:

(a) It will comply with all Applicable Law applicable to it in the performance of its duties and obligations under this Agreement.

(b) It will promptly notify the other Parties of any litigation or court proceedings filed against it relating to (i) the Program(s) or Cards to the extent that such litigation or court proceedings could reasonably be expected to (A) have a material adverse effect on such Party’s ability to perform its obligations under this Agreement or (B) expose any other Party to litigation or court proceedings or (ii) this Agreement. Such notice shall include a copy of the court papers or proceedings and the name and address of the Party’s counsel handling the matter.

(c) It will promptly notify the other Parties of any investigation, inquiry or action by a Regulatory Authority of which it becomes aware relating to this Agreement or the Program(s), or which would adversely affect such Party’s ability to perform its obligations under this Agreement, unless notification is prohibited by Applicable Law or a Regulatory Authority.

Section 8.2 Additional Covenants of Distributor. Distributor shall remain in good standing with (i) each Regulatory Authority with jurisdiction over it, and (ii) each Network or other electronic payment network with which it may be registered from time to time as a marketing representative, agent or Marketer.

Article 9

PROGRAM FEES AND COMPENSATION

Section 9.1 Cardholder Fees. All fees that a Cardholder may incur in connection with the Card, including fees relating to the sale of a Card, shall be as set forth in the Program Schedule and the Cardholder Agreement. Neither Marketer, nor Distributor, nor any Person through which Distributor provides any Distributor Services may impose or collect any fee imposed in connection with the Cards that is not disclosed in the Cardholder Agreement or modify the amount of an existing Cardholder fee or the circumstances in which it is imposed, without the prior written consent of CBKC.

Section 9.2 Distributor Compensation. Distributor’s compensation shall be agreed to in writing by Distributor, Marketer and CBKC (attached here as an addendum). Distributor’s sole remedy for nonpayment shall be with Marketer. Distributor agrees to hold CBKC harmless and free from liability arising out of any obligation owed to Distributor by Marketer. Marketer and Distributor shall immediately notify CBKC of any breach by the other party pursuant to an agreement between Marketer and Distributor.

Section 9.3 Liability for Expenses. Except as otherwise provided herein or agreed to in writing by the Parties, each Party shall pay its own expenses, including the expenses of its own counsel and its own accountants, in connection with this Agreement and as may be necessary to perform such Party’s obligations under this Agreement. Distributor shall also pay any punitive fees or penalties assessed by the Network or a Regulatory Authority due to Distributor’s actions or the actions of any Person retained by Distributor to perform any Distributor Services.

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Article 10

INTELLECTUAL PROPERTY

Section 10.1 Use of Trademarks. During the Term of this Agreement, each Party (the “Licensing Party”) hereby grants to the other Parties a limited, non-exclusive, royalty-free, non-transferable and restricted license to use (but not the right to sublicense) the Trademarks of the Licensing Party as mutually agreed to in writing by the Parties and only for such use as specifically approved in each instance of use on advertising and promotional and public relations materials, and any other item reasonably necessary to the establishment, operation or advancement of the Program(s). Each Party who is not the Licensing Party hereby accepts each limited license from the Licensing Party subject to the terms and conditions provided herein. Each limited license shall terminate upon termination of this Agreement and that, following such termination, each Party who is not the Licensing Party will discontinue all use of Trademarks licensed to such Party pursuant to this Agreement; provided however, that Marketer’s logo and CBKC’s Trademark may remain on outstanding Cards for a reasonable period of time for such Cards to be replaced. Each Party acknowledges that the Licensing Party and/or its Affiliates are the owners or licensees of the Licensing Party’s Trademarks, and agrees that it has no right, title or interest in the Licensing Party’s Trademarks other than the license specifically granted in this Section 10.1, and shall do nothing inconsistent with such ownership. All goodwill generated in use of a Trademark of a Party shall inure solely to the benefit of such Party. Each Party covenants and agrees that it shall own all right, title and interest in or is properly licensed to use the Trademarks licensed by it pursuant to this Agreement, that such Party has all necessary authority to grant its license to use such Trademarks and that such Trademarks shall not infringe on the Intellectual Property or other property rights of any other Person.

Section 10.2 Right to Approve Use of Trademarks. No Party shall make any use of any other Party’s Trademarks without obtaining the other Party’s prior written approval thereof, which approval shall not be unreasonably withheld, delayed, conditioned, or rejected. A Party shall not be deemed to have unreasonably withheld or delayed its approval if it approved or reasonably rejected the proposed use within fifteen (15) Business Days after receipt of a Party’s request for approval thereof.

Section 10.3 Network Marks. Neither Marketer nor Distributor has any right, title or interest in and shall not use the Network Marks without specific prior written consent of CBKC and the relevant Network.

Section 10.4 Additional Trademark Provisions. Without limitation of the foregoing, each Party shall use any other Party’s Trademarks (to the extent such use is permitted hereunder) only in the form and manner and with appropriate legends specific and in accordance with the applicable standards, policies, and other requirements as prescribed from time to time by the licensing Party, and, except as otherwise set forth in this Agreement, no Party shall use any other Party’s Trademarks in combination with any other Trademark or service mark without the prior written approval of the other Party. Each Party shall promptly notify the licensing Party of any unauthorized use of the licensing Party’s Trademarks which may come to its attention. Each Party shall have the sole right and discretion to bring infringement or unfair competition proceedings involving its own Trademark.

Section 10.5 Other Use Limitations. Each Party shall have the unilateral right, upon reasonable notice to the other Parties, to amend the style, typeface or graphic appearance of its Trademarks if such amended mark (i) is adopted by such Party for all or a substantial portion of its business, and (ii) the amended mark will not cause any other Party to incur any material expense, and to cause the other Parties to adopt within thirty (30) days (or as soon as reasonably practicable thereafter if the change cannot be implemented within thirty (30) days) such amended style, typeface or appearance in connection with all uses of such mark after such period; provided, that, no such change shall require the other Parties to destroy or not use any written or printed materials containing the existing Trademark that were in existence on the date of such notice. In no event may any Party combine any other Party’s Trademark with any other mark (other than as permitted hereunder) or alter the design of any other Party’s Trademark.

Section 10.6 Indemnification. Each Party (the “Indemnitor”) shall indemnify and hold the other Parties harmless from and against any claim made against the other Parties based on any infringement of any intellectual property rights of any Person with respect to Indemnitor’s Trademarks licensed to any Party pursuant to this Agreement.

Section 10.7 No Waiver. By entering into this Agreement, no Party in any way implies that it is waiving any property rights it has in its Trademarks or any other intellectual property belonging to it or its Affiliates, including but not limited to rights accruing by virtue of applicable federal, state, or common law protections for copyright, patent, trade secret, trademark and/or service mark rights. In the event any Party discovers a violation of such proprietary rights, that Party, for itself and on behalf of its Affiliates, expressly reserves the right to seek in an appropriate state or federal court all available remedies for the infringement of such rights.

Section 10.8 Third Party Marks. In the event that any Card or Program Material is to contain any Trademark of a Person that is not a Party, the Party sublicensing such Trademark pursuant to this Agreement shall include in its written agreement with such Person a license granted to Marketer, Distributor and to CBKC from such Person to use such Person’s Trademarks (the “Third Party Marks”), with the same limitations and obligations set forth in this Article 10. The license of Distributor, Marketer and CBKC to use such Third Party Marks shall terminate not earlier than ninety (90) days after the expiration of such agreement. Neither the Cards nor the Marketing Materials will contain any Third Party Mark unless agreed to in writing by CBKC.

Article 11

TREATMENT OF CONFIDENTIAL INFORMATION

AND CARDHOLDER DATA

Section 11.1 Confidential Information. The term “Confidential Information” shall mean this Agreement and any schedule, exhibit, attachment or amendment hereto; any information concerning the Program(s), the objectives of the Program(s) and the financial results of the Program(s); any marketing plan for the Program(s) and any marketing materials for the Program(s) which are not publicly available; and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which a Party (“Discloser”) discloses, in writing, orally or visually, to any other Party (“Recipient”) or to which Recipient obtains access in connection with the negotiation or performance of this Agreement. Cardholder Data shall not be Confidential Information, but rather shall be subject to the provisions of Sections 11.5 through 11.10 below. Confidential Information shall not include information that: (i) is already rightfully known to the Recipient at the time it obtains such information from the Discloser; (ii) is or becomes generally available to the public other than as a result of disclosure in breach of this Agreement or any other confidentiality obligations; (iii) is lawfully received on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement or other agreement by such third party; (iv) is contained in, or is capable of being discovered through examination of, publicly available records or materials; or (v) is developed by any Party without the use of any proprietary, non-public information provided by the Party claiming the information as confidential and proprietary.

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Section 11.2 Use and Disclosure of Confidential Information.

(a) Each Recipient shall hold and maintain, and shall cause its agents, employees, Affiliates, and Mission Critical Third Parties (in the case of Distributor) to hold and maintain, in confidence the Confidential Information of the Discloser and shall use and disclose such Confidential Information only for the purpose of performing its obligations or exercising or enforcing its rights with respect to the Program(s) under this Agreement or as otherwise expressly permitted by this Agreement. Each Recipient may disclose Confidential Information to the extent such Confidential Information is required to be disclosed by Applicable Law, including in the course of an examination by a Regulatory Authority or CBKC; provided (i) that, except in connection with disclosure in the ordinary course of an examination by a Regulatory Authority or CBKC, the Party subject to such Applicable Law shall notify the Discloser of any such use or requirement prior to disclosure of any Confidential Information obtained from the Discloser in order to afford the Discloser an opportunity to seek a protective order to prevent or limit disclosure of the Confidential Information to third parties, and (ii) that the Party subject to such Applicable Law shall disclose Confidential Information of the Discloser only to the extent required by such Applicable Law.

(b) Each Recipient shall (i) limit access to the Discloser’s Confidential Information to those employees, authorized agents, vendors, consultants, and Marketers contemplated by Section 15.3 who have a reasonable need to access such Confidential Information in connection with this Agreement, and (ii) ensure that any Person with access to the Discloser’s Confidential Information is bound to maintain the confidentiality of Confidential Information in accordance with the terms of this Agreement and Applicable Law, including, without limitation, GLBA, Regulation P and the Guidelines promulgated thereunder.

(c) Each Recipient agrees that any unauthorized use or unauthorized disclosure of Confidential Information of the Discloser might cause immediate and irreparable harm to the Discloser for which money damages might not constitute an adequate remedy. In that event, the Recipient agrees that injunctive relief may be warranted in addition to any other remedies the Discloser may have.

Section 11.3 Press Releases and other Statements. No Party shall issue any press release (or make any other public announcement or respond to any interview request) related to this Agreement or the Distributor Services without the prior written approval of the other Parties, except as may be necessary to comply with Applicable Law. Without CBKC’s prior written approval, Distributor will initiate no communication of any type regarding this Agreement, any Program, CBKC or Distributor’s obligations hereunder with any member of Congress or his or her staff, or the following governmental agencies unless required by Applicable Law: FDIC, Missouri Division of Finance, Consumer Financial Protection Bureau, Federal Reserve, Office of the Comptroller of the Currency, or any state governmental agency or attorney general’s office, unless such communication is required in order for Distributor to obtain a license to perform the Distributor Services.

Section 11.4 Communications with Regulatory Authorities. Distributor shall not initiate communication with or respond to any inquiry from a Regulatory Authority concerning any Program without the prior written consent of CBKC, unless such communication is required by Applicable Law. Distributor will notify CBKC immediately if Distributor receives any communication from a Regulatory Authority pertaining to any Program, unless such disclosure is prohibited by Applicable Law.

Section 11.5 Confidentiality of Agreement Terms. Without the prior written consent of the other Parties and except as necessary to enforce this Agreement or obtain damages or other relief hereunder, no Party shall disclose to any Person (other than as expressly permitted pursuant to this Article) the terms or conditions of this Agreement or any amendments, supplements or modifications hereto.

Section 11.6 Ownership of Cardholder Data and Privacy Policy.

(a) As between the Parties, with respect to the Cards, the legal and contractual relationship with the Cardholders and the Cardholder Data shall be owned exclusively by CBKC.

(b) The use and disclosure of “Nonpublic Personal Information” and “Personally Identifiable Financial Information” of Cardholders shall at all times be subject to the privacy policy of CBKC, as provided by CBKC to the other Parties from time to time.

Section 11.7 Treatment of Cardholder Data; Select Data. As between the Parties, CBKC shall have all rights and interest with respect to the sharing, use and disclosure of Cardholder Data during the Term of this Agreement, with such rights continuing after the Term.

Section 11.8 Card and Data Security.

(a) Distributor acknowledges that it is not authorized to retain any Cardholder Data obtained pursuant to its obligations contained herein and any collection of such Cardholder Data shall be for the sole purpose of inputting information required by the Distributor Portal for the application, distribution, activation, or Loading of Cards, as such actions are permitted under the applicable Program. Distributor will destroy any Cardholder Data that it obtains for input into the Distributor Portal in a commercially reasonable manner. To the extent Distributor has certain information obtained in the course of Distributor’s separate relationship with the Cardholder which is also Cardholder Data, Distributor represents and warrants that it has a commercially reasonable information security program designed to protect the security and integrity of such information and that Distributor will maintain such program and comply with such program as required by the terms thereof.

(b) Distributor agrees that in the event there is a breach of security of Distributor or any of its Mission Critical Third Parties, Affiliates, or agents resulting in unauthorized disclosure of Confidential Information of any Party or loss of, unauthorized access to or use of or theft of Cardholder Data or, if applicable, theft or loss of Card Packet(s), Distributor will immediately (but in no event more than twenty-four (24) hours after discovery of the same) notify Marketer and CBKC of such breach and the nature of such breach, and Distributor shall cooperate with CBKC and Marketer, (i) to assess the nature and scope of such incident, (ii) to contain and control such incident to prevent further damage, (iii) to allow CBKC at Distributor’s expense to provide prompt notice to any affected Cardholders, and (iv) provide CBKC and Marketer with written documentation of the cause, remedial steps and future plans to prevent recurrence of the same or similar event. If such remedial plan is acceptable to CBKC, Distributor shall immediately implement the proposed remedial plan. If such remedial plan is unacceptable, based on CBKC’s reasonable judgment, Distributor shall promptly, but in any event no later than five (5) Business Days, enter into good faith negotiations to address the proposed remedial plan. Distributor shall cooperate fully with all CBKC security investigation activities and with the preparation and transmittal of any notice or any other action that CBKC, in its reasonable discretion, may deem appropriate or required by Applicable Law, to be sent or done for Cardholders or other affected third parties regarding any known or suspected security breach. Distributor shall bear the cost and expenses of any notice or other action required due to any such unauthorized disclosure of Confidential Information of any Party or loss of, unauthorized access to or use of or theft of Cardholder Data or, if applicable, theft or loss of Card Packet(s). Distributor’s information security plan shall include a written response program addressing the appropriate remedial measures it shall undertake in the event there is an occurrence of any of the foregoing events. Distributor agrees that if it uses any Mission Critical Third Parties such Mission Critical Third Parties will be contractually obligated to have an information security plan that satisfies and is subject to the same obligations and requirements as Distributor’s information security plan pursuant to this Agreement.

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Section 11.9 Return of Confidential Materials. Upon the termination or expiration of this Agreement, or at any time upon the reasonable request of a Discloser, the Recipient shall return (or destroy if so directed by the Discloser) all Confidential Information in the possession of the Recipient (and Cardholder Data in the possession of Distributor) or in the possession of any representative, contractor or third party of the Recipient. Any Confidential Information and Cardholder Data maintained in an electronic format shall be returned to Discloser in an industry standard format or, at the option of the Discloser, deleted and removed from all computers, electronic databases and other media. Notwithstanding the foregoing, a Recipient in possession of tangible property containing the Discloser’s Confidential Information may retain one archived copy of such material, subject to the terms of this Agreement, which may be used solely for regulatory purposes and may not be used for any other purpose; provided that, upon the request of the Discloser and at Discloser’s cost, such archived copy may be held in escrow by a third-party data repository and not held by Recipient. Compliance by the Recipient with this Section shall be certified in writing by an appropriate officer of such Recipient within thirty (30) days of termination of this Agreement, which certification shall include a statement that no copies of Confidential Information or Cardholder Data have been retained, except as necessary for regulatory purposes.

Section 11.10 Additional Confidentiality Obligations. In the event of any conflict between this Article and any other agreement between the Parties, this Article shall control.

Article 12

INDEMNIFICATION

Section 12.1 Indemnification of CBKC. From the date of and after the termination of this Agreement, Distributor shall indemnify, defend and hold CBKC, its Affiliates and all its and their employees, officers, directors, representatives, agents and owners harmless against Losses arising out of or consisting of Claims related or attributable to:

(a) the negligence, willful misconduct or recklessness of Distributor, its Affiliates or their respective employees, officers, directors, owners, representatives, or agents; or

(b) Distributor’s breach of any term, representation, warranty or covenant contained in this Agreement; except to the extent that any Loss is due to the breach of this Agreement by CBKC or the willful misconduct or bad faith by CBKC or any of its employees; or

(c) the manner in which Distributor Services are provided or the location at which the Distributor performs Distributor Services, including without limitation, allegations concerning whether Program Materials were delivered to a Cardholder, or whether the Cardholder made an affirmative decision to acquire a Card, or whether a Cardholder has effectively entered into the Cardholder Agreement with CBKC.

Section 12.2 Litigation Support and Assistance. In the event that any Party (the “First Party”) becomes a party to any litigation or other court proceeding arising out of or related to this Agreement or the rights or obligation under this Agreement, the other Parties (the “Second Parties”) shall actively participate in and coordinate with the First Party in such litigation or proceeding. The Parties shall meet as promptly as practicable to discuss the appropriate course of action to take in defense of such litigation or proceeding. The Parties shall actively participate and coordinate with each other in making statements to the media or otherwise, as the Parties mutually agree. If all of the Parties are parties to or are or may be adversely affected by such litigation or proceeding, then they shall mutually agree on the most appropriate public relations policy.

Section 12.3 Indemnification Procedures. CBKC shall notify Distributor in a reasonably prompt manner of any Claim for which CBKC is seeking indemnification pursuant to this Article. Distributor may thereafter assume control of such Claim, provided, that CBKC shall have the right to participate in the defense or settlement of such Claim. CBKC may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Distributor or its counsel (as reasonably agreed by CBKC and Distributor) or because Distributor does not assume control, Distributor shall bear the expense of such counsel. Neither Distributor nor CBKC may settle any Claim or consent to any judgment with respect thereto without the consent of the other Party (which consent may not be unreasonably withheld, delayed or rejected).

Section 12.4 Subrogation. Upon the payment in full by Distributor of any Losses pursuant to Section 12.1, Distributor shall be subrogated to the rights of CBKC against any Person with respect to such Losses, and CBKC shall remit to Distributor any reimbursement that CBKC actually receives from such third party on account of a legal action or other claim to which the subrogated rights relate although CBKC shall not be obligated to bring any such legal action or make any such claim.

Article 13

TERM AND TERMINATION

Section 13.1 Term. Unless terminated in accordance with the terms hereof, the term of this Agreement shall commence on the Effective Date and continue for three (3) years (the “Initial Term”), and, following the Initial Term, the Agreement shall automatically extend for successive one (1) year periods (each a “Renewal Term”) (the Initial Term, collectively with any Renewal Terms, the “Term”) unless any Party provides written notice of non-renewal to the other Parties at least one-hundred and eighty (180) calendar days prior to the commencement of any Renewal Term. Notwithstanding anything in this Agreement to the contrary, the Parties agree that this Agreement shall automatically terminate upon the earlier of the termination of the Prepaid Card Marketing and Technology Development Agreement or the termination of the agreement between Marketer and Distributor relating to the Distributor Services.

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Section 13.2 Termination of Agreement. Any Party shall have the right to terminate this Agreement by written notice to the other Parties upon the occurrence of one or more of the following events:

(a) Failure by any other Party to perform, in any material respect, that Party’s obligations hereunder so long as the failure is not due to the actions or failure to act of the terminating Party, but only if the failure continues for a period of (i) thirty (30) calendar days after the non-performing Party receives written notice from the terminating Party specifying in reasonable detail the failure in the case of a failure not involving the payment of money (provided, however that in the event that the foregoing period of thirty (30) days shall be extended for up to an additional ninety (90) days if the non-performing Party cannot reasonably be expected to cure such default in a thirty (30) day period), or (ii) ten (10) calendar days after the non-performing Party receives written notice from the terminating Party specifying the failure in the case of a failure to pay any amount due hereunder.

(b) In the event any representation or warranty of any other Party in this Agreement is untrue, misleading or omits material information, as of the date made or delivered, and has a material adverse effect on the terminating Party.

(c) Any other Party (i) voluntarily commences or is involuntarily the subject of (and such involuntary action is not dismissed within sixty (60) calendar days) any proceeding, filing or petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, (iii) makes a general assignment for the benefit of creditors, (iv) commences the winding up or liquidation of its business or affairs, or (v) takes corporate action for the purpose of effecting any of the foregoing.

(d) If there shall have occurred a Material Adverse Change in the business, properties, assets, operations, or condition, financial or otherwise of a Party or any significant staffing changes that would affect that Party’s ability to fulfill its obligations under this Agreement.

(e) Upon direction from any Regulatory Authority or Network or CBKC to cease or materially limit performance of the rights or obligations under this Agreement if, after commercially reasonable efforts, the Parties are unable or unwilling to modify the Program(s) hereunder to satisfy the concerns of such Regulatory Authority or Network or CBKC.

(f) If there shall occur any change to or enactment of or change in interpretation or enforcement of any Applicable Law which would have a material adverse effect upon a Party’s ability to perform its obligations under this Agreement or such Party’s reasonably anticipated costs or revenues with respect to the Program(s); provided, however, that the Parties, upon request from any non-terminating Party, will first meet in good faith for a period of 30 days to negotiate changes to this Agreement and/or administration of the Program(s) that would resolve the concerns of the terminating Party.

(g) By any other Party, in the event that non-performance by an affected Party of a Force Majeure Event continues for thirty (30) days after the occurrence of the event.

Section 13.3 Additional CBKC Rights to Terminate. CBKC shall have the additional right to terminate this Agreement or to remove any Program from the scope of this Agreement as follows:

(a) At any time and for any reason, upon providing to the other Parties at least one hundred eighty (180) days prior written notice to terminate;

(b) Immediately if any other Party’s practices, any event or circumstance related to or caused, in whole or in part, by any other Party creates a substantial risk of loss or harm to CBKC or a Network, including but not limited to illegal activity; or

(c) Immediately, in the event that CBKC determines, in its sole discretion, that any other Party’s financial condition or any activities or operations of any other Party create an unreasonable risk to CBKC in continuing to permit such Party to provide services with respect to the Programs or that CBKC permitting such Party to continue to provide services with respect to the Programs represents an undue financial, reputational, or regulatory risk to CBKC.

Section 13.4 Effects of Termination. Unless otherwise required by CBKC, Applicable Law or any Regulatory Authority, upon the expiration or termination of this Agreement for any reason, Marketer shall terminate, any and all access to the Distributor Portal by Distributor, Distributor shall return any and all Card Packet(s) to Marketer, and Distributor shall cease providing Distributor Services with respect to the Programs. Any Cards remaining in any Program as of the termination of this Agreement shall continue to function as described herein and shall be managed and administered in accordance with the Prepaid Card Marketing and Technology Development Agreement. Except as set forth above and unless otherwise agreed to by the Parties in writing, the Parties shall continue to be bound by and comply with the terms of this Agreement and perform all of their obligations hereunder upon notification of termination and up to the effective date of the termination. In addition to the right to terminate this Agreement, the terminating Party (if any) shall be entitled to all other remedies at law or in equity that such Party may elect to pursue, either successively or together, all such remedies being cumulative. The termination of this Agreement shall not terminate, affect or impair any rights, obligations or liabilities of any Party that accrue prior to termination or which, under this Agreement, continue after termination.

Article 14

LIMITATION OF LIABILITY

Section 14.1 Limitation of Liability. NO PARTY, OR THEIR RESPECTIVE AFFILIATES, SHALL BE LIABLE TO THE OTHER PARTIES OR THEIR RESPECTIVE AFFILIATES, WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS (EVEN IF SUCH DAMAGES ARE FORESEEABLE, AND WHETHER OR NOT ANY PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WRONGFUL DEATH OR INJURY OF ANY PERSON.

Section 14.2 Disclaimer of Warranties. EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MARKETABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES.

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Section 14.3 Default and Damages. In the event that any Party defaults in any of its obligations under this Agreement, in addition to any other remedies provided pursuant to this Agreement or Applicable Law but subject to the other provisions of this Article 14, any non-breaching Party shall be entitled to recover from the breaching Party all Losses incurred by such non-breaching Party caused by or in connection with such breach. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by any Party or by any other Person receiving Confidential Information pursuant to this Agreement and that the Party whose Confidential Information is disclosed or used in violation of this Agreement shall be entitled to claim injunctive or equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available to such party at law or equity.

Article 15

ADDITIONAL PROVISIONS

Section 15.1 Relationship of Parties. Distributor, CBKC, and Marketer agree they are independent contractors to each other in performing their respective obligations hereunder. Nothing in this Agreement or in the working relationship being established and developed hereunder shall be deemed, nor shall it cause, any of the Parties to be treated as partners, joint venturers, or otherwise as joint associates for profit.

Section 15.2 Prepaid Card Marketing and Technology Development Agreement. As between CBKC and Marketer, if any provisions of this Agreement conflict with or are inconsistent with any provisions of the Prepaid Card Marketing and Technology Development Agreement, the Prepaid Card Marketing and Technology Development Agreement shall govern. This Agreement shall not limit or otherwise affect any rights or obligations of CBKC or Marketer pursuant to the Prepaid Card Marketing and Technology Development Agreement.

Section 15.3 Use of Third Party Marketers. Distributor and Marketer acknowledge and agree that CBKC may delegate any or all of its obligations hereunder to third party Marketers.

Section 15.4 Force Majeure. No Party shall be liable for non-performance hereunder to the extent such performance is prevented by a Force Majeure Event. Each Party’s obligations to perform timely shall be excused to the extent and for so long, but only to the extent and for so long, that such performance is prevented by a Force Majeure Event. During the pendency of such Force Majeure Event, the Parties not affected by the Force Majeure Event shall be excused from performance of its obligations under this Agreement that are dependent upon the parallel performance of the non-performing Party. In the event that the non-performance of the affected Party continues for thirty (30) calendar days after the occurrence of a Force Majeure Event, the other Parties may immediately terminate this Agreement upon written notice to the non-performing Party.

Section 15.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri, regardless of conflict of law principles.

Section 15.6 Disputes.

(a) Duty to Notify. In the event of any dispute, controversy, or claim arising out of or relating to this Agreement (“Dispute”), the Party raising such Dispute shall use commercially reasonably efforts to promptly notify the other Parties after its discovery of the Dispute.

(b) Cooperation to Resolve Disputes. The Parties shall cooperate and attempt in good faith to resolve any Dispute promptly.

(c) Arbitration. Except with respect to disputes arising from a misappropriation or misuse of any Party’s proprietary or intellectual property rights, disputes relating to the Confidential Information or intellectual property rights or the enforcement of any claims seeking equitable relief, the Parties agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any controversy or claim arising out of or relating to this Agreement, or the breach thereof. The arbitrator will be selected from panels maintained by the American Arbitration Association unless the Parties agree otherwise. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Kansas City, Missouri. This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of Missouri. The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this Agreement. The arbitration shall be conducted in English. The Parties will have the right to conduct discovery for such arbitration pursuant to the Federal Rules of Civil Procedure; provided, however, that the arbitrator will have the authority to establish an expedited discovery schedule and discovery cut-off point, and to resolve any discovery disputes. The arbitrator will be limited to awarding compensatory damages, but, to the extent allowed by law, will have no authority to award punitive, exemplary, similar-type damages or any other recovery prohibited by this Agreement. The award of the arbitrator shall be in writing and shall be accompanied by a reasoned opinion. The Parties intend that any arbitration award will be final and binding on them, and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. Arbitration fees payable in advance of an award shall be paid equally by the Parties. The arbitrator shall award recovery of all costs and fees (including reasonable attorneys’ fees, administrative fees, arbitrator fees, costs and expenses) to the prevailing Party or Parties. Except as otherwise set forth above, the Parties acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this Agreement, no Party may resort to any federal, state or local court or administrative agency concerning breaches of this Agreement or any other matter subject to arbitration under this Section 15.6(c), and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative agency with respect to any arbitrable claim or controversy. Except as may be required by Applicable Law, without the prior written consent of each Party, neither a Party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder. The materials submitted in connection with any arbitration proceeding hereunder shall not be admissible in any other proceeding other than a proceeding brought to enforce a decision of the arbitrator. The arbitration proceedings shall be as confidential and private as permitted by Applicable Law. Nothing in this Section 15.6(c) shall bar the right of any Party to seek and obtain injunctive relief from a court of competent jurisdiction in accordance with Applicable Law against threatened conduct that is likely to cause irreparable harm pending completion of the arbitration. Each Party waives the right to have a claim or dispute with one another decided in a judicial forum or by a jury.

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Section 15.7 Severability. In the event that any part of this Agreement is deemed by a court of competent jurisdiction or Regulatory Authority to be invalid or unenforceable, such provision shall be deemed to have been omitted from this Agreement. The remainder of this Agreement shall remain in full force and effect, and shall be modified to any extent necessary to give such force and effect to the remaining provisions, but only to such extent.

Section 15.8 Survival. Section 6.1, Article 11, Article 12, Article 13.4, Article 14, and Article 15 and any provision of this Agreement that by its nature extends beyond the termination of this Agreement shall survive termination of this Agreement.

Section 15.9 Successors and Third Parties. Except as limited by Section 16.9, this Agreement and the rights and obligations hereunder shall bind, and inure to the benefit of the Parties and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties and their successors and permitted assigns, any of the rights hereunder.

Section 15.10 Assignments. CBKC may assign its rights and obligations under this Agreement to any Person. Neither Distributor nor Marketer may assign (whether by operation of law or otherwise) its rights or obligations under this Agreement without the prior written approval of CBKC.

Section 15.11 Notices. All notices, requests and approvals required by this Agreement shall be in writing and addressed/directed to both of the other Parties at the address and facsimile set forth below, or at such other address of which the notifying Party hereafter receives notice in conformity with this section. All such notices, requests, and approvals shall be deemed given on the date delivered or date of attempted delivery, if service is refused. All such notices, requests and approvals shall be addressed to the attention of:

If to CBKC:

Central Bank of Kansas City

Attn: CEO

2301 Independence Blvd.

Kansas City, MO 64124

FAX: (816)483-2586

With Copy to:

Central Payments

Attn: President

P.O. Box 124

Dell Rapids, SD 57022

FAX: (605)428-3645

If to Distributor:

[______________]

If to Marketer:

[______________]

Section 15.12 Waivers. No Party shall be deemed to have waived any of its rights, power, or remedies hereunder except in writing signed by an authorized agent or representative of the Party to be charged. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Notwithstanding anything contained in this Agreement to the contrary, upon a breach of this Agreement by a Party, the other Parties shall have the right to pursue any rights or remedies available, and pursuit of a particular remedy, or the failure to pursue any particular remedy, shall not limit, or be construed to limit, any such other Party’s right to seek any other remedy or remedies, including, without limitation, any claim for damages or any claim to enforce any such Party’s rights under this Agreement.

Section 15.13 Entire Agreement; Amendments. This Agreement, together with all exhibits and the Program Schedule attached hereto, constitutes the entire Agreement between the Parties and supersedes all prior agreements, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof. Notwithstanding any contrary provision contained herein, this Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Parties.

Section 15.14 Counterparts. This Agreement and any modification or amendment hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts hereof or thereof have been signed by each Party. Delivery of an executed counterpart signature page of this Agreement or any modification or amendment hereto by facsimile or transmitted electronically in a Tagged Image File Format (“TIFF”), Portable Document Format (“PDF”), or other electronic format sent by electronic mail shall be effective as delivery of a manually executed counterpart hereof or thereof. Any Party delivering an executed counterpart of this Agreement or any modification or amendment hereto by facsimile or by email shall also deliver a manually executed counterpart hereof or thereof, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement, and the Parties hereby waive any right they may have to object to such treatment.

Section 15.15 Conflict. Section headings and captions contained in this Agreement are for convenience only and do not constitute a limitation of the terms hereof. Reference to any agreement or other contract includes any permitted modifications, supplements, amendments, and replacements. To the extent that any provision in the Program Schedule conflicts with this Agreement or the Exhibits, the Program Schedule shall control.

Section 15.16 Certain Interpretative Matters. As used herein, (i) any Article, Section, Subsection, Paragraph or Subparagraph headings contained in this Agreement and the Preamble at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement (other than with respect to any defined terms contained in the Preamble); (ii) any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder, unless otherwise provided; (iii) words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa; and (iv) unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement that refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, or document.

[Signature page follows]

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IN WITNESS WHEREOF, each Party has signed this Agreement or has caused this Agreement to be signed on its behalf by its duly authorized officer, in each case as of the date first written above. THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

CENTRAL BANK OF KANSAS CITY (“CBKC”)

By:
Name:
Title:

[____________] (“DISTRIBUTOR”)

By:
Name:
Title:

[_____________] (“MARKETER”)

By:
Name:
Title:

[Signature page to Prepaid Card Marketing and Distribution Agreement]

SCHEDULE 1

PROGRAM SCHEDULE

PROGRAM NAME	Select Mobile™ Money Prepaid MasterCard

PROGRAM TYPE	1. General Purpose Reloadable 2. Payroll

INTENDED USE/PURPOSE OF CARD	An alternative for of consumers who wish to have a mobile-centric transaction account and/or do not have, are unable to obtain, or do not desire a checking account in order to receive direct deposit or who would otherwise receive a paper check or make purchases by means other than cash or check.

NETWORK BRANDING	MasterCard

AVAILABLE PIN NETWORKS	Maestro, NYCE

ATM ACCESSIBLE (SURCHARGE FREE NETWORKS)	Yes (MoneyPass Surcharge Free Network)

AVAILABLE LOADING CAPABILITY	Within approved Financial Institutions, ACH, GreenDot, MasterCard RePower, INGO

CAN DISTRIBUTOR ACCEPT CASH LOADS?	Distributors may be able to accept cash Loads upon prior approval by CBKC.

WILL DISTRIBUTOR HOLD AN INVENTORY OF INSTANT ISSUE CARDS [Instant Issue Cards are Cards without the name of the Cardholder embossed that are held at Distributor Locations until sold to and assigned to a Cardholder]?	Yes

WITHDRAWAL CAPABILITY	Within approved Financial institutions via a bank teller withdrawal , ATM,

CARDHOLDER FEE SCHEDULE	See Addendum F

DISTRIBUTOR MISSION CRITICAL THIRD PARTIES	Note: Unless you are planning to request a specific vendor/Marketer be added to your platform this answer is NONE

COMPANY NAME, ADDRESS AND TELEPHONE NUMBERS OF EACH DISTRIBUTOR LOCATION	Note: This would include any branch or business who will have access to the web portal for placing card orders

ADDENDUM A

Card Security Guidelines

In the event that Distributor stores, holds or otherwise possesses or controls any Card Packet(s), Distributor will comply with the following requirements:

(1) Training: All Distributor personnel authorized to participate in any Program shall receive training regarding their role in maintaining the safety and security of a Card. A record of training shall be maintained for audit purposes.

(2) Card Receipt: Upon receipt of Card Packet(s), personnel at the Distributor location will enter the shipping number, number of Card Packets received, and Card Packet condition on a receipt file to be maintained by the Distributor for audit purposes.

(3) Secure Card Storage: Authorized personnel at each Distributor Locations shall ensure that Card Packets are securely maintained at all times during and after normal business hours. At no time will Distributor permit Card Packets to be visible or accessible to unauthorized individuals. Card Packets shall be stored in a secure location accessible by individuals who are authorized to handle Card Packets and who have undergone training regarding proper Card Packet storage and handling procedures.

(4) Inventory Maintenance: Distributor is responsible for the Card Packet inventory at each Distributor Location. Distributor shall maintain for each Distributor Location an accurate and complete record of all Card sales and remaining Card Packets. When the Card Packet inventory reaches a designated re-order level for a particular Distributor Location, Distributor shall place a replacement order via the proper channel. Distributor should allow 7 – 10 business days for Card Packets to be delivered.

(5) Audits: At various times within a calendar year, CBKC will be requesting: training records, Card inventory maintenance records and Card Packet receipt records. Any such records requested by CBKC must be provided by Distributor to CBKC within two (2) Business Days of request.

(6) Card Packet Compromise and Return: If at any time Distributor has reason to believe any portion of the available inventory of Card Packets is compromised, Distributor must contact CBKC immediately. Upon instruction from CBKC, Distributor shall either return compromised Card Packets to CBKC or destroy the compromised Card Packets in a secure manner.

(7) Updating Card Security Guidelines: CBKC may update these Card Security Guidelines at any time upon notice to Distributor. Distributor shall be responsible for ensuring that Distributor Locations and personnel at Distributor Locations are promptly made aware of such changes and personnel trained on such changes accordingly.

(8) Card Packet: Card Packet contain a card affixed to a card carrier and enclosed in a sealed envelope. No card shall be provided to a cardholder if not enclosed in a sealed envelope.

ADDENDUM B

In the event that Distributor accepts cash from a Cardholder for Loading,

(1)	Distributor shall be responsible for the collection and transfer of such funds to one or more funding accounts equal to any amounts owed to CBKC by Distributor.

(2)	Funds for which Distributor is responsible must be transmitted to CBKC by means of an ACH transfer by the end of the Business Day for all Load activity on such Business Day and since the proceeding Business Day or by maintaining a balance in a deposit account held at CBKC greater than or equal to 300% of the highest Float (as defined below) during any day in the prior three (3) calendar months. Distributor shall be liable for all such amounts owed to CBKC until received in good funds by CBKC.

(3)	Distributor will take all other commercially reasonable efforts to minimize the length of time in which Loads are in Float.

(4)	All funding accounts shall be owned by CBKC and Distributor will be granted view only online access to the funding accounts.

(5)	To the extent the funds are received by CBKC for a specific Load, CBKC will hold such funds in a custodial capacity for the benefit of the Cardholder. To the extent that any funds received by CBKC belong to Distributor, CBKC reserves its right to offset amounts owed to CBKC pursuant to this Agreement against such funds.

(6)	“Float” means amounts owed to CBKC by Distributors for settlement of Loads taken from Cardholders when the Card is credited prior to good funds received by CBKC.

ADDENDUM C

This Addendum sets forth the terms and conditions of your Master Funding Account with Central Bank of Kansas City, a Missouri-chartered bank. Please read it carefully and retain it for your records. Distributor shall be responsible for notifying Authorized Representatives of the relevant terms applicable to their use and access to the Master Funding Account and for ensuring that each Authorized Representative complies with the terms and conditions set forth in this Addendum.

Definitions. In this Addendum, the follow terms shall have the meanings described below:

“Distributor Bank Account” means the business checking or savings account maintained by Distributor at another U.S. financial institution and designated by Distributor as part of Distributor’s application for a Master Funding Account.

“Minimum Balance Requirement” means the amount required of Distributor by CBKC to maintain in the Master Funding Account at all times.

“Program Agreement” means the agreement between Distributor and Marketer dated ________________ to offer and fund Cards in connection with the Program.

“We”, “us”, “our” and the “Bank” mean Central Bank of Kansas City, the issuer of the Master Funding Account and Cards for the associated Program.

“You” and “your” means the Distributor and any individuals authorized by Distributor to access or conduct transactions in connection with Distributor’s Master Funding Account (each an “Authorized Representative”).

A capitalized term used but not defined herein shall have the meaning set forth in the Prepaid Card Marketing and Distribution Agreement to which this Addendum is a part of and incorporated.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW MASTER FUNDING ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each entity and/or person who opens an account. When a Master Funding Account is opened on behalf of Distributor, you will be asked to provide copies of certain information that will allow us to identify Distributor and Distributor’s principal owners, control persons and representatives authorized to act on behalf of Distributor. Distributor information which may be collected includes, but is not limited to; address, corporate organizational documents and certificates, and federal employer identification number (EIN). Personal information which may be collected from Distributor’s principal owners, control persons and representatives authorized to act on behalf of Distributor includes, but is not limited to; name, address, phone number, date of birth, social security number or individual tax-payer identification number (ITIN), driver’s license and/or passport.

Master Funding Account Description; Business Use Only. The Master Funding Account has been established solely for business purposes to enable Distributor to fund amounts to be loaded to Cards at Distributor’s request utilizing the Distributor Portal. The Master Funding Account may not be used to initiate any other transactions, except as specifically authorized herein. The Distributor will not receive any interest on the funds in the Master Funding Account. The funds in the Master Funding Account will be FDIC-insured for the benefit of Distributor up to the maximum insured amount available by law. The Master Funding Account may be a CBKC DDA or a virtual account on a processor system, as determined by CBKC.

Authorization to Debit Master Funding Account. Each time Distributor requests funds to be loaded to Cards, Distributor hereby authorizes Bank or the Marketer to debit Distributor’s Master Funding Account and load such funds to the designated Cards in accordance with the terms of the Program Agreement. Distributor also authorizes CBKC to debit Distributor Bank Account if the balance of the Master Funding Account is insufficient to cover loads to Cards.

Authorized Representatives. Distributor agrees that only Authorized Representatives designated by Distributor will be permitted to access the Master Funding Account and act on behalf of Distributor to communicate with or provide instructions to the Marketer (or the Bank if requested) concerning the matters governed by this Addendum. Bank shall be entitled to rely on any instructions believed by them in good faith to be provided by one of the Authorized Representatives of Distributor. It is the responsibility of Distributor to notify Bank in writing of any changes to individuals designated as the Authorized Representatives for Distributor. Until Bank receive such written notice and have had a reasonable opportunity to act on it, Bank and Marketer shall continue to rely on all information and instructions provided by such Authorized Representatives. Distributor will have view only access into the Master Funding Account via CBKC’s standard online banking platform. If the Master Funding Account is an actual account at CBKC (as opposed to a virtual account on a processor system), the Distributor will receive standard monthly statements.

Managing Your Master Funding Account. Through the processor or Distributor Portal, Distributor’s Authorized Representatives will have certain administrative rights to the Master Funding Account and will be able to view Master Funding Account transaction activity associated with the Master Funding Account using security credentials assigned by the Marketer. It is your responsibility to keep the security credentials assigned to Distributor and its Authorized Representatives confidential to deter other person(s) from accessing your Master Funding Account without your permission. Distributor is 100% liable for any activity or fraud caused by any person with Authorized Representatives credentials.

Option for Sending Excess Funding. Distributor may elect at any time to deposit funds in the Master Funding Account in excess of the Minimum Balance Requirement.

Transferring Funds To and From Account. An Authorized Representative may deposit funds to the Master Funding Account via ACH or wire transfer from the Distributor Bank Account or any other account to the Master Funding Account. No other type of deposits by Distributor will be allowed for the Master Funding Account, including incoming wire transfers, cash deposits or direct deposits, unless otherwise approved by Bank.

If Distributor needs to transfer funds from the Master Funding Account to the Distributor Bank Account a request must be made to CBKC to approve and initiate said transfer, which CBKC may grant or withhold in its discretion.

For security and fraud purposes, we may establish limits from time to time with respect to the frequency and dollar amount of transactions that may be initiated to or from your Master Funding Account.

Insufficient Funds. We will not extend credit in connection with the Master Funding Account. If there are insufficient funds available in the Master Funding Account and processing a funds transfer request would result in an overdraft, Bank shall have the right, in Bank’s sole discretion to refuse or cancel any transaction generated on the Master Funding Account. Distributor agrees to maintain sufficient available funds in the Master Funding Account to support any transactions initiated in connection with this Addendum or the Program Agreement. If at any time there are not sufficient available funds in Distributor’s Master Funding Account to cover all outstanding transactions initiated under this Addendum or the Program Agreement, Distributor agrees to immediately pay Bank, on demand, the amount of any deficiency in such outstanding transactions and obligations. Bank may, without prior notice or demand, obtain payment from Distributor for any of its obligations under this Addendum by debiting any account of Distributor at Bank. Bank may further, at its options, close Distributor’s Master Funding Account, cease issuing Cards in connection with the Program, and/or pursue collection of any negative account balance plus all costs of collection including attorney fees. CBKC is granted the right of set-off against the Master Funding Account for any amounts owed to CBKC under this Addendum. Distributor represents and warrants to CBKC that the funds in the Master Funding Account are not subject to lien or otherwise encumbered by a creditor.

Fees. CBKC will charge Distributor a fee of $25.00 for each wire into and out of Master Funding Account.

Change in Terms. We may (a) amend or change the terms and conditions of this Addendum or (b) cancel or suspend any Master Funding Account or this Addendum at any time without your consent and without prior notice to you except as required by applicable law. Any future revisions will be binding upon Distributor and all Authorized Representatives and effective immediately upon notifying you of the revised Agreement by electronic communication and/or by mail. If you do not accept an amendment made to this Addendum, your sole and exclusive remedy is to close your Master Funding Account with us.

Closing Master Funding Account. We reserve the right, in our sole discretion, to close your Master Funding Account with or without cause or notice other than as required by applicable law. An Authorized Representative may close the Master Funding Account at any time by notifying the Marketer in writing. Our closure of your Master Funding Account will not otherwise affect your rights and obligations under this Addendum or the Program Agreement. If we close your Master Funding Account, you will be entitled to a refund of any remaining balance owing to you, which we may remit to you via check, ACH credit entry or wire transfer to the Distributor Bank Account, or any other method we determine in our sole discretion, subject to withholding of any amounts that you owe to us in respect of the Master Funding Account or otherwise.

Information Given to Third Parties. We may disclose information (including personally identifiable information) to third parties about Distributor, any Authorized Representative, the Master Funding Account and the transactions related to the Master Funding Account: (i) where it is necessary or helpful for completing a transaction; (ii) in order to verify the existence of the Master Funding Account for a third party; (iii) in order to comply with any law or to comply with requirements of any government agency or court order; (iv) if you give us your written consent; (v) to the Marketer and service providers who administer your Master Funding Account or perform data processing, records management, collections, and other similar services for us, in order that they may perform those services; (vi) in order to prevent, investigate or report possible illegal activity; (vii) in order to issue authorizations for transactions on the Master Funding Account; and (viii) as otherwise permitted by law.

No Warranty of Availability or Uninterrupted Use. From time to time, services related to your Master Funding Account may be inoperative. When this happens, you may be unable to initiate transactions to or from your Master Funding Account or obtain information about your Master Funding Account. Please notify the Marketer if you have any problems using or accessing your Master Funding Account. You agree that we will not be responsible for temporary interruptions in service due to maintenance, website changes, or failures. Nor shall we be liable for extended interruptions due to failures beyond our reasonable control, including but not limited to the failure of interconnecting and operating systems, computer viruses, forces of nature, labor disputes and armed conflicts.

Unauthorized Transactions and Errors. Our security procedures are not designed for the detection of errors (e.g. duplicate payments or errors contained in Distributor instructions or execution of Marketer instructions). We will not be obligated to detect or correct errors by Distributor, the Marketer or others, even if we take certain actions from time to time to do so. If Distributor believes there has been an error or its security credentials may have been lost or stolen, or that someone has viewed, downloaded, or deleted electronic records from Distributor’s Master Funding Account without Distributor’s permission, or if Distributor suspects any fraudulent or unauthorized activity on Distributor’s Master Funding Account, Distributor agrees to immediately notify the Marketer utilizing the notification methods described in the Program Agreement. As between Distributor and Marketer, Distributor’s liability for any unauthorized transactions or errors will be determined based on the terms set forth in the Program Agreement with the Marketer, and Distributor acknowledges and agrees that Bank shall have no liability with respect to any unauthorized transactions or errors in connection with the Master Funding Account unless such unauthorized transactions or errors were proximately and directly caused by Bank’s gross negligence or willful misconduct.

Disclaimer of Warranties. To the fullest extent permitted by law, Bank makes no warranties of any kind related to the Master Funding Account, either express or implied, including but not limited to, implied warranties of merchantability or fitness for a particular purpose. Bank does not warrant that the transactions requested in connection with the Master Funding Account will be uninterrupted or error free or that defects will be corrected. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT DISTRIBUTOR’S USE OF THE MASTER FUNDING ACCOUNT SHALL BE AT DISTRIBUTOR’S SOLE RISK, AND THAT THE SERVICES ARE PROVIDED BY BANK ON AN “AS IS” BASIS.

Limitations of Bank’s Liability and Obligations to Distributor. In the performance of the services required by this Addendum, Bank shall be entitled to rely solely on the information, representations and warranties provided by Distributor pursuant to this Addendum. Distributor acknowledges and agrees that Bank may delegate to the Marketer some or all of the Bank’s performance obligations related to the servicing of Distributor’s Master Funding Account. Distributor acknowledges and agrees that, as between Bank and the Marketer, the Marketer shall be solely liable to Distributor for any losses related to the Master Funding Account unless proximately and directly caused by Bank’s gross negligence or willful misconduct. Bank will have no liability for the unavailability of access to the Master Funding Account. Bank will not be responsible for any acts of the Marketer unless required by applicable law.

In no event shall Bank have any liability for any consequential, special, incidental, punitive or indirect loss or damage which Distributor may incur or suffer in connection with this Addendum, whether or not the likelihood of such damages was known or contemplated by Bank and regardless of the legal or equitable theory of liability Distributor may assert. Without limiting the foregoing, Bank shall not be liable for and Bank shall be excused from failing to act or delay in acting if such failure or delay is caused by legal constraint, interruption of transmission or communications facilities, equipment failure, war, act of terror, emergency conditions, or other conditions beyond Bank’s reasonable control. To the extent allowed by law, Bank shall not be liable for and shall be excused from failing to process or any delay in processing a transfer (i) if, in Bank’s sole discretion, processing a transfer would violate or contribute to the violation of any law, regulation or regulatory requirement; or (ii) if processing a transfer, in Bank’s sole discretion, would cause it to engage in an unsafe and unsound practice. Any claim, action or proceeding by Distributor to enforce the terms of this Addendum or to recover for any Master Funding Account-related loss must be commenced within one year from the date that the event giving rise to the claim, action or proceeding first occurs. Distributor agrees to cooperate with Bank in any loss recovery efforts Bank undertakes to reduce any loss or liability that arises in connection with the Master Funding Account. Distributor acknowledges that Bank’s ability to offer the Master Funding Account on the current terms has been established in contemplation of: (a) these limitations on Bank’s liability; (b) Distributor’s agreement to review statements, confirmations, and notices promptly and to notify Marketer and Bank immediately of any discrepancies or problems; and (c) Distributor’s agreement to assist Bank in any loss recovery efforts.

Distributor Indemnification Obligations. Distributor hereby indemnifies Bank and each of its parents, subsidiaries and affiliates and their respective officers, directors, employees, members, partners, agents, insurers and attorneys (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) for, and holds each of the Indemnified Parties harmless from and against, all actions, causes of action, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) of any nature or kind (including those by third parties) arising out of, or related to, this Addendum, including all actions, causes of action, claims, damages, liabilities and expenses arising out of, related to or resulting from (i) Distributor’s failure to report required changes or unauthorized transactions, (ii) Distributor’s transmission of incorrect, illegible, duplicate or fraudulent instructions or data to Bank or Marketers, (iii) Bank’s or Program Manger’s action or inaction in accordance with, or in reliance upon, any instructions or information received from any person reasonably believed by Bank or the Marketer to be an Authorized Representative of Distributor, (iv) Distributor’s breach of any of Distributor’s representations, warranties, covenants or other agreements or responsibilities under the Program Agreement or this Addendum, or (v) any acts or omissions of Distributor or any third party or otherwise; provided, however, Distributor is not obligated to indemnify Bank for any damages solely and proximately caused by Bank’s gross negligence or willful misconduct. The terms of this paragraph shall survive the termination of this Addendum.

Due Diligence Information. Bank may from time to time request information from Distributor in order to evaluate a continuation of the Master Funding Account to be provided by Bank hereunder. Distributor agrees to provide the requested due diligence and financial information immediately upon request by Bank, in the form required by Bank. Distributor authorizes Bank to investigate or reinvestigate at any time any information provided by Distributor in connection with this Addendum or the Program and to request reports from credit bureaus and reporting agencies for such purpose. If Distributor refuses to provide the requested due diligence or financial information, or if Bank concludes, in its sole discretion, that the risk of Distributor is unacceptable, Bank may terminate the Master Funding Account according to the provisions hereof.

Communications. We may contact you from time to time regarding your Master Funding Account. We may contact you in any manner we choose unless the law says that we cannot. If you ask us to discuss your Master Funding Account with someone else, you must provide us with authorizing documents that we ask for and that are acceptable to us.

Notification of Changes. If Distributor’s mailing address or facsimile number changes from that set forth in the Prepaid Card Marketing and Distribution Agreement, you must notify the Marketer and the Bank immediately. In addition, you will notify the Marketer and the Bank immediately if an Authorized Representative’s status with Distributor has changed. Failure to do so may result in information regarding the Master Funding Account being delivered to the wrong person or your transactions being declined. Distributor must notify the Marketer and the Bank immediately in the event of the insolvency, receivership, conservatorship, bankruptcy or reorganization of Distributor or change in principal owners. Distributor’s Master Funding Account may be terminated by us in the event a change of control, reorganization, restructuring, conversion, consolidation, division or merger of Distributor.

Miscellaneous Provisions: When any provision in this Addendum states that we may take certain actions, we may do so in our sole discretion. We do not waive our rights by delaying or failing to execute them at any time.

ADDENDUM D

Distributor Portal

In the event Distributor has access to the Distributor Portal,

(1)	To the extent authorized by CBKC as set forth in the Program Schedule, Distributor may use the Distributor Portal to: (i) submit an application from a prospective Cardholder for a Card, (ii) properly establish and activate the Card if approved and (iii) perform certain other functions set forth in the Program Schedule.

(2)	Distributor shall safeguard usernames and passwords provided by Marketer for accessing the Distributor Portal and comply with any other security procedures supplied by Marketer or CBKC in connection with accessing the Distributor Portal.

(3)	Distributor shall ensure that all Cardholder Data contemplated to be input by Distributor in the Distributor Portal or returned to Distributor by the Distributor Portal shall not be notated, collected, or retained in any format.

(4)	Losses incurred by Distributor, Marketer or CBKC associated with any errors, omissions, or fraud committed by any Person accessing the Distributor Portal with a username or password assigned to Distributor or utilizing Cardholder Data collected at a Distributor Location or by or at a Mission Critical Third Party shall be considered (but not the sole example of) Distributor Fraudulent Losses for which Distributor is responsible for pursuant to Section 5.1 of the Agreement.

ADDENDUM E

MDOF Examination Agreement

[See attached]

ADDENDUM F

EXHIBIT H

Missouri Examination Agreement

EXAMINATION AGREEMENT

In accordance with Section 362.105.1 (12), Missouri Revised Statutes, Central Bank of Kansas City
(Bank or Trust Company)
and the ______________________________
(Servicing Agency)
both agree to allow the Commissioner of Finance, State of Missouri, or his duly authorized representatives full and complete access to all records of the Bank or Trust Company maintained by the Servicing Agency. The Bank or Trust Company and the Servicing Agency hereby recognize that the performance of these data processing services is subject to regulation and examination by the Division of Finance, State of Missouri, to the same extent as if the services were being performed by the Bank or Trust Company itself on its own premises, and agree that the results of such examination may be made known to the Bank or Trust Company by the Commissioner of Finance to the extent he deems necessary.

In Witness Whereof, the Bank or Trust Company and the Servicing Agency have caused this Agreement to be signed by their duly authorized officers this _____ day of __________________, 20_____.

Central Bank of Kansas City
(Bank or Trust Company)

____
(Signature)

Trent Sorbe
(Name)

President, Central Payments Division
(Title)

____
(Servicing Agency)

____
(Signature)

____
(Name)

____
(Title)